SETTLEMENT AGREEMENT

                                 BY AND BETWEEN

                            CPSC INTERNATIONAL, INC.,

                         COWBOY PIPELINE SERVICE COMPANY

                                       AND

                             PENN OCTANE CORPORATION

                              SETTLEMENT AGREEMENT
                              --------------------

     THIS SETTLEMENT AGREEMENT (together with all appendices, exhibits and schedules hereto, the "Agreement") entered into as of the ___ day of March, 2001 (the "Execution Date"), between CPSC International, Inc., a Texas corporation, as a Debtor and Debtor in Possession ("CPSC" or "Debtor"), Cowboy Pipeline Service Company, a Texas corporation ("Cowboy"), and Penn Octane Corporation, a Delaware corporation ("POC").

                             R  E  C  I  T  A  L  S:
                             -  -  -  -  -  -  -  -

     WHEREAS,  on  November  24,  1998,  POC  and CPSC entered into that certain
Lease/Installment Purchase Agreement for Two (2) 15-Mile Pipelines (said Lease/Installment Purchase Agreement, together with all amendments thereto being herein called the "15 Mile Agreement") for the construction of an 8" pipeline and a 6" pipeline each approximately 15 miles in length extending from POC's terminal in Brownsville, Texas to a prescribed location on the Mexican side of the Rio Grande west of Matamoros, Tamaulipas, Mexico, a copy of said 15 Mile Agreement being attached hereto as Exhibit "A" hereto (the "U.S. Pipeline"); and

     WHEREAS,  on  February  16,  1999,  POC  and CPSC entered into that certain
Lease/Installment Purchase Agreement for Two (2) 7-Mile Pipelines and Transfer Terminal (said Lease/Installment Purchase Agreement, together with all amendments thereto being herein called the "7 Mile Agreement") for the construction of an 8" pipeline and a 6" pipeline each approximately 7 miles in length extending from the Mexican side of the Rio Grande to and including a terminal in Matamoros, Tamaulipas, Mexico, a copy of said 7 Mile Agreement being attached hereto as Exhibit "B" hereto (the "Mexico Pipeline"). The U.S. Pipeline and the Mexico Pipeline are collectively referred to as the "Pipelines"; and

     WHEREAS, on September 15, 1999, CPSC and POC entered into a separate Agreement (the "Houston Agreement") providing POC three additional options to purchase percentage interests in the Pipelines; and

     WHEREAS, on September 16, 1999, POC and CPSC entered into Amendment No. 2 to Lease/Installment Purchase Agreement for Two (2) 15-Mile Pipelines Dated November 24, 1998, and to Lease/Installment Agreement for Two (2) 10-Kilometer Pipelines providing for the substitution of a pledge of 500,000 shares of POC common stock owned by Jerome B. Richter (the "Pledged Stock") in lieu of the letters of credit specified in section 3.3 of each of the 15 Mile Agreement and the 7 Mile Agreement; and

     WHEREAS, on December 14, 1999, POC and CPSC entered into an Addendum (the "Addendum"). The Addendum references and incorporates the 7 Mile Agreement and the 15 Mile Agreement, as well as the Houston Agreement. Under the Addendum, CPSC granted POC an option to purchase 50% of the Pipelines together with the Transfer Terminals (as hereinafter defined) and the CPSC/Cowboy Agreements(as hereinafter defined) and a 40% interest in any revenues generated by the Pipelines upon POC's payment of $3,000,000 into an escrow account (the "50% Option Payment"). Also on December 14, 1999, POC and CPSC entered into an Escrow Agreement pursuant to which the 50% Option Payment was delivered to Bank One N.A. as escrow agent into escrow account #83-000-757-01 (the "Escrow Account"), escrowed to pay outstanding and accumulating expenses associated with CPSC's construction of the Pipelines; and

     WHEREAS, on February 24, 2000, Dr. Lieven Van Reit ("Van Reit") filed a Petition in the State District Court of Cameron County, Texas, Cause No. 2000-02-843-E and moved for a temporary restraining order and preliminary injunction to enjoin the operation of a portion of the U.S. Pipeline that was built on his property, alleging that such construction was a trespass (the "Van Reit Suit"). On March 14, 2000, POC, CPSC, Cowboy and Van Reit entered into a Rule 11 settlement agreement (the "Van Reit Settlement") that provided for POC, among other things, to purchase approximately 477 acres owned by Van Reit in Cameron County, Texas, as more particularly described on Exhibit "C" hereto, on which the U.S. Pipeline was built (the "Van Reit Property"). On April 17, 2000, POC purchased the Van Reit Property in accordance with the Van Reit Settlement and executed that certain promissory note dated April 17, 2000 payable to Van Reit in the original principal sum of $1,908,000.00 (the "Van Reit Note); and

     WHEREAS, the Estate of Mae Dean Wheeler, Deceased (the "Wheeler Estate") similarly alleges that a portion of the U.S. Pipeline was built on the Wheeler Estate's property and constitutes a trespass, and since, following mediation, the Wheeler Estate's dispute has been tentatively settled, subject to closing the settlement; and

     WHEREAS, on March 14, 2000, CPSC filed its voluntary petition under chapter 11 of title 11, United States Code, in the United States Bankruptcy Court for the Southern District of Texas, Corpus Christi Division, under Case No. 00-020805-C-11 (the "Case"); and

     WHEREAS, Cowboy, CPSC and POC have reached an agreement with respect to the complete and final settlement of all claims against each other that have been alleged or could have been alleged, whether by lawsuit or otherwise.

     NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, and subject to the approval of the Bankruptcy Court, the Parties (as hereinafter defined) agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

     As used in this Agreement, the terms defined above shall have the meanings ascribed above. In addition, the following terms shall have the meanings set forth below:

     1.1     "Acquired  Assets"  shall  mean  the  CPSC/Cowboy  Agreements,  the
              ----------------
Pipelines, the Transfer Terminals, the Facilities, the Permits and the Easements, together with any and all assets of every type and description, real, personal and mixed, tangible, choate or inchoate, known or unknown, fixed or unfixed, accrued, absolute, contingent or otherwise, wheresoever located, and whether or not specifically referred to in this Agreement, owned by CPSC or in which CPSC has any rights, titles, interests or privileges, that are necessary for or used in connection with the construction, ownership, operation, maintenance, monitoring or repair of the Pipelines, the Transfer Terminals, the Facilities and/or the Easements, including as-built drawings of the Pipelines certified by an engineer of qualifications standard in the industry, alignment sheets, permits, licenses, easements, plot plans and similar engineering documents, but excluding the Retained Assets (as hereinafter defined). "Acquired Assets" shall also include any property of whatever description that is nominally, equitably or legally titled in Cowboy that would be Acquired Assets under this definition if otherwise legally or equitably owned by CPSC.

     1.2     "Action"  shall mean any civil, criminal, or administrative action,
              ------
suit, arbitration, charge, petition, complaint, inquiry, litigation, proceeding or investigation by or before any Governmental Authority or arbitral authority, including any class actions or investigations.

     1.3     "Affiliate"  shall  mean,  with  respect  to  any Person, any other
              ---------
Person controlling, controlled by, or under common control with such Person. For purposes of this definition, "control" shall mean the power to direct, or
                                     -------
cause the direction of, the management or policies of any Person, whether through ownership of securities, by contract or otherwise.

     1.4     "Approval  Order"  shall  mean  the  order  to  be  entered  by the
              ---------------
Bankruptcy Court approving this Agreement, containing the orders required in this Agreement and providing for Closing in accordance with sections 363, 1129 and 105 of the Bankruptcy Code and Rule 9019 of the Bankruptcy Rules.

     1.5     "Assumed  Liabilities"  means  the  claims of Bott Equipment, Cantu
              --------------------
Leasing, Dupre Supply Company, Gallegos Electric, Linco-Electric, Inc., Odessa Pumps & Equipment, and the Mexican Entities as filed or deemed filed in the Case, and property taxes on the Acquired Assets for the year 2000 prorated from June 19, 2000 forward.

     1.6     "Bankruptcy  Code"  shall  mean title 11 of the United States Code,
              ----------------
Sec.Sec.  101,  et  seq.,  as  amended  and  in  effect  on  the  Petition Date.

     1.7     "Bankruptcy  Court" shall mean the United States District Court for
              -----------------
the Southern District of Texas, Corpus Christi Division, having jurisdiction over the Case and, to the extent of any references under section 157, title 28, United States Code, the unit of such District Court constituted under section 151, title 28, United States Code.

     1.8     "Bankruptcy  Rules"  shall  mean  the  Federal  Rules of Bankruptcy
              -----------------
Procedure as promulgated by the United States Supreme Court under section 2075, title 28, United States Code and any local rules of the Bankruptcy Court.

     1.9     "Blue  Sky Laws" shall mean the securities laws of any state having
              --------------
jurisdiction  over  the  Transactions  contemplated  by  this  Agreement.

     1.10     "Brownsville  Agreement"  shall  have  the  meaning  described  in
               ----------------------
Section  3.2.2.

     1.11     "Business"  shall  mean  the  business  and  operations  of  CPSC
               --------
currently  conducted  by  CPSC  with  the  Acquired  Assets.

     1.12     "Business  Day"  shall mean a day which is not a Saturday, Sunday,
               -------------
or other day on which national banks in Houston, Texas are authorized or required to be closed by Law.

     1.13     "Cash  Downpayment"  shall  have  the meaning described in Section
               -----------------
3.2.

     1.14      "Claim" shall mean either (a) a right to payment from the Debtor,
                -----
whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, or (b) any right to an equitable remedy for breach of performance if such breach gives rise to a right of payment from the Debtor, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, disputed, undisputed, secured or unsecured.

     1.15     "Claimants"  shall  mean the holders of Claims or equity interests
               ---------
in  the  Debtor.

     1.16     "Closing"  shall  have  the  meaning  described  in  Section  5.1.
               -------

     1.17     "Closing  Date"  shall mean the first Business Day after the entry
               -------------
of  the  Approval  Order.

     1.18     "Common  Stock"  shall  mean  the authorized common capital stock,
               -------------
$0.10  par  value  per  share,  of  POC.

     1.19     "Confirmation  Order"  shall  mean  the order to be entered by the
               -------------------
Bankruptcy Court, confirming the Plan in accordance with section 1129 of the Bankruptcy Code.

     1.20     "Contracts"  shall  mean  all  contracts,  agreements, indentures,
               ---------
notes, bonds, loans, instruments, leases, sub-leases, deeds of trust, conditional sales contracts, mortgages, franchises, licenses, commitments and other binding agreements, understandings and arrangements, written or oral, expressed or implied, involving any Party, whether as a named party or third party beneficiary to the Contract, or as a successor, or assignee of any party to the Contract.

     1.21     "Costs" shall mean all costs, expenses, fees and charges incurred,
               -----
including, but not limited to attorney's fees, court costs, settlement payments, judgment payments, investigation expenses, fines and penalties, but subject to the limitations on, attorney's fees specified in Section 3.4 below.

     1.22     "CPSC/PMG  Intercreditor  Agreement"  shall  have  the  meaning
               ----------------------------------
described  in  Section  3.2.2.

     1.23     "CPSC/Van  Reit Property Deed" shall have the meaning described in
               ----------------------------
Section  4.1.1.

     1.24     "CPSC/Cowboy  Agreements" shall mean any and all Contracts entered
               -----------------------
into between CPSC and/or Cowboy and/or their respective Affiliates as a party or parties on the one hand and POC and/or its Affiliates as a party on the other hand, including those Contracts listed on Exhibit "D" attached hereto.

     1.25     "Debtor"  shall  have  the  meaning  set forth in the introductory
               ------
paragraph  to  this  Agreement.

     1.26     "Debtor  Note"  shall  have  the meaning described in Section 3.2.
               ------------

     1.27     "Debtor  Security  Agreement"  shall have the meaning described in
               ---------------------------
Section  3.2.2.

     1.28     "Deed of Trust" shall have the meaning described in Section 3.2.2.
               -------------

     1.29     "Deed  of  Trust  to  Secure  Assumption"  shall  have the meaning
               ---------------------------------------
described  in  Section  4.3.4.

     1.30     "Due on Sale Clause"     shall mean a provision in the Debtor Note
               ------------------
and the Tanner Note where the entire debt becomes immediately due and payable without demand or notice in the event that either (a) fifty-one percent (51%) or more of the Common Stock of POC is transferred by Persons who, as of the date hereof, own issued and outstanding Common Stock of POC to any Person who is not a Permitted Transferee or (b) fifty-one percent (51%) or more of the Acquired Assets are transferred to any Person, excepting (i) sales or transfers of items of the Acquired Assets which have become obsolete or have been replaced by adequate substitutes having a suitability, function or value equal to or greater than the replaced items and (ii) sales or transfers of items of the Acquired Assets which are made to one or more Affiliates of POC provided that the holder of such note shall have given its prior consent to such sale or transfer, which consent may not be unreasonably withheld or delayed by the holder of such note. Notwithstanding anything herein to the contrary, CPSC's or Tanner's refusal to consent to any such sale or transfer of the Acquired Assets or any portion thereof on the grounds that the proposed buyer is a non-U.S. Person or controlled or owned by a non-U.S. Person shall be deemed a reasonable withholding of such consent. A "Permitted Transferee" for purposes of this definition of "Due on Sale Clause" shall mean and include (1) the spouse or a descendant of the transferor, (2) the guardian of the transferor, the spouse or a descendant of the transferor, (3) any trust the beneficiary of which is the transferor, the spouse or a descendant of the transferor, and/or (4) any Person who is an executive or director of POC. The term "descendant" or "descendants" for purposes of this definition of "Due on Sale Clause" shall mean lawful lineal blood descendants of the first, second or any other degree of the ancestor designated; provided, however, that an adopted child and such adopted child's lawful lineal descendants by blood or adoption shall be considered under this Agreement as lawful lineal blood descendants of the adopted parent or parents and of anyone who is by blood or adoption a lineal ancestor of the adopting parent or of either of the adopting parents as of the Closing Date of the Agreement. Notwithstanding anything herein to the contrary, "Permitted Transferee" shall not include a non-U.S. Person or an entity that is controlled or owned by a non-U.S. Person.

     1.31     "Easements"  means  any  and  all  rights,  titles,  interests,
               ---------
liberties, privileges and/or advantages in any real or personal property that allows, permits or purports to allow or permit the construction, operation, use, maintenance, monitoring repair, replacement or removal of the Pipelines, the Facilities, the Transfer Terminals and/or any of the other Acquired Assets, including the right of ingress and egress for the purposes of constructing, operating, using, maintaining, monitoring, repairing, replacing or removing the Pipelines, the Facilities, the Transfer Terminals and/or any of the other Acquired Assets, and includes, without limitation, easements, rights of way, licenses, and permits, together with any ancillary or related rights, agreements or other property of whatever kind or description necessary for the full use and enjoyment of any such right, title or interest whether acquired through contract, condemnation, the Plan or as a matter of law. The term "Easements" shall include, without limitation, those listed on Exhibit "E" attached hereto.

     1.32     "Encumbrance"  shall  mean  any  Lien,  Claim,  option,  leasehold
               -----------
interest, right of way, option, restriction, tax or other right of any third party of any kind or any nature whatsoever. For purposes of this definition, "tax" shall mean all taxes with respect to the Acquired Assets that accrue or are attributable to the period before June 19, 2000.

     1.33     "Environmental Law" shall mean any United States federal, state or
               -----------------
local Law relating or applicable to pollution or protection of the Environment ("Environment" shall mean any indoor or outdoor ambient air, surface water, ground water, drinking water, building surface, material surface, land surface or subsurface strata or natural resources), including any of the foregoing relating or applicable to emissions, discharges, spills, releases or threatened releases of any Hazardous Materials into the Environment, the investigation, removal, remediation, or other cleanup or corrective action for Hazardous Materials, interference with the use of property caused by or resulting from Hazardous Materials or human or natural resource exposure to any Hazardous Materials, or otherwise relating to the manufacture, generation, processing, distribution, use, treatment, storage, disposal, recycling, transport or handling of any Hazardous Materials, including the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Sec.9601, et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Sec.6901, et seq.), the Clean Air Act (42 U.S.C. Sec.7401, et seq.), the Federal Water Pollution Control Act (13 U.S.C. Sec.12-1, et seq.), the Safe Drinking Water Act (42 U.S.C. Sec.300, et seq.), the Toxic Substances Control Act (15 U.S.C. Sec.2601, et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Sec.180-1 et seq.), and all regulations issued under such statutes, and all analogous and similar state statutes and regulations issued thereunder, and all obligations, duties, and requirements arising from or related to Hazardous Materials under common law (including nuisance and trespass).

     1.34     "Facilities" means the vents, casings, valves, cathodic protection
               ---------
devices, and other items of personal property which are constructed on, affixed to or installed on or in connection with the Pipelines, inlet flange to inlet flange, and includes any and all equipment used in the operation and/or monitoring of the Pipelines.

     1.35     "Final  Order"  shall mean (i) an order of the Bankruptcy Court as
               ------------
to which the time to appeal, petition for certiorari or move for re-argument or rehearing has expired and as to which no appeal, petition for certiorari or other proceedings for re-argument or rehearing shall then be pending, or (ii) as to an order of the Bankruptcy Court, if an appeal, writ of certiorari, re-argument or rehearing thereof has been filed or sought, such order of the Bankruptcy Court shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied or re-argument or rehearing shall have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari or move for re-argument or rehearing shall have expired, provided, however, that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous Bankruptcy Rule, may be filed with respect to such order shall not cause such order not to be a Final Order.

     1.36     "Governmental  Authority"  shall  mean  any  domestic  or  foreign
               -----------------------
federal, state or local court, department, legislative body, commission, council, board or other administrative or governmental Person.

     1.37     "Hazardous  Materials"  shall  mean  any  substance:  (i)  that is
               --------------------
defined as "hazardous waste," "hazardous substance," "hazardous material," "extremely hazardous substance," "toxic substance," "pollutant," "contaminant," or "solid waste" under any Environmental Law; (ii) that is toxic, explosive, corrosive, flammable, infectious, reactive, radioactive, carcinogenic, mutagenic or otherwise hazardous and is regulated by any Governmental Authority; (iii) that is or contains oil, petroleum products, natural gas or liquified natural gas; or (iv) that contains PCBs, asbestos, radon gas or urea formaldehyde foam insulation.

     1.38     "Intercreditor  Agreement"  shall  have  the  meaning described in
               ------------------------
Section  3.2.2.

     1.39     "Law"  shall  mean  any statute, law (including common law), rule,
               ---
regulation, ordinance, Order, decree, ruling, permit, authorization, action, restriction, requirement or policy of any Governmental Authority (each as may be in effect from time to time).

     1.40     "Leasehold" means a lease of Real Property that is included in the
               ---------
Acquired Assets, including any space use agreement, license or other right to use or occupy.

     1.41     "Lenders'  Intercreditor  Agreement"  shall  have  the  meaning
               ----------------------------------
described  in  Section  3.2.2.

     1.42     "Lien"  shall  mean  a  charge  against or interest in property to
               ----
secure payment of a debt or performance of a liability, covenant or obligation, whether granted voluntarily or involuntarily, including any security interest, pledge, mortgage or charge.

     1.43     "Material  Adverse  Effect"  shall  mean  any condition, change or
               -------------------------
event occurring prior to Closing that, individually or in the aggregate, could reasonably be expected to materially and adversely affect the Acquired Assets, or the business, operations, financial condition or prospects of CPSC.

     1.44     "Mexican Entities" shall mean Termatsal, S.A. de C.V., Penn Octane
               ----------------
de Mexico, S.A. de C.V., Consorcio Industrial Edifica, S.A. de C.V., and Tergas S.A. de C.V., collectively.

     1.45     "Monetary  Consideration"  shall  have  the  meaning  described in
               -----------------------
Section  3.2.

     1.46     "Mutual  Release"  shall  have  the  meaning  described in Section
               ---------------
5.2.3.

     1.47     "Offset"  shall  mean  a  deduction,  a counterclaim or a contrary
               ------
claim  or  demand  by
which  a  given  claim  may  be  lessened  or  canceled.

     1.48     "Order"  shall mean any order, writ, judgment, injunction, decree,
               -----
determination  or  award  of  a  Governmental  Authority.

     1.49     "Ortiz"  shall  mean  the Ortiz family, including Miguel A. Ortiz,
               -----
Carmen R. DeOrtiz, Miguel Ortiz, and DeAnna G. Ortiz, who granted the Ortiz Easement on their property to CPSC.

     1.50     "Ortiz Easement" shall mean the Pipeline right-of-way and easement
               --------------
provided by Ortiz to CPSC in exchange for a payment of One Hundred Thousand Dollars ($100,000), with a remaining balance payable in two equal annual installment payments of Twenty Five Thousand Dollars ($25,000), which easement is more particularly described on Exhibit "E" attached hereto.

     1.51     "Outside Date" shall have the meaning described in Section 10.2.2.
               ------------

     1.52     "Party"  shall mean Cowboy, CPSC, or POC and any Affiliate of such
               -----
Party and their respective Representatives, as the context may require or allow. "Parties" shall include all of Cowboy, CPSC, and POC and their Affiliates and
 -------
their  respective  Representatives,  collectively.

     1.53     "Permits"  shall  mean  all  permits,  licenses,  certificates,
               -------
franchises and other authorizations, consents and approvals of any Governmental Authority, including, but without limitation, those listed on Exhibit "F" attached hereto.

     1.54     "Permitted  Encumbrances"  shall mean those Encumbrances described
               -----------------------
on  Exhibit  "G"  hereto.

     1.55     "Person"  means  an  individual,  corporation,  partnership, joint
               ------
venture, limited liability company, association, trust or any other entity or organization, including, without limitation, a government or political subdivision or any court, tribunal, agency or instrumentality thereof.

     1.56     "Petition  Date"  shall mean March 14, 2000, the date on which the
               --------------
Debtor  commenced  the  Case  in  the  Bankruptcy  Court.

     1.57     "Plan"  shall mean the plan of reorganization for CPSC, if any, as
               ----
confirmed  by  the  Bankruptcy  Court pursuant to section 1129 of the Bankruptcy
Code.

     1.58     "PMG"  shall mean PMG Capital Corporation, a Delaware corporation,
               ---
acting as collateral agent for various holders of notes executed and issued by POC.

     1.59     "Promissory  Notes"  shall  have  the meaning described in Section
               -----------------
3.2.

     1.60     "Real  Property"  shall  mean  real property and interests in real
               --------------
property, including buildings, structures and improvements (including construction in progress) located thereon, fixtures contained therein and appurtenances thereto, together with all servitudes, easements, rights of way and other real property rights related thereto, owned by the Debtor or in which the Debtor has any right, title or interest with respect to the Pipelines, the Facilities and/or the Transfer Terminals.

     1.61     "Representatives"  shall  mean,  with  respect  to  any Party, the
               ---------------
directors and officers (or functional equivalent, if any), employees, representatives or agents of such Party or its Affiliates and its accountants, legal counsel, financial advisors and technical advisors, as the context may require or allow.

     1.62     "Retained  Assets" shall mean the funds in the Escrow Account, the
               ----------------
right to conduct business under the name CPSC International, Inc. and all property in which Cowboy has right, title or interest (but specifically excluding the Acquired Assets) and any claims or causes of action CPSC may have against any Party other than POC or its Affiliates or their Representatives, or any Person who is listed under Assumed Liabilities.

     1.63     "Richter  Guaranty"  shall  have  the meaning described in Section
               -----------------
3.2.2.

     1.64     "Securities  Law"  shall  mean  the  Securities  Act  of  1933, as
               ---------------
amended, and the Securities and Exchange Act of 1934, as amended, and any applicable Blue Sky Laws.

     1.65     "Stock  Purchase  Warrant"  shall  have  the  meaning described in
               ------------------------
Section  4.1.3.

     1.66     "T-4  Permit"  and "T-4R Permit" shall mean the T-4 or T-4R permit
               -----------        -----------
issued by the Texas Railroad Commission, pursuant to its Statewide 70, 16 Tex. Admin. Code 3.65, permitting the holder thereof to operate a pipeline carrying oil, gas or liquid hydrocarbons.

     1.67     "Tanner"  shall  mean  Tanner  Construction Co., Inc., a Louisiana
               ------
corporation.

     1.68     "Tanner  Note"  shall  have  the meaning described in Section 3.2.
               ------------

     1.69     "Tanner  Security  Agreement"  shall have the meaning described in
               ---------------------------
Section  3.2.1.

     1.70     "Tax  Code"  shall  mean  the  Internal  Revenue  Code of 1986, as
               ---------
amended.

     1.71     "Taxes"  shall  mean  all taxes, charges, fees, imposts, levies or
               -----
other assessments, including all net income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, and property taxes, customs duties, fees, assessments and charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign) and any interest and penalties imposed with respect to the filing, obligation to file or failure to file any Tax Return, and shall include any transferee liability in respect of Taxes.

     1.72     "Tax Return" shall mean all returns, declarations, reports, claims
               ----------
for refund, estimates, information returns, statements or other similar documents relating to Taxes, including any schedule attached thereto, and including any amendment thereof.

     1.73     "Termination  Date"  shall  have  the meaning described in Section
               -----------------
10.2

     1.74     "Transaction  Documents"  shall  mean  the  contracts, agreements,
               ----------------------
documents and instruments contemplated to be entered into by the terms of this Agreement to effect the Transactions.

     1.75     "Transactions"  shall  mean  the  sales,  transfers,  purchase
               ------------
acquisitions and other transactions contemplated by this Agreement and the Transaction Documents.

     1.76     "Transfer Terminal" means the equipment of any kind affixed to the
               -----------------
Pipelines for the receiving, re-distribution or storage of liquified petroleum gas.

     1.77     "Van  Reit  Easement"  shall have the meaning described in Section
               -------------------
4.2.1.

     1.78     "Warranties" shall mean any and all express or implied warranties,
               ----------
assurances, affirmations, statements or promises regarding the character, quality or fitness of a particular product, service or good, but shall not include any warranty given by CPSC or Cowboy.

     1.79     "Warrants"  shall  have  the  meaning  described in Section 4.1.3.
               --------

                                   ARTICLE II
                                  CONSTRUCTION

     2.1     Interpretation.  In  this  Agreement  and  the  other  Transaction
             --------------
Documents,  unless  a  clear  contrary  intention  appears  herein  or  therein:

          2.1.1     The  singular  includes  the  plural  and  vice  versa;

          2.1.2 Reference to any Person includes such Person's successors and assigns unless such Person is a Party hereto in which case such reference shall include such Person's successors and assigns only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

          2.1.3 The masculine, feminine or neuter gender shall each be deemed to include the others whenever the context so indicates;

          2.1.4 Reference to any agreement (including this Agreement), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof;

          2.1.5 Reference to any Law means such Law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, and shall include any rules and regulations promulgated thereunder by the Governmental Authority having jurisdiction thereunder to adopt such rules and regulations;

          2.1.6 Reference to any Article, Section, Appendix or Schedule, unless qualified by reference to some other document or instrument, means such Article or Section of this Agreement or such Appendix or Schedule to this Agreement, as the case may be, and references in any such Article or Section or in any definition contained herein to any clause means such clause of such Article, Section or definition;

          2.1.7 "Hereunder", "hereof", "hereto" and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Article or Section hereof;

          2.1.8     "Includes"  and  "including"  are  not  limiting;

          2.1.9     "Or"  is  not  exclusive;

          2.1.10 Relative to the determination of any period of time, "from" means "from and including", "to" means "to but excluding" and "through" means "through and including;"

          2.1.11 When the term "knowledge" is used herein with respect to any Party, such term shall mean and refer to the actual and constructive knowledge of such Party and each of its Representatives.

     2.2     Conflict  With  Agreement or Other Transaction Documents.  If there
             --------------------------------------------------------
is any conflict between this Agreement and any other Transaction Document, this Agreement and such other Transaction Document, as the case may be, shall be interpreted and construed, if possible, so as to avoid or minimize such conflict. To the extent (and only to such extent) of such conflict, this Agreement shall prevail and control.

     2.3     Legal  Representation of Parties.  This Agreement was negotiated by
             --------------------------------
the Parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any Party shall not apply to any construction or interpretation hereof.

                                   ARTICLE III
                SETTLEMENT TERMS FOR CONVEYANCE OF ASSETS TO POC

     3.1     Assets  to  be  Conveyed to POC Free and Clear of Encumbrances.  On
             --------------------------------------------------------------
the terms and subject to the conditions set forth in this Agreement, at the Closing, CPSC and Cowboy shall grant, convey, transfer, assign, sell and deliver to POC, and POC shall acquire, accept and purchase, all of CPSC's and Cowboy's rights, titles and interests in and to the Acquired Assets, if any, free and clear of all Liens, Claims and Encumbrances (except Permitted Encumbrances) pursuant to Bankruptcy Code sections 363(f) and/or 1123, Bankruptcy Code section 105 and any other applicable provision provided in the Approval Order. To the extent that any Easement is an executory contract, CPSC shall assume and assign such Easement pursuant to Bankruptcy Code section 365(a) as part of the Approval Order. The Approval Order shall recite that POC is purchasing the Acquired
Assets  in  good  faith  and  in  exchange for fair consideration and reasonably equivalent value. Further, at Closing, CPSC shall convey, transfer, assign, sell and deliver to POC all of CPSC's rights, titles and interests in and to the T-4 Permit and/or the T-4R Permit if and when received or granted to CPSC by the Texas Railroad Commission with respect to the Pipelines. Any Plan confirmed must fully incorporate and effectuate the terms of this Agreement.

     3.2     Consideration.  POC shall purchase all of the Acquired Assets for a
             -------------
purchase price of Five Million Eight Hundred Thousand Dollars ($5,800,000.00) (the "Monetary Consideration"). After accounting for agreed upon Offsets and other credits in favor of POC against the Monetary Consideration in the amount of Three Million Two Hundred Thirty-Seven Thousand Five Hundred Dollars ($3,237,500.00), the balance of the Monetary Consideration, being the sum of Two Million Five Hundred Sixty-Two Thousand Five Hundred Dollars ($2,562,500.00), shall be payable at the Closing (i) by POC tendering cash payment to Tanner (as CPSC's designee) in the amount of Two Hundred Thousand Dollars ($200,000.00) (the "Cash Downpayment") and (ii) POC executing and delivering (a) to CPSC a promissory note substantially in the form and substance attached hereto as Exhibit "H" (the "Debtor Note") and (b) to Tanner a promissory note substantially in the form and substance attached hereto as Exhibit "I" (the "Tanner Note")(the Debtor Note and Tanner Note being herein collectively referred to as the "Promissory Notes"). The Tanner Note shall be payable in thirty-six (36) equal and consecutive monthly installments commencing on the first day of the first calendar month after the Closing Date and bear interest at the rate of nine percent (9%) per annum. The Debtor Note is payable in thirty-six (36) monthly installments of principal and interest, the first such installment being in the amount of Forty-Six Thousand Five Hundred Seven and 11/100 Dollars ($46,507.11) and being due and payable upon the Closing Date, the second such installment being in the amount of Forty-Six Thousand Five Hundred Seven and 11/100 Dollars ($46,507.11) and being due and payable on or before April 2, 2001 (provided, however, if the Closing date has not occurred by April 2, 2001, then such installment shall be due and payable upon the Closing
Date), the next thirty-three (33) such monthly installments being in the amount of Forty-Five Thousand Seven Hundred Eighty-Two and 64/100 Dollars ($45,782.64) each being due and payable on or before the first (1st) day of each calendar month commencing on May 1, 2001 and continuing monthly thereafter, and one final installment in an amount equal to then entire remaining outstanding principal and all accrued unpaid interest shall be due and payable on February 1, 2004.
The  Debtor  Note  and  the  Tanner  Note  shall  contain  a Due on Sale Clause.

          3.2.1 The Cash Downpayment and sums evidenced by and payable under the Tanner Note is consideration which would otherwise have been payable directly to CPSC but for the direction of CPSC in this Agreement and the agreement of CPSC in that certain letter agreement dated October 16, 2000, between Anne Catmull, as attorney for CPSC, Craig Cavalier, as attorney for Tanner Pipeline, and Jim Smith, as attorney for Cowboy, which letter agreement was approved by Agreed Order-129 signed November 14, 2000 in the Case, pursuant to which CPSC and Tanner Pipeline settled certain disputes and CPSC agreed to cause POC to execute a promissory to Tanner Pipeline in the principal amount of $900,000.00. Subsequent to such agreement and Agreed Order, Tanner Pipeline (and other related entities) assigned to Tanner its rights to the promissory note. The Tanner Note shall be in the original principal amount of $900,000.00. The Tanner Note will be secured by a first and prior security interest granted by POC against the U. S. Pipeline. Such security interest shall be granted by POC's execution and delivery to Tanner at Closing of a Security Agreement substantially in the form and substance attached hereto as Exhibit "J" (the "Tanner Security Agreement"). The Tanner Note shall not be subject to offset for damages caused by CPSC's conduct.

          3.2.2 The Debtor Note shall be in the original principal amount equal to $1,462,500.00 less all Offsets provided for under this Agreement. It is the intent of the Parties that the Debtor Note will be secured by liens and security interests in the U. S. Pipeline, which liens and security interests shall be subordinate to the liens and security interests claimed by Tanner and granted to Tanner in the Tanner Security Agreement and shall be of equal priority and pari passu to the liens and security interests granted or to be granted to PMG or the holders of certain promissory notes issued by POC for which PMG is currently the collateral agent (the "Noteholders"). The liens and security interests to be granted to Debtor to secure the Debtor Note shall be evidenced by the Security Agreement attached hereto as Exhibit "K" (the "Debtor Security Agreement") and the Deed of Trust attached hereto as Exhibit "K1" (the "Deed of Trust"). However, as of the date hereof, POC, Debtor, Tanner, PMG, the Noteholders and RZB Finance, LLC (herein called "RZB"; Debtor, Tanner, PMG, the Noteholders and RZB herein collectively called the "Lenders") are in negotiation as to the form and substance of certain intercreditor agreements pertaining to the Lenders respective rights in and to certain property of POC, including the U.S. Pipeline. Therefore, in order to consummate the Transactions, Jerry Richter has agreed to conditionally guarantee the Debtor Note. Mr. Richter's guaranty shall be in the form and substance as the Conditional Guaranty Agreement attached hereto as Exhibit "J1" (the "Richter Guaranty") and POC shall cause the Richter Guaranty to be executed and delivered at Closing. POC and Debtor agree that POC shall execute and deliver to Debtor the Debtor Security Agreement and Deed of Trust, and, upon the delivery thereof, (a) the Richter Guaranty shall terminate and be of no further force or effect, and shall be redelivered by Debtor (or the holder thereof) to Jerry Richter and (b) Debtor (or the holder of the Debtor Note) will execute and deliver (i) an Intercreditor Agreement substantially in form and substance attached hereto as Exhibit "L" (the "CPSC/PMG Intercreditor Agreement"), as same may be modified and revised, provided that such modifications and revisions do not materially alter the value or priority of the liens and security interests of the Deed of Trust and Debtor Security Agreement as security for the Debtor Note as compared to the value or priority thereof as if the CPSC/PMG Intercreditor Agreement had been executed without such modifications and revisions, (ii) an Intercreditor and Subordination Agreement substantially in form and substance of either, at POC's election, Exhibit "L1" or "L2" attached hereto (the "Lenders' Intercreditor Agreement"), as same may be modified and revised, provided that such modifications and revisions do not materially alter the value or priority of the liens and security interests of the Deed of Trust and Debtor Security Agreement as security for the Debtor Note as compared to the value or priority thereof as if the Lenders' Intercreditor Agreement had been executed without such modifications and revisions, and (iii) a Consent and Agreement of the Lessor substantially in form and substance attached hereto as Exhibit "L3" (the "Brownsville Agreement"), as same may be modified and revised, provided that such modifications and revisions do not materially alter the value or priority of the liens and security interests of the Deed of Trust and Debtor Security Agreement as security for the Debtor Note as compared to the value or priority thereof as if the Brownsville Agreement had been executed without such modifications and revisions. As is set forth in Section 4.3, POC's payments under the Debtor Note shall be reduced by those payments made by POC under the Van Reit Note. As is set forth in Section 4.3, POC's payments under the Debtor Note shall be reduced by those payments made by POC under the Van Reit Note.

     3.3     Liabilities  Assumed  by  POC.  As  further  consideration  for the
             -----------------------------
consummation of the Transactions, at the Closing, POC shall, subject to the limitations set forth below in this Section 3.3, assume and agree to timely pay thereafter when due and discharge the Assumed Liabilities. POC shall not assume nor shall POC be liable for any liabilities, duties or obligations of CPSC or Cowboy or their Affiliates or their Representatives other than the Assumed Liabilities. Each of the Assumed Liabilities of the Mexican Entities will be assumed in their full amount and each of the other Assumed Liabilities will be assumed in full unless any such Claim as filed or deemed filed exceeds the amount listed by the Debtor for such Claimant in Debtor's Amended Schedules filed on April 20, 2000 by more than 5%, in which event the amount of the Assumed Liability to be assumed by POC for such Claimant shall be limited to the amount listed by the Debtor for such Claimant in Debtor's Amended Schedules filed on April 20, 2000. Except as to the Assumed Liabilities assumed by POC in this Section 3.3, POC is not a successor to any liability, duty or obligation of or Claim against CPSC or Cowboy or their Affiliates or their Representatives, and neither POC nor POC's Affiliates nor their Representatives shall have any liability, duty or obligation as transferee of the Acquired Assets or otherwise, for any liability, duty or obligation of or Claims against CPSC or Cowboy or their Affiliates or their Representatives (whether or not currently known) as a result of POC's purchase of the Acquired Assets or the consummation of the Transactions.

     3.4     Offsets  to  Promissory  Notes.
             ------------------------------

          3.4.1     The  Debtor  Note shall be subject to the following Offsets:

               3.4.1.1 All Costs, if any, incurred by POC or its successors or assigns in connection with resolving the issues related to the construction of the Pipelines on property managed by Texas Parks & Wildlife;

               3.4.1.2 All Costs, if any, incurred by POC or its successors or assigns as a result of any CPSC default of its assumption of the Van Reit Note; and

               3.4.1.3 All Costs, if any, incurred by POC or its successors or assigns related to CPSC's promise to pay for the Ortiz Easement acquired by CPSC.

          3.4.2 Such Offsets will be exercised against the Debtor Note. The Offsets as described in Section 3.4.1 incurred prior to the Closing shall reduce, at Closing, the principal amount of the Debtor Note. Except as provided in Section 3.4.4 below with respect to the Ortiz Easement, such Offsets arising after the Closing will be applied against installments due under the Debtor Note in inverse order of maturity. POC's Offsets arising after the Closing will be subject to the continuing jurisdiction of the Bankruptcy Court.

          3.4.3 As of the Effective Date, POC asserts a right of Offset against the principal amount of the Debtor Note under Section 3.4.1.1 in the amount of $115,000 and CPSC disputes the amount of same. In order to proceed to the Closing, POC and CPSC have agreed to resolve this dispute as follows:

               3.4.3.1 The principal amount of the Debtor Note shall not be reduced prior to or at the Closing for said Offset asserted by POC under Section 3.4.1.

               3.4.3.2 The amount of $3,657.00 out of each monthly payment due under the Debtor Note (said amount being the monthly principal and interest due on the $115,000.00 portion of the Debtor Note which POC claims a right of offset against, amortized at 9% per annum over the 36 month term of the Debtor Note) shall be deposited by POC each month into escrow in account #83-000-757-01 established by POC and CPSC at Bank One. Such sums shall, when deposited by POC into such escrow account, constitute a payment of and shall be credited against the principal and interest on the Debtor Note as if such sum had been received by CPSC.

               3.4.3.3 At such time as POC, or its successors or assigns, shall resolve all issues and disputes related to the construction of the Pipelines on the property managed by the Texas Parks & Wildlife, then the deposits being made by POC into the escrow account under Section 3.4.3.2 shall cease and the following shall occur:

                    a.  If  the  amount  of the Costs to be Offset under Section
3.4.1. exceeds the funds deposited by POC into the escrow account (exclusive of the interest which shall have accrued thereon while on deposit), then (i) POC shall (A) receive all of such funds on deposit (inclusive of the interest which shall have accrued thereon while on deposit) and (B) be entitled to an immediate additional credit against the then outstanding principal balance of the Debtor
Note in an amount equal to the sum by which the Costs to be Offset under section
3.4.1 exceed the amounts deposited by POC into such account (interest which is earned on the sums on deposit in the escrow account which are to be received by POC shall not be credited or applied against the Costs to be Offset) and (ii) the Debtor Note shall be reamortized based upon the outstanding principal balance after such credit at 9% per annum over the then remaining term of the Debtor Note and the monthly installments of principal and interest due thereunder shall thereafter be such new amortized amount.

                    b.  If  the  amount  of the Costs to be Offset under Section
3.4.1. is less than the funds deposited by POC into the escrow account (exclusive of the interest which shall have accrued thereon while on deposit), then POC shall receive out of such funds deposited by POC into the escrow account an amount equal to the Offset plus the interest which shall have accrued on such amount and CPSC shall receive the balance of the funds on deposit.

                    c.   If  the  amount of the Costs to be Offset under Section
3.4.1. is equal to the funds deposited by POC into the escrow account (exclusive of the interest which shall have accrued thereon while on deposit), then POC shall receive all of the funds on deposit (inclusive of the interest which shall have accrued thereon while on deposit).

          3.4.4 The Ortiz Easement payments, under the schedule previously agreed between
CPSC and Ortiz, a copy of which is attached hereto as Exhibit "M", will be made by POC per such schedule and offset in full as a credit against and shall reduce the next maturing installment(s) due under the Debtor Note.

          3.4.4 POC shall be responsible for and shall not be entitled to offset attorneys' fees and court costs incurred prior to the Closing.

     3.5     Further  Assurances.  From  time  to  time  after the Closing, each
             -------------------
Party shall execute and deliver or shall cause to be executed and delivered to the requesting Party or its designee such instruments of sale, transfer, conveyance, assignment, delivery, consent, assurance, power of attorney and other instruments as may be reasonably requested in order to vest in POC or its designee all right, title and interest in and to the Acquired Assets and otherwise in order to carry out the purposes and intents of this Agreement and the other Transaction Documents.

     3.6     Cooperation  in Consummation of this Agreement and Related Matters.
             ------------------------------------------------------------------
Each Party will fully cooperate with the other in the consummation of this Agreement and in connection with any Action already instituted, or which may be instituted hereafter, against or by such Party relating to this Agreement or which may affect the consummation of this Agreement (other than litigation between the Parties arising out of the Transactions).

     3.7     Sales Taxes.  To the extent that the sale of the Acquired Assets is
             -----------
subject under applicable Law to sales, transfer, use, stamp or similar taxes that are not exempt under Bankruptcy Code section 1146, such taxes shall be assumed and paid by POC (but specifically not excluding franchise and income Taxes). This provision does not waive CPSC's right to contest or object to such taxes in the Case.

     3.8     Cure  Payments.  Except  as  to  the Permitted Encumbrances and the
             --------------
Assumed Liabilities (to the extent the Assumed Liabilities are assumed by POC under Section 3.3), all cure payments which may be required to be made pursuant to Bankruptcy Code section 365(b)(1) under or with respect to any of the Easements or any Contract to which CPSC and a Person other than POC (in POC's individual corporate capacity or in any other capacity) are parties, and all other amounts that have become due and owing prior to the Closing under or with respect to any of the Easements or any Contract to which CPSC and a Person other than POC are parties shall be made by CPSC on the Closing Date. Neither POC, its Affiliates, their successors or assigns nor their Representatives shall be responsible for any cure payments required to be made under Bankruptcy Code section 365(b)(1) in connection with any of the Acquired Assets or that otherwise arise with respect to any period, or that are due and owing, prior to the Closing, except as to the Permitted Encumbrances. Except as to the

Permitted Encumbrances and the Assumed Liabilities (to the extent the Assumed Liabilities are assumed by POC under Section 3.3), if a dispute exists on the Closing Date as to the amount required under Bankruptcy Code section 365(b)(1) to be paid to any party to an Easement or any such Contract in order for such Easement or Contract to be assumed, pending a determination by the Bankruptcy Court after the Closing Date of the actual amount owing, an appropriate reserve, as determined by the Bankruptcy Court or by agreement of the parties, shall be maintained by CPSC to cover any additional amount that the Bankruptcy Court ultimately may determine to be due to such party in connection with such Easement or Contract. Following assignment by CPSC to POC of the Easements and such Contracts on the Closing Date, POC shall be responsible, as assignee of CPSC, for the performance under such assumed and assigned Easements and Contracts of all obligations of CPSC thereunder that first arise after the Closing (provided, that POC shall specifically not be responsible for any obligations, including indemnities, pertaining to events which occurred prior to the Closing Date). Neither POC nor its Affiliates, their successors or assigns nor their Representatives shall have any liability under any unexpired lease or executory Contract and shall have no liability under an assumed and assigned Easement or Contract other than for the performance of obligations first arising and accruing after the Closing Date.

     3.9     Reservation  of  Rights  with  Respect  to  Rents.  Notwithstanding
             -------------------------------------------------
anything to the contrary in this Settlement Agreement, Exhibits, and/or related documents, the issue of whether or not the June 19, 2000 "Memorandum of Understanding," a copy of which is attached hereto and marked Exhibit "M1," obligates POC to pay CPSC rent for the period of November 1, 2000 through January 9, 2001, is hereby specifically preserved and excepted from this

Settlement Agreement, to be later determined by the Bankruptcy Court. To the extent the Bankruptcy Court determines, by final order, that rent or some portion thereof is due and owing to CPSC for the same period POC shall be liable to CPSC in the amount set out in such final order, and such liability shall be in addition to the POC obligations created by this Settlement
Agreement.  Notwithstanding  anything  to  the  contrary  in  this  Settlement
Agreement, Exhibits and/or related documents, POC specifically reserves all defenses and offsets to the payment of the rent specified in this paragraph, including, but not limited to, the relative fault of CPSC in causing or participating in causes that delayed the closing of the June 19, 2000 "Memorandum of Understanding," the extent to which payment of rent specified in this paragraph would overcompensate CPSC for delays in closing (to the extent caused by POC), and the extent to which the payment of rent specified in this paragraph would overcompensate CPSC in light of the compensation paid by POC for the purchase of the Pipelines under the terms of this Settlement Agreement as compared to their depreciated value (without taking into account value added to the Pipelines at POC's expense). NOTHING HEREIN SHALL BE CONTSRUED AS
ADMISSIONS  OF  FAULT  BY  CPSC.

                                   ARTICLE IV
                SETTLEMENT TERMS FOR CONVEYANCE OF ASSETS TO CPSC

     4.1     Assets  to  be  Conveyed  to  CPSC.
             ----------------------------------

          4.1.1     On  the  terms  and  subject  to the conditions set forth in
Section 4.4 and elsewhere in this Agreement, at the Closing, POC shall grant, convey, transfer, assign, sell and deliver to CPSC, and CPSC shall acquire, accept and purchase, all of POC's rights, titles, and interests in and to the Van Reit Property, by special warranty deed with title conveyed subject to (i) all liens, restrictions, mineral and royalty interests, easements, rights-of-way, encumbrances and other matters which were in force and existing of record affecting the real property as of the time of filing that certain Special Warranty Deed dated April 14, 2000, executed by Lieven J. Van Reit and Cecilia G. Van Reit, as grantors, to Grantor herein, as grantee, filed for record in the Official Records of Cameron County, Texas in Volume 6238 at Page 96, and under Clerk's File No. 17408, to the extent any or all of same are now in force and existing of record affecting the real property, (ii) those items shown on Exhibit "B" attached to the CPSC/Van Reit Property Deed; (iii) all laws, regulations and ordinances of all governmental and quasi-governmental authorities, if any, affecting the real property; (iv) a vendor's lien and superior title reserved by POC, (v) the Van Reit Easement as provided for in
Section  4.2, and (vi) the Deed of Trust to Secure Assumption as provided for in
Section 4.3.4. Such special warranty deed shall be substantially in form and substance attached hereto as Exhibit "N" (the "CPSC/Van Reit Property Deed").

          4.1.2 Pursuant to this Agreement and subject to the Van Reit Easement and the other matters set forth in the CPSC/Van Reit Property Deed, CPSC shall have POC's right, title and interest in and to the Van Reit Property. If POC interferes with such right, title and interest, POC agrees to pay all costs associated with its interference.

          4.1.3 At Closing, POC shall also deliver to CPSC, and CPSC shall acquire and accept from POC, a Stock Purchase Warrant for One Hundred Seventy Five Thousand (175,000) shares of Common Stock at an exercise or strike price of four dollars ($4.00) per warrant and being valid and exercisable for a period of three (3) years commencing upon the Closing Date (the "Warrants"). Each Warrant shall consist of one (1) fully paid and non-assessable share of Common Stock.

The form of Stock Purchase Warrant shall be substantially in the form and substance as that attached hereto as Exhibit "O" (the "Stock Purchase Warrant"). The strike price of the Warrants shall not be payable until the Warrants are converted to Common Stock, unless CPSC decides to pay the strike price at an earlier date. If, after the Closing, POC conducts a public or private registration of additional shares of Common Stock (other than any registration which shall have been filed or initiated or that is pending as of the Closing
Date), the Warrants will be registered at the same time and in the same manner as such public or private registration of additional shares.

     4.2     POC's  Easement.
             ---------------

          4.2.1 CPSC agrees that POC shall be entitled to retain in the CPSC/Van Reit Property Deed in favor of itself and its successors and assigns the exclusive right, title and interest in and to an easement upon, over, across, above, through and under a portion of the Van Reit Property for 100 years for the purpose of constructing, maintaining, operating, repairing, replacing, relocating, inspecting and removing, one or more pipelines and related appurtenances for the transportation of liquids, gases, solids or mixtures of any or all substances which can be transported through a pipeline, including, without limitation, the Pipelines and Facilities (the "Van Reit Easement"). The Van Reit Easement shall be subject to the same exceptions as to title as those which POC shall convey to CPSC title to the Van Reit Property in the CPSC/Van Reit Property Deed. The Van Reit Easement will be limited to the space occupied by the Pipelines and a reasonable working space not to exceed 30 feet from the centerline together with all reasonable rights of ingress and egress necessary to access the Pipelines.

          4.2.2 Pursuant to this Agreement, POC shall have all right, title and interest in and to the Van Reit Easement, which shall not be interfered with by CPSC or Cowboy. If CPSC interferes with such right, title and interest, CPSC agrees to pay all costs associated with its interference. If Cowboy interferes with such right, title and interest, Cowboy agrees to pay all costs associated with its interference.

     4.3     Consideration.
             -------------

          4.3.1 As consideration for POC's agreement herein to convey to CPSC the Van Reit Property and to issue the Warrants to CPSC, at the Closing, CPSC shall assume and bear all responsibility for payment of the Van Reit Note.

          4.3.2 CPSC's payment of the Van Reit Note shall be paid, during the term of the Debtor Note, by POC's reduction of any payments due under the Van Reit Note so long as a balance remains on the Debtor Note and deduct such amount from the monthly payment due under the Debtor Note. Upon payment in full of the Debtor Note, CPSC shall make payments under the Van Reit Note directly to POC or its designee.

          4.3.3 In the event that CPSC fails to make any of the payments due and owing under the Van Reit Note, POC and its successors and assigns shall have the option, but not the duty or obligation, to pay or perform same. Any payments on the Van Reit Note made by or on behalf of POC or its successors or assigns from and after the Closing Date shall be credited against payments due and owing by POC under the Debtor Note.

          4.3.4 The assumption of the obligations, agreements, duties and covenants under the Van Reit Note by CPSC shall be secured by a deed of trust lien granted by CPSC in favor of POC against the Van Reit Property (the "Deed of Trust to Secure Assumption"). The Deed of Trust to Secure Assumption shall be substantially in form and substance attached hereto as Exhibit "P".

          4.3.5 If CPSC sells or conveys all or part of the Van Reit Property, CPSC shall pay the proceeds of such sale to POC, to the extent that a debt is owed under the Van Reit Documents. POC shall, upon receipt of such proceeds, apply the proceeds to reduce the balance remaining on the Van Reit Note. POC shall not be required to release its Deed of Trust to Secure
Assumption on the Van Reit Property unless the proceeds from any sale are sufficient to pay the obligations under the Van Reit Note and the Deed of Trust to Secure Assumption lien in full, or if, in POC's sole discretion, sufficient value remains in the Van Reit Property to fully secure CPSC's assumption of and performance under the Van Reit Note.

          4.3.6 POC shall provide a monthly accounting of any reductions of the amount due under the Debtor Note. The monthly accounting must accompany each payment POC makes to CPSC under the Debtor Note. Without the monthly accounting report, POC is not entitled to offset any monies due under that particular month's payment on the Debtor's Note. CPSC shall have the right at CPSC's cost to reasonably audit POC's records to verify such deductions.

          4.3.7 In no event shall a payment by POC or its successors or assigns on the Van Reit Note as provided herein satisfy, eliminate, or waive any rights and remedies against CPSC that may arise or accrue in law or equity in favor of POC or its successors or assigns for CPSC's failure to make and meet the required payments on the Van Reit Note. Nothing herein shall make CPSC directly liable to Van Reit under the Van Reit Note.

                                    ARTICLE V
                                     CLOSING

     5.1     Place  of  Closing.  The  consummation  of  the  Transactions  (the
             ------------------
"Closing") shall, unless another date, time or place is mutually agreed to in writing by the Parties, take place at the offices of Sheinfeld, Maley & Kay, 1001 Fannin, Suite 3700, Houston, Texas 77002, at 10:00 a.m., local time, on the Closing Date.

     5.2     Actions  by  CPSC.  At  the  Closing, CPSC shall deliver to POC the
             ------------------
following:

          5.2.1 Bills of sale and assignments, in form and substance reasonably satisfactory to counsel for POC, covering the Acquired Assets, duly executed and acknowledged by CPSC and Cowboy, including a General Conveyance, Assignment and Bill of Sale substantially in the form and substance as that attached hereto as Exhibit "Q".

     5.2.2     The  Acquired  Assets.

          5.2.3 A release and indemnity agreement for POC and its Affiliates and their Representatives, including Termatsal, S.A. de C.V., Penn Octane de Mexico, S.A. de C.V. and Tergas S.A. de C.V., substantially in the form and substance of the Mutual Release attached hereto as Exhibit "R (the "Mutual
Release"),  duly  executed  and  acknowledged  by  CPSC  and  Cowboy.

          5.2.4 The Deed of Trust to Secure Assumption duly executed and acknowledged by CPSC.

          5.2.5 The CPSC/Van Reit Property Deed duly executed and acknowledged by CPSC and Cowboy.

          5.2.6 A termination and release of the escrow pertaining to the Escrow Account, pursuant to which CPSC and Kevin Finck release their respective interests in the Pledged Stock, substantially in the form and substance as the Termination and Release of Escrow attached hereto as Exhibit "T," duly executed and acknowledged by CPSC and Kevin Finck

          5.2.7 Special warranty deeds and other acts of sale, in authentic form or similar forms of conveyance, in proper statutory form for recording, duly executed and acknowledged by CPSC and Cowboy, covering the Real Property to be conveyed to POC pursuant to this Agreement, including an assignment of the Easements substantially in the form and substance as the Assignment of Easements attached hereto as Exhibit "T".

          5.2.8 Duly executed and acknowledged releases of all Encumbrances, other than the Assumed Liabilities (to the extent that same are assumed by POC under Section 3.3) and the Permitted Encumbrances, against the Acquired Assets.

          5.2.9 Such further instruments of sale, transfer, conveyance, assignment or delivery covering the Acquired Assets or any part thereof as POC may reasonably require to assure the full and effective sale, transfer, conveyance, assignment and delivery to it of the Acquired Assets, including assignments and transfers of all Permits and licenses, duly executed and acknowledged by CPSC and/or Cowboy.

          5.2.10 All Warranties still in force and effect, if any, related to construction, equipment or materials used in the construction of the Acquired Assets.

          5.2.11 Such other documents as may be specified herein or in the Transaction Documents or as POC may reasonably request duly executed and acknowledged.

          5.2.12 The Intercreditor Agreement and such other documentation required by PMG pursuant to Section 3.2 duly executed and acknowledged by CPSC.

          5.2.13 The Escrow Agreement duly executed and acknowledged by CPSC.

          5.2.14 Duly executed and acknowledged resolutions of the Directors of CPSC authorizing the execution, delivery and performance of this Agreement and the Transaction Documents by CPSC and approving the transactions contemplated in this Agreement and in the Transaction Documents substantially in form and substance as that attached hereto as Exhibit "V."

          5.2.15     The  Tanner  Security  Agreement  duly  executed by Tanner.

          5.2.16     The  Debtor  Security  Agreement  duly  executed  by  CPSC.

     5.3     Actions  by  POC.  At  the Closing POC shall deliver the following:
             ----------------

             5.3.1  To  Tanner  the  following:

                    5.3.1.1  The  Cash  Downpayment.

                    5.3.1.2  The  Tanner  Note  duly  executed  by  POC.

                    5.3.1.3  The Tanner Security Agreement duly executed by POC.

             5.3.2  To  CPSC  the  following:

                    5.3.2.1  The  Debtor  Note  duly  executed  by  POC.

                    5.3.2.2  The  Richter  Guaranty  duly  executed  by  Jerry
Richter.

                    5.3.2.3 The CPSC/Van Reit Property Deed duly executed and acknowledged by POC.

                    5.3.2.4 All documents in POC's possession, custody or control relating to the Van Reit Property.

                    5.3.2.5  The  Stock  Warrant  Purchase duly executed by POC.

                    5.3.2.6 The Mutual Release duly executed and acknowledged by POC, Termatsal, S.A. de C.V., Penn Octane de Mexico, S.A. de C.V. and Tergas S.A. de C.V

                    5.3.2.7 Such documentation and form of release as may be required by Bank One, N.A. authorizing the release of all of the funds in the Escrow Account to CPSC, including a release letter substantially in the form and substance as that attached hereto as Exhibit "V" duly executed by POC.

                    5.3.2.8 Such further instruments of sale, transfer, conveyance, assignment or delivery covering the Van Reit Property as CPSC may reasonably require to assure the full and effective sale, transfer, conveyance, assignment and delivery to it of the Van Reit Property, duly executed and acknowledged by POC.

                    5.3.2.9 Such other documents as may be specified herein or in the Transaction Documents or as CPSC may reasonably request duly executed and acknowledged by POC.

                    5.3.2.10 The Escrow Agreement duly executed and acknowledged by POC.

                    5.3.2.11 Duly executed resolutions of the Directors of POC authorizing the execution, delivery and performance of this Agreement and the Transaction Documents by POC and approving the transactions contemplated in this Agreement and the Transaction Documents substantially in form and substance as that attached hereto as Exhibit "X."

          5.3.3 To Cowboy the Mutual Release duly executed and acknowledged by POC, Termatsal, S.A. de C.V., Penn Octane de Mexico, S.A. de C.V. and Tergas S.A. de C.V

     5.4     Actions  by  Cowboy.  At the Closing, Cowboy and CPSC shall deliver
             -------------------
to  POC  the  following:

          5.4.1 Bills of sale and assignments, in form and substance reasonably satisfactory to counsel for POC, covering the Acquired Assets, duly executed and acknowledged by Cowboy and CPSC, including a General Conveyance, Assignment and Bill of Sale substantially in form and substance as that attached hereto as Exhibit "R".

          5.4.2     The  Acquired  Assets,  if  any.

          5.4.3 The Mutual Release duly executed and acknowledged by Cowboy and CPSC.

          5.4.4 Special warranty deeds and other acts of sale, in authentic form or similar forms of conveyance, in proper statutory form for recording, duly executed and acknowledged by Cowboy and CPSC, covering the Real Property to be conveyed to POC pursuant to this Agreement, including an assignment of the Easements substantially in form and substance as the Assignment of Easements attached hereto as Exhibit "U".

          5.4.5 Duly executed and acknowledged releases of all Encumbrances, other than the Assumed Liabilities (to the extent that same are assumed by POC under Section 3.3) and the Permitted Encumbrances, against the Acquired Assets.

          5.4.6 Such further instruments of sale, transfer, conveyance, assignment or delivery covering the Acquired Assets or any part thereof as POC may reasonably require to assure the full and effective sale, transfer, conveyance, assignment and delivery to it of the Acquired Assets, including assignments and transfers of all Permits and licenses, duly executed and acknowledged by Cowboy and/or CPSC.

          5.4.7 All Warranties still in force and effect, if any, related to construction, equipment or materials used in the construction of the Acquired Assets.

          5.4.8 Such other documents as may be specified herein or in the Transaction Documents or as POC may reasonably request duly executed and acknowledged.

          5.4.9 Duly executed resolutions of the Directors of Cowboy authorizing the execution, delivery and performance of this Agreement and the Transaction Documents by Cowboy and approving the transactions contemplated in this Agreement and in the Transaction Documents substantially in form and substance as that attached hereto as Exhibit "Y."


                                   ARTICLE VI
                     REPRESENTATIONS AND WARRANTIES OF CPSC

     CPSC  represents  and  warrants  to  POC  as  follows:

     6.1     Organization  and  Good  Standing.  CPSC  is  a  corporation  duly
             ---------------------------------
organized, validly existing and in good standing under the Laws of the State of Texas, with full power to carry on the Business and to convey the Acquired Assets.

     6.2     Authorization  of Agreement.  Subject to approval of the Bankruptcy
             ---------------------------
Court, CPSC has all requisite power and authority to execute and deliver this Agreement and the Transaction Documents, to perform its obligations hereunder and thereunder and to consummate the Transactions. Subject to approval of the Bankruptcy Court, this Agreement and all other agreements and instruments to be executed by CPSC in connection herewith have been (or upon execution will have been) duly executed and delivered by CPSC, have been effectively authorized by all necessary action, and constitute (or upon execution will constitute) legal, valid and binding obligations of CPSC enforceable against CPSC and the Estate (as used herein, "Estate" shall mean the bankruptcy estate of the Debtor created under the Bankruptcy Code section 541(a) upon commencement of the Case) in accordance with their respective terms.

     6.3     Ownership  of Acquired Assets.  CPSC has not placed or permitted or
             -----------------------------
suffered to be placed any Encumbrances against the Acquired Assets or any right, title or interest therein. Except as regards Permitted Encumbrances and any Encumbrances which existed against the Real Property with respect to which an Easement pertains at the time that CPSC acquired such Easement, CPSC has good and indefeasible title to all of the Acquired Assets. Upon transfer to POC at the Closing, POC will acquire good and indefeasible title to the Acquired Assets, free and clear of all Encumbrances other than Permitted Encumbrances and CPSC warrants and agrees to forever defend same to POC, its successors and assigns, against every Person lawfully claiming or to claim same or any part thereof, except as to the Permitted Encumbrances, when the claim is by, through or under CPSC but not otherwise.

     6.4     Absence  of  Undisclosed Liabilities.  Except as otherwise provided
             ------------------------------------
herein, and except for liabilities and obligations set forth on the Schedule of Assets and Liabilities on file in the Case and liabilities incurred in the ordinary course of business since the date of the filing of such Schedule, which, in the aggregate, are not material, there are no liabilities or obligations of any nature, accrued, absolute, contingent or otherwise, whether due or to become due, which relate to the Business or the Acquired Assets. Following the Closing, no Claimants shall have any claim against or recourse to POC, any Affiliate of POC or any of their Representatives or against any Acquired Asset except in respect of the Assumed Liabilities and/or Permitted Encumbrances.

     6.5     Compliance  with Law; Permits and Licenses.  To the extent that any
             ------------------------------------------
Permits and licenses currently in the name of CPSC are transferable, CPSC shall fully and reasonably cooperate in the transfer thereof so as to permit POC to continue to have the use and benefit thereof and the rights granted thereby after the Closing shall have occurred. To the extent the Permits and licenses are not transferable, CPSC shall fully and reasonably cooperate with and assist POC in applying for and obtaining the Permits and licenses, at POC's sole cost and expense. All of the Permits and licenses are valid and in force and all applications for the Permits which are pending are in good standing, and all of the Permits, licenses and applications are without challenge of any kind other than the challenge made by Van Reit at the Texas Railroad Commission. CPSC owns the entire right, title and interest in and to such licenses, Permits, and applications without qualification, limitation, burden or Encumbrance of any kind.

     6.6     Environmental  Matters.
             ----------------------

          6.6.1 CPSC has not engaged in or allowed any operation (other than POC's operations and product transportation) or activity upon, or any use or occupancy of, any Real Property or any Leasehold for the purpose of or in any way involving the handling, manufacture, treatment, storage, use, generation, release, discharge, processing, recycling, refining, dumping or disposal of any Hazardous Materials on, under, in or about any Real Property or Leasehold, or transported or arranged for transport of any Hazardous Materials to, from or across any Real Property or Leasehold, in each case which constitutes or otherwise causes a material violation of or for which remediation or other corrective action is or may be required under any Environmental Law.

          6.6.2 Other than as a result of POC's operations, no Hazardous Materials have been used, manufactured, produced, constructed, deposited, disposed of, stored or otherwise located on, under, in or about any Real
Property or any Leasehold, in a manner or condition which constitutes or otherwise causes a material violation of or for which remediation or other corrective action is or may be required under any Environmental Law.

          6.6.3 Other than as a result of POC's operations, to CPSC's knowledge, (i) no Hazardous Materials have migrated, or due to their location or condition are threatening to migrate, from any Real Property or any Leasehold on, under, in or about other properties, and (ii) no Hazardous Materials have migrated, or due to their location or condition are threatening to migrate, from other properties, on, under, in or about any Real Property or any Leasehold, in a manner or condition which constitutes or otherwise causes a material violation of or for which investigation, remediation or other corrective action is or may be required under any Environmental Law.

          6.6.4 To CPSC's knowledge, no underground improvement, including any treatment, sump, storage tank or water, gas or oil well, has been installed or located on any Real Property or any Leasehold, in a manner or condition which constitutes or otherwise causes a material violation of any Environmental Law.

          6.6.5 Except as to Permitted Encumbrances, neither the Debtor nor any Representative thereof has received any written notice or other written communication concerning: (i) any violation or alleged violation of Environmental Laws with respect to the Acquired Assets or arising out of the conduct of the Business or with respect to any of the Acquired Assets (except for any such violations which have been corrected to the satisfaction of the appropriate authority); (ii) any alleged liability for environmental damages, third party injury or property damages (including property rights or usage) arising from a failure or alleged failure to comply with Environmental Laws in any material respect relating to any of the Acquired Assets, Real Property or Leasehold or arising out of the conduct of the Business; or (iii) any alleged liability for the presence or suspected presence, or release or suspected release of Hazardous Materials on any Real Property, Leasehold, or other property used or held for use in connection with the Business or any property upon which waste generated through the conduct of the Business has been disposed or otherwise has become located. No directive, citation, notice, writ, injunction, decree, order or judgment relating to the foregoing has been issued or has been threatened, and CPSC is not in material default in any respect with respect to any currently existing and effective directive, citation, notice, writ, injunction, order or decree arising pursuant to Environmental Laws and relating to any of the Acquired Assets or the conduct of the Business or governing the possession or use of any Real Property or any Leasehold known to or served upon CPSC or any of its Affiliates or any of their Representatives by any court, arbitrator or Governmental Authority. There is no lawsuit, claim, proceeding, citation, directive, summons or investigation pending or, to the knowledge of CPSC, threatened pursuant to Environmental Laws concerning or against the Debtor relating to the ownership, use, occupation, maintenance or operation of any of the Acquired Assets, Real Property or Leasehold by and Person, or relating to any alleged violation of any applicable Environmental Laws relating to any of the Acquired Assets, Real Property or Leasehold or arising out of the conduct of the Business or the suspected presence of any Hazardous Materials on any Real Property, Leasehold or other property used or held for use in connection with the Business or any property upon which waste generated through the conduct of the Business has been disposed or otherwise has become located.

          6.6.6 Subject to the use and operations by POC, to CPSC's knowledge, CPSC has been and remains in compliance in all material respects with the terms and conditions of each permit, license, certificate, franchise and other authorization, consent and approval issued to it in connection with Environmental Laws by any Governmental Authority with respect to its activity on any Real Property or Leasehold or with respect to the Business or any of the Acquired Assets. To CPSC's knowledge, CPSC maintains and has maintained at all times all permits, licenses, certificates, franchises and other authorizations, consents and approvals of any Governmental Authority required pursuant to Environmental Laws for the Business or with respect to any Acquired Assets, Real Property or Leasehold. Immediately prior to the Closing, each such permit, license, certificate, franchise and other authorization, consent and approval will be in full force and effect and shall not be subject to any pending or threatened Action, suspension, termination or other modification.

          6.6.7 Except as otherwise provided herein, CPSC is using reasonable diligence and, to the best of its knowledge, has timely prepared and made all necessary or desirable filings, reports, plans, applications, renewals, modifications and other disclosures, and maintains and has maintained at all times all books and records, required under any Environmental Law or with respect to any Acquired Asset, Real Property or Leasehold or the Business.

          6.6.8 To CPSC's knowledge, CPSC is in compliance in all material respects with all Environmental Laws in each jurisdiction in which any Acquired Asset, Real Property or Leasehold is located or in which it conducts its Business.

          6.6.9 To CPSC's knowledge, there has been no exposure of any Person or property to any Hazardous Materials in connection with the Business or any Acquired Asset, Real Property or Leasehold which exposure could reasonably be expected to give rise to or otherwise form the basis of a claim for damages or compensation.

     6.7     Property  in  Good  Operating  Condition.  Subject  to  the use and
             ----------------------------------------
operations by POC, to the knowledge of CPSC, all buildings, Pipelines, Facilities, Transfer Terminals, machinery, equipment, tools, fixtures, vehicles, vessels, spare parts and other properties owned, leased or used by CPSC (whether under its control or the control of others) are in good operating condition and repair and are adequate and sufficient for all operations conducted by it.

     6.8     No  Default.     Except  as  disclosed  in  CPSC's  Schedules  and
             -----------
Statements of Affairs, in its Disclosure Statements as filed with the Bankruptcy Court in the Case prior to the date hereof, or regarding the Assumed Liabilities and the Permitted Encumbrances, CPSC is not, nor is it alleged to be, in default under, or in breach of any term or provision of, any Contract, agreement, lease, license, commitment, instrument or fiduciary or other obligation related to the Acquired Assets. No other party to any Contract, agreement, lease, license, commitment, instrument or fiduciary or other obligation related to the Acquired Assets to which CPSC is a party, is in default thereunder, or in breach of any term or provision thereof. There exists no condition or event which, after notice or lapse of time or both, would constitute a default by any party to any such Contract, agreement, lease, license, commitment, instrument or fiduciary or other obligation.

     6.9     Litigation.     Except as disclosed on Exhibit "Y" attached hereto,
             ----------
there is no Action pending or threatened against any officer, director, shareholder, or employee of CPSC or against CPSC with respect to the Acquired Assets or against any of the Acquired Assets.

     6.10     Disclosure.     No  representation  or  warranty  by  CPSC in this
              ----------
Agreement or any statement, certificate or schedule furnished or to be furnished pursuant hereto, or in connection with the Transactions contemplated hereby, contains or will contain any untrue statement of material fact, or omits or will omit a material fact necessary to make the statements contained herein or therein not misleading.

     6.11     Conduct  of  Business.  From the date of the entry of the Approval
              ---------------------
Order until the Closing Date, except as permitted by the prior written consent of POC or except to the extent that POC has been in possession of, or operating, the Acquired Assets, (i) CPSC has not taken any action in connection with the Acquired Assets, except in the ordinary course of business and (ii) CPSC has used reasonable efforts (a) to preserve the Acquired Assets substantially intact, (b) to maintain the Acquired Assets in due repair, order and condition (subject to ordinary wear and tear), and (c) to comply with all material Laws applicable to the Acquired Assets. By way of amplification and not limitation, CPSC has not, between the date of the entry of the Approval Order and the Closing Date, directly or indirectly, done, or agreed to do, any of the following without the prior written consent of POC:

          6.11.1 Sold, assigned, pledged, disposed of or encumbered any of the Acquired Assets, except for sales in the ordinary course of business of any tangible personal property that have been retired from operation as a result of the acquisition of a replacement asset of equal or greater value or utility that is being transferred to POC at the Closing as an Acquired Asset;

          6.11.2 Failed to comply with any material requirement of, or otherwise to maintain, Easements required under applicable Law or failed to defend or initiate any material proceeding before any Governmental Authority necessary to protect the Acquired Assets or to ensure the continued, uninterrupted operation of the Pipelines, except that as to Easement issues disclosed to POC, the failure to have cured or maintained same shall not constitute a breach of this Section 6.11.2.;

          6.11.3 Failed to comply with or perform any of CPSC's contract obligations under any Easement (except for defaults that are capable of being cured through the payment on the Closing Date of cure payments under Bankruptcy Code section 365(b)(1) or defaults of the kind specified in Bankruptcy Code section  365(e)(1));

          6.11.4 Terminated, replaced, amended or otherwise modified any Easement, or waived any of the obligations of the parties to any such Easement or CPSC's rights under any such Easement; or

          6.11.5 Entered into any contract or agreement with any third party that relates to the Acquired Assets, including any lease or other agreement for the use of such third party of the Acquired Assets other than negotiations with Tanner or as necessary to comply with any Law or Order.

     6.12     Easements.  The  Soltex  Development  Easement,  the Dr. Joseph W.
              ---------
Henry Easement, the Kincannon Farms Partnership Easement and the Milton E. Wentz, Jr., Trustee Easement that are being conveyed to POC pursuant to this Agreement are not subject to any Contract which has not been filed for public record in the real property records of the County in which such Easement or Real Property is located, nor to Debtor's knowledge are subject to any Claim. In the event that such representation or warranty is untrue or incorrect in any respect, then POC or its successors or assigns shall be entitled to Offset all Costs incurred by POC or its successors or assigns as a result thereof.


                                   ARTICLE VII
                      REPRESENTATIONS AND WARRANTIES OF POC

     POC  represents  and  warrants  to  CPSC  and  Cowboy  as  follows:

     7.1     Organization.  POC  is  a  corporation  duly  incorporated, validly
             ------------
existing and in good standing under the Laws of the State of Delaware with all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now conducted and to issue the Warrants, Promissory Notes, and to convey the Van Reit Property as provided in this Agreement.

     7.2     Authorization  of Agreement.  POC has all requisite corporate power
             ---------------------------
and authority to execute and deliver this Agreement and each Transaction Document, to perform its obligations hereunder and thereunder and to consummate the Transactions contemplated hereby or thereby. The execution and delivery by POC of this Agreement and each Transaction Document and the performance of its obligations hereunder and thereunder have been duly and validly authorized by all requisite corporate action on the part of POC. This Agreement has been duly executed and delivered by POC and, assuming due authorization, execution and delivery hereof by the other Parties, constitutes a legal, valid and binding obligation of POC, enforceable against POC in accordance with its terms, except as the same may be limited by bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors rights generally and by legal principles of general applicability governing the application and availability of equitable remedies.

     7.3     Disclosure.     No  representation  or  warranty  by  POC  in  this
             ----------
Agreement or any statement, certificate or schedule furnished or to be furnished pursuant hereto, or in connection with the Transactions contemplated hereby, contains or will contain any untrue statement of material fact, or omits or will omit a material fact necessary to make the statements contained herein or therein not misleading.

7.4     Environmental  Matters.
        -----------------------

          7.4.1 POC has not engaged in or allowed any operation or activity upon, or any use or occupancy of the Van Riet Property for the purpose of or in any way involving the handling, manufacture, treatment, storage, use, generation, release, discharge, processing, recycling, refining, dumping or disposal of any Hazardous Materials on, under, in or about the Van Riet Property, or transported or arranged for transport of any Hazardous Materials to, from or across such Van Riet Property, in each case which constitutes or otherwise causes a material violations of or for which remediation or other corrective action is or may be required under any Environmental Law.

          7.4.2 No Hazardous Materials have been used, manufactured, produced, constructed, deposited, disposed of, stored or otherwise located on, under, in or about the Van Riet Property in a matter or condition which constitutes or otherwise causes a material violation of or for which remediation or the corrective action or may be required under any Environmental Law.

          7.4.3 To POC's knowledge, (i) no Hazardous Materials have migrated, or due to their location or condition are threatening to migrate, from the Van Riet Property on, under, in or about other properties, and (ii) no Hazardous Materials have migrated, or due to their location or condition are threatening to migrate, from other properties, on under, in or about the Van Riet Property in a matter or condition which constitutes or otherwise causes a material violation of or for which investigation, remediation or other corrective action is or may be required under Environmental Law.

          7.4.4 To POC's knowledge, no underground improvement, including any treatment, sump, or storage tank or water, gas or oil well, has been installed or located on the Van Riet Property, in a manner or condition which constitutes or otherwise causes a material violation of any Environmental Law.

          7.4.5 Neither POC nor any Representative thereof has received any written notice or other written communication concerning: (i) any violation or alleged violation of Environmental Law arising out of the conduct of POC's business (except for any such violations which have been corrected to the satisfaction of the appropriate authority); (ii) any alleged liability for environmental damages, third party injury or property damages (including property rights or usage) arising from a failure to comply with Environmental Laws in any material respect relating to the Van Riet Property or arising out of the conduct of POC's business; or (iii) any alleged liability for the presence or suspected presence, or release or suspected release of Hazardous Materials on the Van Riet Property. No directive, citation, notice, writ, injunction, decree, order or judgment relating to the foregoing has been issued or has been threatened, and POC is not in default in any material respect with respect to any currently existing and effective directive, citation, notice writ, injunction, order or decree arising pursuant to Environmental Laws and relating to the conduct of POC's business or governing the possession or use of the Van Riet Property known to POC or served upon POC by any court, arbitrator or Governmental Authority. There is no lawsuit, claim, proceeding, citation, directive, summons or investigation pending or, to the knowledge of POC, threatened pursuant to Environmental Laws concerning or against POC relating to the ownership, use, occupation, maintenance or operation of the Van Riet Property, or relating to any alleged violation of any applicable Environmental Laws relating to the Van Riet Property or arising out of POC's conduct of business or the suspected presence of any Hazardous Materials on, near, or affecting the Van Riet Property.

          7.4.6 To POC's knowledge, POC has been and remains in compliance in all material respects with the terms and conditions of all permits, licenses, certificates, franchises and other authorizations, consents and approvals of any Governmental Authority issued to it in connection with Environmental Laws by any Governmental Authority with respect to its activity on the Van Riet Property. To POC's knowledge, POC maintains and has maintained at all times all permits, licenses, certificates, franchises and other authorizations, consents and approvals of any Governmental Authority required pursuant to Environmental Laws for operation of the Acquired Assets or with respect to the Van Riet

Property. Immediately prior to the Closing, all such permits, licenses, certificates, franchises and other authorizations, consents and approvals will be in full force and effect and shall not be subject to any pending or threatened Action, suspension, termination or other modification.

          7.4.7 To POC's knowledge and using reasonable diligence, POC has timely prepared and made all necessary or desirable filings, reports, plans, applications, renewals, modifications and other disclosures, and has maintained at all times all books and records, required under any Environmental Law or with respect to the Van Riet Property.

          7.4.8 To POC's knowledge, POC is in compliance in all material respects with all Environmental Laws in each jurisdiction in which the Van Riet Property is located.

          7.4.9 To POC's knowledge, there has been no exposure of any Person or property to any Hazardous Materials in connection with the Van Riet Property which exposure could reasonably be expected to give rise to or otherwise form the basis of a claim for damages or compensation

     7.6     Litigation.  Except as disclosed on Exhibit "Z" attached hereto, to
             -----------
the best of the knowledge of POC, there is no Action pending or threatened against any officer, director, shareholder, or employee of POC or against POC with respect to the Acquired Assets or any of the Acquired Assets.

     7.7     Escrow  Account.  POC has not transferred, assigned      or pledged
             ---------------
the  Escrow  Account.

                                  ARTICLE VIII
                    REPRESENTATIONS AND WARRANTIES OF COWBOY

     8.1     Organization.  Cowboy  is  a corporation duly incorporated, validly
             ------------
existing and in good standing under the Laws of the State of Texas with all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now conducted.

     8.2     Authorization.  Cowboy  has  all  requisite  corporate  power  and
             -------------
authority to execute and deliver this Agreement and each Transaction Document, to perform its obligations hereunder and thereunder and to consummate the Transactions contemplated hereby or thereby. The execution and delivery by Cowboy of this Agreement and each Transaction Document and the performance of its obligations hereunder and thereunder have been duly and validly authorized by all requisite corporate action on the part of Cowboy. This Agreement has been duly executed and delivered by Cowboy and (assuming due authorization, execution and delivery hereof by the other party hereto) constitutes a legal, valid and binding obligation of Cowboy, enforceable against Cowboy in accordance with its terms, except as the same may be limited by bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors rights generally and by legal principles of general applicability governing the application and availability of equitable remedies.

     8.3     Disclosure.     No  representation  or  warranty  by Cowboy in this
             ----------
Agreement or any statement, certificate or schedule furnished or to be furnished pursuant hereto, or in connection with the Transactions contemplated hereby, contains or will contain any untrue statement of material fact, or omits or will omit to state a material fact necessary to make the statements contained therein not misleading.

     8.4     Truth of CPSC Representations.     No representation or warranty by
             -----------------------------
CPSC in this Agreement or any statement, certificate or schedule furnished or to be furnished pursuant hereto, or in connection with the Transactions contemplated hereby, contains any untrue statement of material fact, or omits a material fact necessary to make the statements contained therein not misleading.

                                   ARTICLE IX
                          CONDITIONS TO THE ACQUISITION

     9.1     Conditions  to  the Obligations of Each Party.  The  obligations of
             ---------------------------------------------
each Party to this Agreement to effect the Transactions contemplated hereby to occur at the Closing shall be subject to the satisfaction or, to the extent permitted by Law, written waiver approved by each Party as the case may be, of each of the following conditions:

          9.1.1 All requirements of any applicable Law or Order necessary for the valid consummation of the Transactions contemplated herein to occur at the Closing shall have been fulfilled by the Closing Date.

          9.1.2 No Order of any nature issued by any court of competent jurisdiction that prohibits consummation of all or any part of the Transactions or that materially and adversely affects the validity, enforceability or binding effect of any Transaction Document shall be in effect.

     9.2     Conditions  to the Obligation of POC to Consummate the Acquisition.
             ------------------------------------------------------------------
The obligations of POC to consummate the Transactions to occur at the Closing shall be subject to the satisfaction or, to the extent permitted by Law, waiver in writing by POC on or prior to the Closing Date of each of the following conditions:

          9.2.1     Representations and Warranties.  Each of the representations
                    ------------------------------
and warranties in Articles VI and VIII shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such dates, as provided in this Agreement, and each of the respective covenants and agreements of CPSC and Cowboy to be performed after the date hereof and at or prior to the Closing or such shorter period as specifically set forth in a particular covenant or agreement shall have been duly performed by the prescribed date or for the duration of the prescribed time period.

          9.2.2     No  Proceedings or Orders.  Other than the Case, the Actions
                    -------------------------
disclosed on Exhibit "Y" attached hereto and the Permitted Encumbrances, there shall not be any pending or threatened Action (including any investigation) to restrain, enjoin or invalidate the Transactions.

          9.2.3     Other  Documents.  POC  shall  have  received  from CPSC and
                    ----------------
Cowboy the Transaction Documents and any other documents required to be delivered by CPSC to POC pursuant to the provisions of this Agreement all in form and substance reasonably satisfactory to POC.

          9.2.4     No  Adverse  Changes;  Other  Conditions.
                    ----------------------------------------

               9.2.4.1 Between the date of this Agreement and the Closing Date there shall not have occurred any damage, destruction or loss of any of the Acquired Assets unless as a result of POC's operations or possession of the Acquired Asset, whether or not covered by insurance, which has had or could reasonably be expected to have a Material Adverse Effect, nor shall there have occurred any other event or condition or any change from the information available to POC on the date hereof which has had or which could reasonably be expected to have a Material Adverse Effect.

               9.2.4.2 Unless as a result of POC's operations or possession of the Acquired Assets, no replacement, addition or other modification to any equipment or process used to conduct the Business which would have a Material Adverse Effect will be necessary to comply with any additional or different requirements which, as of the Closing Date, are existing or proposed under any Permit but which will not become effective or otherwise applicable until after the Closing Date.

          9.2.5     The  Approval  Order.
                    --------------------

               9.2.5.1 The Approval Order, in form and substance reasonably satisfactory to POC, shall have been entered and shall not have been modified, amended, dissolved, revoked, stayed or rescinded in any material respect detrimental to POC and shall have become a Final Order.

               9.2.5.2 All conditions precedent to the consummation of this Agreement (other than the satisfaction or written waiver of the conditions to the obligations of POC set forth in Section 9.2 or CPSC set forth in Section 9.3) shall have been satisfied or waived in writing as provided therein.

               9.2.5.3 CPSC shall have complied in all material respects with the Bankruptcy Code, the Bankruptcy Rules and all applicable orders of the Bankruptcy Court entered in the Case.

          9.2.6     Simultaneous  Closing.  Subject  to the terms and conditions
                    ---------------------
set forth in this Agreement, the closing of the Transactions contemplated to be consummated at the Closing shall have occurred simultaneously.

          9.2.7     Exercise of Rights under Liens.  None of the Acquired Assets
                    ------------------------------
shall  have  been  sold,  assigned,  transferred  or  delivered  to  any Person.

          9.2.8     No Other Liabilities.  POC shall not be liable for any other
                    --------------------
claims or Liabilities of CPSC or Cowboy, other than the Assumed Liabilities (to the extent the Assumed Liabilities are assumed by POC under Section 3.3) and property taxes for the year 2000 on the Acquired Assets prorated from June 19, 2000 forward.

     9.3     Conditions to the Obligation of CPSC to Consummate the Acquisition.
             ------------------------------------------------------------------
The obligation of CPSC to consummate the Transactions to be consummated at the Closing as contemplated by this Agreement shall be subject to the satisfaction or waiver in writing by CPSC on or prior to the Closing Date of each of the following conditions:

          9.3.1     Representations and Warranties.  Each of the representations
                    ------------------------------
and warranties of POC contained in Article VII shall be true and correct in all material respects as of the date hereof, and as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of such date, and each of the covenants and agreements of POC to be performed after the date hereof and at or prior to the Closing shall have been duly performed by the prescribed date or for the duration of the prescribed time period, in all material respects.

          9.3.2     Entry  of  Approval  Order.  The Approval Order, in form and
                    --------------------------
substance reasonably satisfactory to CPSC, shall have been entered and shall not have been modified, amended, dissolved, revoked, stayed or rescinded in any material respect detrimental to the Estate and shall have become a Final Order.

          9.3.3     No Material Adverse Affect.  Between the date hereof and the
                    --------------------------
Closing Date there shall not have occurred any event, and no condition shall have arisen which has had or could reasonably be expected to have a material adverse effect on POC's ability to perform under the terms of this Agreement.

          9.3.4     No  Proceedings  or  Orders.  Other  than the Case and those
                    ---------------------------
disclosed on Exhibit "Z" attached hereto, there shall not be any pending or threatened Actions (including any investigation) to restrain, enjoin or invalidate the Transactions.

          9.3.5     Other  Documents.  CPSC  shall  have  received  from POC the
                    ----------------
Transaction Documents and any other documents required to be delivered by POC to CPSC pursuant to the provisions of this Agreement all in form and substance reasonably satisfactory to CPSC.

                                    ARTICLE X
                 AMENDMENT, TERMINATION, EXPENSE REIMBURSEMENT,
                               LIQUIDATED DAMAGES

     10.1     Amendment.  Subject  to  any Bankruptcy Court approval requirement
              ---------
that may be applicable, this Agreement may be amended by the written agreement (and only by the written agreement) of the Parties at any time prior to the Closing Date.

     10.2     Termination.  This  Agreement  may  be  terminated  prior  to  the
              -----------
Closing as follows (the actual date on which this Agreement is terminated being referred to herein as the "Termination Date"):

          10.2.1 At any time on or prior to the Closing Date, by mutual written consent of POC and either Cowboy or CPSC;

          10.2.2 At the election of POC, if any one or more of the conditions to the obligations of POC to close as set forth in Sections 9.1 or
9.2 has not been fulfilled by the Outside Date (as used herein, "Outside Date" shall mean April 4, 2001);

          10.2.3 At the election of POC, if any of the following shall occur:

               10.2.3.1 If the Bankruptcy Court enters an order authorizing the sale of all or a substantial part of the Acquired Assets to a party other than POC;

               10.2.3.2  Dismissal  or  conversion  to Chapter 7 of the Case; or

               10.2.3.3 The Bankruptcy Court shall not have signed the Approval Order by the Outside Date;

          10.2.4 By either POC, Cowboy or CPSC if the Closing has not occurred on or before the Outside Date, time being of the essence;

          10.2.5 By either POC, Cowboy or CPSC if any Governmental Authority of competent jurisdiction shall have issued an Order or taken any other action restraining, enjoining or otherwise prohibiting the Transaction (which the party seeking to terminate this Agreement shall have used all reasonable efforts to have lifted or reversed) and such Order (i) shall have become final and nonappealable; and (ii) shall not have been sought by the party enjoined.

          10.2.6 At the election of CPSC, if any one or none of the conditions to the obligations of CPSC to close as set forth in Sections 9.1 or
9.3  have  not  been  fulfilled  by  the  Outside  Date.

     10.3     Effect  of  Termination.  If  this Agreement is terminated and the
              -----------------------
Transactions are not consummated, this Agreement shall become void and of no further force and effect.

                                   ARTICLE XI
                                  MISCELLANEOUS

     11.1     Expenses.  Except as otherwise provided herein, the parties hereto
              --------
shall bear their own respective costs and expenses (including all compensation and expenses of counsel, financial advisors, consultants, actuaries and independent accountants) incurred in connection with the preparation and execution of this Agreement and the Transaction Documents and consummation of the Transactions.

     11.2     Entire  Agreement,  Disclosures  in  Writing.  Except as otherwise
              --------------------------------------------
provided herein, this Agreement, together with the Appendices and Schedules hereto, and the Transaction Documents constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, including the Memorandum of Understanding (except to the extent specifically provided in Section 3.9.

     11.3     Counterparts.  This  Agreement  and  any  amendments hereto may be
              ------------
executed in one or more counterparts, each of which will be deemed to be an original by the party executing such counterpart, but all of which shall be considered one and the same instrument.

     11.4     Headings.  The  section  and  paragraph headings contained in this
              --------
Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

     11.5     Notices.  All  notices  hereunder  shall  be  deemed  given  if in
              -------
writing and delivered or sent by courier or by registered or certified mail (return receipt requested) to the following addresses (or at such other addresses as shall be specified by like notice):

               if  to  CPSC  and/or  Cowboy,  to:

                    Eric  Dubose
                    CPSC  International  Inc.
                    Two  Allen  Center,  Suite  2250
                    1200  Smith  Street
                    Houston,  TX  77002

               With  a  copy  to:

                    Shelby  Jordan
                    Jordan,  Hyden,  Womble,  Culbreth,  P.C.
                    500  N.  Shoreline  Street,  Suite  900
                    Corpus  Christi,  TX  78471

               and  to:

                    A.C.  "Sonny"  Dubose
                    Cowboy  Pipeline  Service  Company
                    Two  Allen  Center,  Suite  2250
                    1200  Smith  Street
                    Houston,  TX  77002

               with  a  copy  to:

                    James  D.  Smith
                    The  Smith  Law  Firm
                    1200  Smith  Street,  Suite  2265
                    Houston,  TX  77002
               if  to  POC,  to:

                    Jerry  Richter
                    Penn  Octane  Corporation
                    77-530  Enfield  Lane,  Bldg.  D
                    Palm  Desert,  CA  92211

               With  a  copy  to:

                    Patricia  B.  Tomasco
                    Sheinfeld,  Maley  &  Kay,  P.C.
                    301  Congress,  Suite  1400
                    Austin,  TX  78701

               and  to:

                    Kevin  Finck
                    Attorney  at  Law
                    Two  Embarcadero  Center,  Suite  1670
                    San  Francisco,  CA  94111

Any notice given by delivery, mail or courier shall be effective when received. Any notice given by facsimile shall be effective upon oral or machine confirmation of transmission.

     11.6     Governing  Law.  This Agreement shall be governed and construed in
              --------------
accordance with the Laws of the State of Texas applicable to agreements made and to be performed entirely within such state (without regard to conflict of laws provisions of Texas law that would result in the application of the laws of another jurisdiction) and, to the extent applicable, the Bankruptcy Code.

     11.7     No  Third-Party  Beneficiaries.  This  Agreement  is  for the sole
              ------------------------------
benefit of the parties hereto and their permitted assigns, and nothing herein express or implied shall give or be construed to give to any other Person any legal or equitable rights hereunder.

     11.8     Survival  of  Representations.  All  statements  contained  in any
              -----------------------------
certificate, schedule or other instrument delivered hereunder by any party to this Agreement, shall be deemed representations and warranties by the Parties hereunder. All representations, warranties and agreements made by any of the Parties in this Agreement, or pursuant hereto, except as otherwise expressly stated, shall survive the Closing and any investigation at any time made by or on behalf of any of the Parties.

     11.9     Binding, Effect, Assignment.  This Agreement shall be binding upon
              ---------------------------
and inure to the benefit of the Parties and their respective successors and permitted assigns, including any Person appointed for or in connection with any chapter 11 case involving the Debtor in any subsequent case under the Bankruptcy Code in which the Debtor may be a debtor. This Agreement and the rights and remedies hereunder are not assignable by any Party without the prior written consent of the remaining parties.

     11.10     Further  Assurances.  CPSC,  Cowboy  and POC agree, to the extent
               -------------------
necessary (and only to such extent), on or any time after the Closing Date, to execute and deliver, or to cause to be executed and delivered, all such instruments, and to take all such actions, as the other may reasonably request in order to effectuate the intent and purpose of, and to otherwise carry out the terms of, this Agreement.

     11.11     Waivers and Amendments: Non-Contractual Remedies.  This Agreement
               ------------------------------------------------
may be amended, superseded, canceled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the Parties or, in the case of a waiver, the Party waiving compliance. Except as otherwise provided herein, no delay on the part of any Party in exercising any right, power or privilege hereunder, nor any single or partial exercise of any such right, power or privilege hereunder, shall preclude any other or further exercise thereof or the exercise of any other such right, power or privilege hereunder. The rights and remedies herein provided are cumulative and, except as otherwise provided herein, are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

     11.12     Obligations Subject to Bankruptcy Court Approval.  POC and Cowboy
               ------------------------------------------------
agree and acknowledge that CPSC's obligations hereunder are subject to the approval of the Bankruptcy Court in the Case, as and to the extent required by the applicable provisions of the Bankruptcy Code.

     11.13     Confidentiality.  This  Agreement is confidential and the Parties
               ---------------
shall not disclose the terms hereof to any third party except as required by law, including disclosure requirements under applicable Securities Law, or order of a court of competent jurisdiction or to Tanner.

     11.14     Time  of  Essence.  Time  is  of  the  essence.
               -----------------

     IN WITNESS WHEREOF, this Agreement has been signed on behalf of each of the parties hereto by their respective duly appointed representatives thereunder duly authorized as of the date first above written.



PENN  OCTANE  CORPORATION                      CPSC  INTERNATIONAL  INC.


By:                                            By:
   ----------------------------------             ------------------------------
    Jerry Lockett, Vice President                    Eric DuBose, President

COWBOY  PIPELINE  SERVICE  COMPANY


By:
   ----------------------------------
     A.C.  "Sonny"  DuBose




[Signature Page to Settlement Agreement between CPSC International, Inc., Cowboy Pipeline Service Company and Penn Octane Corporation]

                                LIST OF EXHIBITS
                                ----------------



Exhibit  A  -  15  Mile  Agreement
Exhibit  B  -  7  Mile  Agreement
Exhibit  C  -  Description  of  Van  Reit  Property
Exhibit  D  -  List  of  CPSC  Agreements
Exhibit  E  -  List  of  Easements
Exhibit  F  -  List  of  Permits
Exhibit  G  -  List  of  Permitted  Encumbrances
Exhibit  H  -  Debtor's  Note
Exhibit  I  -  Tanner  Note
Exhibit  J  -  Tanner  Security  Agreement
Exhibit  J1  -  Richter  Guaranty
Exhibit  K  -  Debtor  Security  Agreement
Exhibit  K1  -  Deed  of  Trust
Exhibit  L  -  Intercreditor  Agreement
Exhibit  L1  -  Lenders'  Intercreditor  Agreement
Exhibit  L2  -  Lenders'  Intercreditor  Agreement
Exhibit  L3  -  Brownsville  Agreement
Exhibit  M  -  Ortiz  Easement  Payment  Schedule
Exhibit  M1  -  Memorandum  of  Understanding
Exhibit  N  -  CPSC/Van  Reit  Property  Deed
Exhibit  O  -  Stock  Purchase  Warrant
Exhibit  P  -  Deed  of  Trust  to  Secure  Assumption
Exhibit  Q  -  General  Conveyance,  Assignment  and  Bill  of  Sale
Exhibit  R  -  Mutual  Release
Exhibit  S  -  Termination  and  Release  of  Escrow
Exhibit  T  -  Assignment  of  Easements
Exhibit  U  -  CPSC  Corporate  Resolutions
Exhibit  V  -  Bank  One  Escrow  Release  Letter
Exhibit  W  -  POC  Corporate  Resolutions
Exhibit  X  -  Cowboy  Corporate  Resolutions
Exhibit  Y  -  List  of  CPSC  Litigation
Exhibit  Z  -  List  of  POC  Litigation

                                   EXHIBIT "A"
                                15 MILE AGREEMENT


                                [TO BE ATTACHED]

                                  EXHIBIT "B"
                                7 MILE AGREEMENT


                                [TO BE ATTACHED]

                                  EXHIBIT "C"
                        DESCRIPTION OF VAN REIT PROPERTY



Being a 477.0 acre tract, more or less, out of the Lieven J. Van Riet 745.41 acre tract and out of the North part of Lot 10, Block 4 of the Samano Tract as recorded in Volume 14, Pages 49 & 49A, Map Records of Cameron County, Texas said
745.41 acre tract recorded in Volume 947, Page 931, Deed Records of Cameron County, Texas and said 477.0 acres being the same tract of land described in that certain Special Warranty Deed dated April 14, 2000, executed by Lieven J. Van Reit and Cecilia G. Van Reit, as grantors, to POC, as grantee, filed for record in the Official Records of Cameron County, Texas in Volume 6238 at Page 96, and under Clerk's File No. 17408, and being more particularly located and described as follows:

BEGINNING at the Northwest corner of the 745.41 acre tract and the Southwest corner of the "Baily Acreage" (Volume 13, Page 71, Cameron County Map Records) for the Northwest corner of this tract marked by an iron rod set by E. R.
Gonzalez,  Jr.,  RPLS  3732  on  April  4,  2000;

THENCE  South  83 degrees 15 minutes 50 seconds East along the North line of the
745.41 acre tract same being the South line of the "Baily Acreage" (called the North line of the Bailey Acreage in the above referenced deed from Lieven J. Van Reit and Cecilia G. Van Reit, as grantors, to POC, as grantee), a total distance of 3485.2 feet for the Northeast corner of this tract said corner being in a drainage ditch;

THENCE  South  06 degrees 47 minutes 46 seconds West along the East line of said
745.41 acre tract a distance of 2446.23 feet for a corner marked by a Concrete Monument;

THENCE  South  06 degrees 51 minutes 05 seconds West along the East line of said
745.41 acre tract and being the West line of Block 2, Samano Tract (Volume 14, Page 49 & 49A, Map Records and West line of Share 3 of W.M. Wymore Estates, Samano Tract), a distance of 3407.72 feet for a corner marked by a Concrete Monument;

THENCE South 85 degrees 20 minutes 06 seconds East a distance of 15.51 feet (South 84 degrees 55 minutes East 15.51 feet, Block 4, Samano Tract) for a corner marked by a Concrete Monument;

THENCE South 05 degrees 04 minutes 41 seconds West along the West line of Block 4, Samano Tract (Volume 14, Page 49 &49A Map Records) a distance of 44.77 feet for the Southeast corner of this tract marked by an iron rod set by E. R.
Gonzalez,  Jr.,  RPLS  3732  on  April  4,  2000;

THENCE North 85 degrees 32 minutes 12 seconds West in a Westerly direction a distance of 3496.38 feet for the Southwest corner of this tract marked by an iron rod set by E. R. Gonzalez, Jr., RPLS 3732 on April 4, 2000; THENCE North 06 degrees 44 minutes 46 seconds East along the East line of Palo Alto Groves Subdivision No. 1 (Volume 5, Page 43 Cameron County Map Records), a distance of 6036.79 feet for the PLACE OF BEGINNING;

CONTAINING  477.0  acres  of  land,  more  or  less.

                                  EXHIBIT "D"
                         LIST OF CPSC/COWBOY AGREEMENTS


1. Consulting Services Agreement between Penn Octane Corporation ("POC") and Cowboy Pipeline Service Company ("Cowboy".)

2.   Pipeline  Project  Management  Services  Agreement  between POC and Cowboy.

3. Lease/Installment Purchase Agreement for Two (2) 15-Mile Pipelines dated November 24, 1998, between POC and CPSC International, Inc. ("CPSC Intl.").

4.   Letter  Agreement  between  POC  and  CPSC  Intl.  dated November 24, 1998.

5,   Letter  Agreement  between  CPSC  Intl.  and  POC  dated  January  7, 1999.

6,   Letter  Agreement  between  CPSC  Intl.  and  POC  dated  January 15, 1999.

7.   Letter  Agreement  between  POC  and  CPSC  Intl.  dated  January 25, 1999.

8.   Lease/Installment  Purchase  Agreement  for  Two (2) 7-Mile Pipelines dated
     February  1,  1999  between  POC  and  CPSC  Intl.

9. Amendment No. 2 to Lease/Installment Purchase Agreement for Two (2) 15-Mile Pipelines dated November 24, 1998 and to Lease/Installment Agreement for Two (2) 10-Kilometer Pipelines between CPSC Intl. and POC dated September 16, 1999.

10.  Agreement  dated  September  16,  1999  by  and between CPSC Intl. and POC.

11.  Letter  dated  September  17,  1999  from  CPSC  Intl.  to  POC.

12.  Letter  Agreement  between  CPSC  Intl.  and  POC  dated December __, 1999.

13.  Escrow  Agreement  dated  December  14,  1999  between  POC  and CPSC Intl.

14.  Addendum  dated  December  14,  1999  between  POC  and  CPSC  Intl.

15.  Letter  of  Agreement  dated  February  21, 2000 between POC and CPSC Intl.

                                  EXHIBIT "E"
                                LIST OF EASEMENTS


1. International Boundary and Water Commission, United States and Mexico, United States Section, License No. LF/G-1589. (Issued to POC)

2. United States Department of State Permit Authorizing Penn Octane Corporation to Construct Two Pipelines Crossing The International Boundary Line Between The United States and Mexico for The Transport of Liquefied Petroleum Gas (LPG) and Refined Product (Motor Gasoline and Diesel Fuel) dated July 26, 1999. (Issued to POC)

3. License Agreement dated effective October 6, 1999, between Central Power and Light Company, as Licensor, and CPSC International, an affiliate of Cowboy Pipeline Service Company, as Licensee, recorded in Volume 5913 at Page 1 et seq., and under Clerk's File No. 46834 of the Official Records of Cameron County, Texas.

4. Pipeline Right of Way Easement dated August 12, 1999, between Milton E. Wentz, Jr., Trustee, as Grantor, and CPSC International, a Texas corporation, as Grantee, recorded in Volume 6286 at Page 211 et. seq. , and under Clerk's File No. 21234 of the Official Records of Cameron County, Texas.

5. Pipeline Right of Way Easement dated August 9, 1999, between Kincannon Farms Partnership, as Grantor, and CPSC International, a Texas corporation, as Grantee, recorded in Volume 6286 at Page 194 et. seq., and under Clerk's File No. 21232 of the Official Records of Cameron County, Texas.

6. Pipeline Right of Way Easement dated November 20, 1999, between Miguel A. Ortiz, Carmen R. de Ortiz, Miguel Ortiz and DeAnna G. Ortiz, as Grantor, and CPSC International, a Texas corporation, as Grantee, recorded in Volume 6286 at Page 200 et. seq., and under Clerk's File No. 21233 of the Official Records of Cameron County, Texas.

7. Easement Agreement dated April 20, 2000, between Soltex Development, Inc., as Grantor, and CPSC International, Inc., a Texas corporation, recorded in Volume 6286 at Page 184 et. seq., and under Clerk's File No. 21230 of the Official Records of Cameron County, Texas.

8. Pipeline Right of Way Easement dated August 9, 1999, between Dr. Joseph W. Henry, as Grantor, and CPSC International, a Texas corporation, as Grantee, recorded in Volume 6286 at Page 189 et. seq., and under Clerk's File no. 21231 of the Official Records of Cameron County, Texas.

9.   Pipeline  Crossing  Agreement,  Mile  Post: 198.59, Santa Rosa Subdivision,
     Location: Brownsville, Cameron County, Texas, dated July 19, 1999, between Union Pacific Railroad Company, as Licensor, and CPSC International, a Texas corporation, as Licensee.

10.  Pipeline  Crossing  Agreement,  Mile  Post:  6.45, Brownsville Subdivision,
     Location: Brownsville, Cameron County, Texas, dated July 19, 1999, between Union Pacific Railroad Company, as Licensor, and CPSC International, a Texas corporation, as Licensee.

11.  Pipeline  Crossing  Agreement,  Mile  Post  7.50,  Brownsville Subdivision,
     Location: Olmito, Cameron County, Texas, dated July 20, 1999, between Union Pacific Railroad Company, as Licensor, and CPSC International, a Texas corporation, as Licensee.

12. Agreement For Joint Use of Right Way dated September 17, 1999, between Cameron County Drainage District Number One and CPSC International.

13.  Approval  dated  June  23,  1999,  executed  by  Texas  Department  of
     Transportation,  Hwy.  No.  US  281, control # 220-4 to CPSC International.

14.  Permission  dated  June 17, 1999 issued by Cameron County Engineering to E.
     B.  DuBose.

15.  Approval  dated  June  23,  1999,  executed  by  Texas  Department  of
     Transportation,  Hwy.  No.  SH  48,  control # 220.7 to CPSC International.

16.  Approval  dated  June  23,  1999,  executed  by  Texas  Department  of
     Transportation,  Hwy.  No.  FM  511, control # 684-1 to CPSC International.

17.  Approval  dated  June  22,  1999,  executed  by  Texas  Department  of
     Transportation, Hwy. No. US 77 & 83 Exp. control # 39-9 to CPSC International.

18. Limited Easement Agreement for Two Underground Pipelines dated August 21, 2000, between Justo Barrientes, Jr., as Grantor, and Penn Octane Corporation, as Grantee, recorded in Volume 6763, Page 149, Official Records of Cameron County, Texas.

19. Easement Agreement dated November 10, 2000, between Dale Brooks, as Grantor, and Penn Octane Corporation, as Grantee, recorded in Volume 6703, Page 166-172, Official Records of Cameron County, Texas.

20.  Easement  Agreement dated December 13, 2000, between Lloyd S. Falin, Edward
     A. Fallin, Barbara Van Tassel and Marvin L. Fallin, as Grantors, and Penn Octane Corporation, as Grantee, recorded in Volume 6762, Page 74-81, Official Records of Cameron County, Texas.

21. Easement Agreement dated July 6, 2000, between Gonzales Family Limited Partnership, as Grantor, and Penn Octane Corporation, as Grantee, recorded in Volume 6522, Page 300, Official Records of Cameron County, Texas.

22. Easement Agreement dated September 13, 2000, between Lucio Gonzalez, Jr., as Grantor, and Penn Octane Corporation, as Grantee, recorded in Volume 6763, Page 161-166 of the Official Records of Cameron County, Texas.

23. Easement Agreement dated June 23, 2000, between Nieves Hernandez, as Grantor, and Penn Octane Corporation, as Grantee, recorded in Volume 6522, Page 307-313 of the Official Records of Cameron County, Texas.

24. Easement Agreement dated August 29, 2000, between Jose J. Marquez, as Grantor, and Penn Octane Corporation, as Grantee, recorded in Volume 6522, Page 267-272 of the Official Records of Cameron County, Texas.

25. Easement Agreement dated August 29, 2000, between Jose J. Marquez, as Grantor, and Penn Octane Corporation, as Grantee, recorded in Volume 6522, Page 273-279 of the Official Records of Cameron County, Texas.

26. Easement Agreement dated November 3, 2000, between Jesus L. and Maribel Nieto, as Grantors, and Penn Octane Corporation, as Grantee, recorded in Volume 6703, Page 159-165 of the Official Records of Cameron County, Texas.

27. Easement Agreement dated August 28, 2000, between Walter Edward Plitt IV,as Trustee for the Plitt-Everett Trust, as Grantor, and Penn Octane Corporation, as Grantee, recorded September 7, 2000 in Volume 6522, Page 261-Page 266 of the Official Records of Cameron County, Texas.

28. Limited Easement Agreement for Two Underground Pipelines dated July 28, 2000, between Miguel A. Rubiano, Julio Cesar Rubiano, Romeo B. Rubiano and Bolivar Rubiano, as Grantor, and Penn Octane Corporation, as Grantee, recorded in Volume 6763, Page 136 Official Records of Cameron County, Texas.

29. Easement Agreement dated June 16, 2000, between Roberto Vasquez, Jr. and Isabel Vasquez, as Grantor, and Penn Octane Corporation, as Grantee, recorded in Volume 6522, Page 286-292, Official Records of Cameron County, Texas.

30. Easement Agreement dated August 21, 2000, between Tom Sarytchoff, Independent Executor of the Estate of Alberta C. Zins, Deceased, as Grantor, and Penn Octane Corporation, as Grantee, recorded in Volume 6522, Page 280, Official Records of Cameron County, Texas.

31. Easement Agreement dated February 12, 2001, between Reynaldo G. Garza, as Grantor, and Penn Octane Corporation, as Grantee, recorded in Volume 6842, Page 8, Official Records of Cameron County, Texas.

                                  EXHIBIT "F"
                                 LIST OF PERMITS


1. International Boundary and Water Commission, United States and Mexico, United States Section, License No. LF/G-1589.

2. United States Department of State Permit Authorizing Penn Octane Corporation to Construct Two Pipelines Crossing The International Boundary Line Between The United States and Mexico for The Transport of Liquefied Petroleum Gas (LPG) and Refined Product (Motor Gasoline and Diesel Fuel) dated July 26, 1999.

3.   Approval  dated  June  23,  1999,  executed  by  Texas  Department  of
     Transportation,  Hwy.  No.  US  281, control # 220-4 to CPSC International.

4.   Permission  dated  June 17, 1999 issued by Cameron County Engineering to E.
     B.  DuBose.

5.   Approval  dated  June  23,  1999,  executed  by  Texas  Department  of
     Transportation,  Hwy.  No.  SH  48,  control # 220.7 to CPSC International.

6.   Approval  dated  June  23,  1999,  executed  by  Texas  Department  of
     Transportation,  Hwy.  No.  FM  511, control # 684-1 to CPSC International.

7.   Approval  dated  June  22,  1999,  executed  by  Texas  Department  of
     Transportation, Hwy. No. US 77 & 83 Exp. control # 39-9 to CPSC International.

8. The T-4 and/or T-4R permit, if any, issued by the Texas Railroad Commission, pursuant to its Statewide 70, 16 Tex. Admin. Code 3.65, permitting the holder thereof to operate the Pipelines.

9. Agreement For Joint Use of Right Way dated September 17, 1999, between Cameron County Drainage District Number One and CPSC International.

                                  EXHIBIT "G"
                         LIST OF PERMITTED ENCUMBRANCES

1.   Brownsville  Navigation  District
     1000  Foust  Road
     Brownsville,  Texas  78521

2.   Teofilo  and  Catarina  Flores
     Rout  2,  Box  644-B
     Brownsville,  Texas  78520

3.   Peter  Marcheism
     1267  Valley  Road
     Montclair,  NJ  07043

4.   Texas  Parks  and  Wildlife
     4200  Smith  School  Road
     Austin,  Texas  78744

5.   Titan  Wheel  International,  Inc.
     6700  Parades  Line  Road
     Brownsville,  Texas  78520

6.   F.  W.  Bert  Wheeler,  Trustee
     100  Shady  Drive
     College  Station,  Texas  77840

7.   Juan  and  Juanita  Guajardo
     P.O.  Box  898
     Olmito,  Texas  78575

8.   Gerardo  Flores  Oroz
     6595  North  Expressway,  77
     Brownsville,  Texas  78520

9.   Ortiz  Family                 (but only to the extent of the remaining
     85 Calle Jacaranda            $50,000.00  payment  due  as  set  forth  on
     Brownsville, Texas 78521      Exhibit  "E"  to  this  Agreement)

10.  Louis  E.  Pashos
     104  North  Expressway,  83
     Brownsville,  Texas  78520

11.  Central  Power  and  Light
     c/o  Milton  Lorenz
     The  Kleberg  Law  Firm
     800  North  Shoreline,  Suite  900
     Corpus  Christi,  Texas  78401

12.  Tanner Construction Co., Inc.  (but only to the extent of the Tanner Note
     c/o  Cavalier & Associates     and Liens and security interests granted to
     3555 Timmons Lane, Suite 1450 the Tanner in the Tanner Security Agreement) Houston, Texas 77027
     Attention:  Craig  Cavalier

13.  Justo  Barrientes,  Jr.
     254  Jacaranda
     Brownsville,  Texas  78520

14.  Dale  F.  Brooks
     RR  20,  Box  80JA
     Mission,  Texas  78572

15.  Edward  A.  Fallin
     #40  Fairway  Oaks  Place
     The  Woodlands,  Texas  77380

16.  Lloyd  S.  Fallin,  Jr.
     #40  Fairway  Oaks  Place
     The  Woodlands,  Texas  77380

17.  Marvin  L.  Fallin
     20  Robinhood  Lane
     Conroe,  Texas  77301

18.  Reynaldo  G.  Garza,  Jr.
     680  East  St.  Charles  Street
     Brownsville,  Texas  78520

19.  Gonzales  Family  Limited  Partnership
     P.  O.  Box  5130
     Brownsville,  Texas   78523

20.  Lucio  Gonzales,  Jr.
     13  Rural  Vista  Road
     San  Benito,  Texas   78586

21.  Gulf  Breeze,  Inc.
     104  North  Expressway  83
     Brownsville,  Texas  78520

22.  Nieves  Hernandez
     2965  La  Villa
     Brownsville,  Texas   78521

23.     Jose  J.  Marquez
     1567  Pinion  Drive
     Brownsville,  Texas  78521

24.  Jesus  L.  and  Maribel  Nieto
     6405  Emilla  Lane
     Brownsville,  Texas  78521

25.  Louis  E.  Pashos
     104  N.  Expressway,  83
     Brownsville,  Texas  78520

26.  Walter  E.  Plitt  (Trustee)
     Plitt  Everett  Trust
     115  Acacia  Drive
     Brownsville,  Texas  78520

27.  Sara  Patricia  Moesker  Purswell
     810  Main  Street
     Martindale,  Texas  78655

28.  Arthur  Don  Purswell
     810  Main  Street
     Martindale,  Texas  78655

29.  Bolliver  Rubiano
     175  Pinar  Del  Rio
     Brownsville,  Texas  78521

30.  Julio  Cesar  Rubiano
     175  Pinar  Del  Rio
     Brownsville,  Texas  78521

31.  Miguel  Rubiano
     175  Pinar  Del  Rio
     Brownsville,  Texas  78521

32.  Romeo  B.  Rubiano
     175  Pinar  Del  Rio
     Brownsville,  Texas  78521

33.  James  Donald  Smith
     Unknown  Address

34.  Barbara  Jean  Van  Tassel
     108  Litchfield
     Houston,  Texas  77024

35.  Roberto  and  Isabel  Vasquez
     6721  Parades  Line  Road
     Brownsville,  Texas  78521

36.  Norman  Z.  Zins
     c/o  Tom  Sarytchoff
     Executor  of  the  Estate  of  Alberta  Zins
     2600  Old  Alice  Road
     Brownsville,  Texas  78521

37.  Los  Fresnos  CISD      (but  only  to the extent of ad valorem taxes and
                             assessments against the Pipelines for  the  period
                             June 19, 2000 and after)

38.  Point  Isabel  ISD      (but  only  to the extent of ad valorem taxes and
                             assessments  against  the Pipelines for the period
                             June 19, 2000 and after)

39.  Brownsville  ISD        (but  only  to  the  extent of ad valorem taxes and
                             assessments  against  the  Pipelines for the period
                             June 19, 2000 and after)

40.  Cameron  County         (but  only  to  the  extent of ad valorem taxes and
                             assessments against the Pipelines for  the  period
                             June 19, 2000 and after)

41.  United  States  Department  of  Transportation

                                   EXHIBIT "H"
                                  DEBTOR'S NOTE

                                 PROMISSORY NOTE
                                 ---------------

$1,462,500.00                    HOUSTON, TEXAS                 MARCH ____, 2001

     FOR VALUE RECEIVED, the undersigned, PENN OCTANE CORPORATION, a Delaware corporation ("Maker") promises to pay to the order of CPSC INTERNATIONAL, INC., a Texas corporation ("Holder"), in lawful money of the United States of America, the sum of ONE MILLION FOUR HUNDRED SIXTY-TWO THOUSAND FIVE HUNDRED AND NO/100 DOLLARS ($1,462,500.00), together with interest on the unpaid principal balance of this Note from day to day outstanding at the rate equal to the lesser of (a) nine percent (9%) per annum or (b) the maximum nonusurious rate of interest permitted by applicable law (the "Maximum Rate").

                                PLACE OF PAYMENT

     All payments shall be made at Holder's office at Two Allen Center, Suite 2250, 1200 Smith Street, Houston, Texas 77002, or at such other location as Holder may designate in writing to Maker. In the event that this Note is assigned, Maker shall make all payments which become due after Maker's receipt of written notice from the assignor-Holder and the assignee-Holder of such assignment at such location as may be designated in writing by such assignee-Holder.

                                  PAYMENT TERMS

          This Note is payable in thirty-six (36) monthly installments of principal and interest as follows: (a) the first such installment being in the amount of Forty-Six Thousand Five Hundred Seven and 11/100 Dollars ($46,507.11) and being due and payable upon the Closing Date, (b) the second such installment being in the amount of Forty-Six Thousand Five Hundred Seven and 11/100 Dollars ($46,507.11) and being due and payable on or before April 2, 2001 (provided, however, if the Closing Date has not occurred by April 2, 2001, then such installment shall be due and payable upon the Closing Date), (c) the next thirty-three (33) such monthly installments being in the amount of Forty-Five Thousand Seven Hundred Eighty-Two and 64/100 Dollars ($45,782.64) each being due and payable on or before the first (1st) day of each calendar month commencing on May 1, 2001 and continuing monthly thereafter, and (d) one final installment in an amount equal to then entire remaining outstanding principal and all accrued unpaid interest shall be due and payable on February 1, 2004. Maker shall have the right and privilege from time to time to prepay, in whole or in part, the principal of this Note, without premium or penalty, on or before maturity at any time, and interest shall immediately cease on any amounts so prepaid. Any prepayments shall be applied first to accrued interest and then to the next maturing installments of principal.

                              SETTLEMENT AGREEMENT

     This Note is given by Maker pursuant to the terms of that certain Settlement Agreement (the "Settlement Agreement") by and between CPSC International, Inc., Cowboy Pipeline Service Company, Inc., and Penn Octane Corporation dated of even date hereof.

                               SECURITY AGREEMENT

     This Note is secured by the security interest granted in that certain Security Agreement (the "Security Agreement") of even date herewith by and between Maker, as Debtor therein, and Holder, as Secured Party therein.

                   CERTAIN OFFSETS TO DEBT EVIDENCED HEREUNDER

     This Note is subject to the offsets more particularly detailed in the Settlement Agreement.

                              DEFAULT AND REMEDIES

     Maker shall be in default under this Note in the event of any of the following (herein called a "default"):

     a. The Maker's failure to pay any principal, accrued interest or other amount of money owing on this Note and any such failure shall not be cured within ten (10) days of the date of Maker's receipt of written notice from Holder identifying the alleged default.

     b. In the event that either (a) fifty-one percent (51%) or more of the Common Stock of Maker is transferred by Persons who, as of the date hereof, own issued and outstanding Common Stock of Maker to any Person who is not a Permitted Transferee or (b) fifty-one percent (51%) or more of the Acquired Assets are transferred to any Person, excepting (i) sales or transfers of items of the Acquired Assets which have become obsolete or have been replaced by adequate substitutes having a suitability, function or value equal to or greater than the replaced items and (ii) sales or transfers of items of the Acquired Assets which are made to one or more Affiliates of Maker provided that the holder of such note shall have given its prior consent to such sale or transfer, which consent may not be unreasonably withheld or delayed by the holder of such note. Notwithstanding anything herein to the contrary, the Holder's refusal to consent to any such sale or transfer of the Acquired Assets or any portion thereof on the grounds that the proposed buyer is a non-U.S. Person or controlled or owned by a non-U.S. Person shall be deemed a reasonable withholding of such consent. A "Permitted Transferee" shall mean and include

(1) the spouse or a descendant of the transferor, (2) the guardian of the transferor, the spouse or a descendant of the transferor, (3) any trust the beneficiary of which is the transferor, the spouse or a descendant of the transferor, or (4) any Person who is an executive or director of Maker. The term "descendant" or "descendants" shall mean lawful lineal blood descendants of the first, second or any other degree of the ancestor designated; provided, however, that an adopted child and such adopted child's lawful lineal descendants by blood or adoption shall be considered under this Note as lawful lineal blood descendants of the adopted parent or parents and of anyone who is by blood or adoption a lineal ancestor of the adopting parent or of either of the adopting parents as of the date of this Note. Notwithstanding anything herein to the contrary, "Permitted Transferee" shall not include a non-U.S.
Person  or  an  entity  that  is  controlled  or  owned  by  a non-U.S.  Person.

     In the event of a default, the Holder shall be entitled to declare the entire unpaid principal of and accrued interest on this Note immediately due and payable, without notice of intent to accelerate, notice of acceleration, any other notice whatsoever, demand, or presentment, all of which are hereby waived (except as otherwise provided in this Note), to foreclose any liens and security interests securing payment of this Note and to exercise all rights and remedies provided at law or in equity, or under this Note. Each right and remedy shall be cumulative and not exclusive.

                                    INTEREST

     Interest on the debt evidenced by this Note shall not exceed the Maximum Rate and any interest in excess of that Maximum Rate which shall have been paid or collected shall be credited on the principal of this Note or, if the principal amount of this Note has been paid, any remaining excess shall be refunded to Maker.

                                  CHOICE OF LAW

     This Agreement shall be deemed to have been made under, and shall be governed by, the laws of the State of Texas in all respects.

                                     NOTICE

     Any notice required or which any party desires to give under this Note shall be given and effective as provided in the Settlement Agreement.

                                  DEFINED TERMS

     Any capitalized term used and not otherwise defined in this Note shall have the meaning assigned to such term in the Settlement Agreement.

                                              MAKER:

                                              PENN  OCTANE  CORPORATION

                                              By:
                                                 -------------------------------
                                                 Jerry Lockett, Vice President

                                  EXHIBIT "I"
                                  TANNER NOTE

                                PROMISSORY NOTE
                                ---------------

$ 900,000.00                    HOUSTON,  TEXAS                 MARCH ____, 2001


     FOR VALUE RECEIVED, the undersigned, PENN OCTANE CORPORATION, A DELAWARE CORPORATION ("Maker") promises to pay to the order of TANNER CONSTRUCTION CO., INC., A LOUISIANA CORPORATION ("Holder"), AS ASSIGNEE OF TANNER PIPELINE COMPANY, a ______ corporation, and TANNER PIPELINE SERVICES, INC., a __________ corporation, in lawful money of the United States of America, the sum of NINE HUNDRED THOUSAND AND NO/100 DOLLARS ($900,000.00), together with interest on the unpaid principal balance of this Note from day to day outstanding at the rate equal to the lesser of (a) nine percent (9%) per annum or (b) the maximum nonusurious rate of interest permitted by applicable law (the "Maximum Rate").

                                PLACE OF PAYMENT

     All payments shall be made to Holder by delivery of such payment to ____________ at_______________,_____________ or at such other location as the
Holder may designate in writing to Maker (said designation being from all of the persons or entities which comprise the Holder in the event that there are more than one such person or entity).

                                  PAYMENT TERMS

     This Note is payable in thirty-six (36) monthly installments of principal and interest, the first thirty-five being in the amount of Twenty Eight Thousand Six Hundred Nineteen and 76/100 Dollars ($28,619.76) each, with the first such installment being due and payable on or before the first (1st) day of April ___, 2001, and continuing regularly on the first (1st) day of each month thereafter through and including March 1, 2004, at which time the entire remaining outstanding principal and all accrued unpaid interest shall be payable in full. Maker shall have the right and privilege from time to time to prepay, in whole or in part, the principal of this Note, without premium or penalty, on or before maturity at any time, and interest shall immediately cease on any amounts so prepaid. Any prepayments shall be applied first to accrued interest and then to the next maturing installments of principal.

                              SETTLEMENT AGREEMENT


     This Note is given by Maker pursuant to the terms of (i) that certain letter agreement (herein called the "CPSC/Tanner Settlement Agreement") dated October 16, 2000, between Anne Catmull, as attorneyl for CPSC International, Inc., Craig Cavalier, attorney for Tanner Pipeline, and Jim Smith, attorney for Cowboy Pipeline Service Company, (ii) that certain Agreed Order - 129 signed November 14, 2000, in Case No. 00-20805-C-11 (Chapter 11), In re CPSC International, Inc., Debtor, in the United States Bankruptcy Court for the Southern District of Texas, Corpus Christi Division, approving the CPSC/Tanner Settlement Agreement, (iii) that certain letter of instruction dated of even date herewith from Payee, Tanner Pipeline Company and Tanner Pipeline Services, Inc. to Maker, CPSC International, Inc. and Cowboy Pipeline Service Company, and (iv) that certain Settlement Agreement (the "Settlement Agreement") by and between CPSC International, Inc., Cowboy Pipeline Service Company, and Penn Octane Corporation dated of even date herewith.

                               SECURITY AGREEMENT

     This Note is secured by the security interest granted in that certain Security Agreement (the "Security Agreement") of even date herewith by and between Maker, as Debtor therein, and Holder, as Secured Party therein.

                              DEFAULT AND REMEDIES

     Maker shall be in default under this Note in the event of any of the following (herein called a "default"):

     a. The Maker's failure to pay any principal, accrued interest or other amount of money owing on this Note or to perform any covenant, agreement or condition in this Note or the Security Agreement to be observed or kept by Maker and any such failure shall not be cured within ten (10) days of the date of Maker's receipt of written notice from Holder identifying the alleged default.

     b. In the event that either (a) fifty-one percent (51%) or more of the Common Stock of Maker is transferred by Persons who, as of the date hereof, own issued and outstanding Common Stock of Maker to any Person who is not a Permitted Transferee or (b) fifty-one percent (51%) or more of the Acquired Assets are transferred to any Person, excepting (i) sales or transfers of items of the Acquired Assets which have become obsolete or have been replaced by adequate substitutes having a suitability, function or value equal to or greater than the replaced items and (ii) sales or transfers of items of the Acquired Assets which are made to one or more Affiliates of Maker provided that the holder of such note shall have given its prior consent to such sale or transfer, which consent may not be unreasonably withheld or delayed by the holder of such note. Notwithstanding anything herein to the contrary, the Holder's refusal to consent to any such sale or transfer of the Acquired Assets or any portion thereof on the grounds that the proposed buyer is a non-U.S. Person or controlled or owned by a non-U.S. Person shall be deemed a reasonable withholding of such consent. A "Permitted Transferee" shall mean and include
(1) the spouse or a descendant of the transferor, (2) the guardian of the transferor, the spouse or a descendant of the transferor, (3) any trust the beneficiary of which is the transferor, the spouse or a descendant of the transferor, or (4) any Person who is an executive or director of Maker. The term "descendant" or "descendants" shall mean lawful lineal blood descendants of the first, second or any other degree of the ancestor designated; provided, however, that an adopted child and such adopted child's lawful lineal descendants by blood or adoption shall be considered under this Note as lawful lineal blood descendants of the adopted parent or parents and of anyone who is by blood or adoption a lineal ancestor of the adopting parent or of either of the adopting parents as of the date of this Note. Notwithstanding anything herein to the contrary, "Permitted Transferee" shall not include a non-U.S.
Person  or  an  entity  that  is  controlled  or  owned  by  a non-U.S.  Person.

     In the event of a default, the Holder shall be entitled to declare the entire unpaid principal of and accrued interest on this Note immediately due and payable, without notice of intent to accelerate, notice of acceleration, any other notice whatsoever, demand, or presentment, all of which are hereby waived (except as otherwise provided in this Note or the Security Agreement), to foreclose any liens and security interests securing payment of this Note and to exercise all rights and remedies provided at law or in equity, or under this Note or the Security Agreement. Each right and remedy shall be cumulative and not exclusive.

                                    INTEREST

     Interest on the debt evidenced by this Note shall not exceed the Maximum Rate and any interest in excess of that Maximum Rate which shall have been paid or collected shall be credited on the principal of this Note or, if the principal amount of this Note has been paid, any remaining excess shall be refunded to Maker.
                                  CHOICE OF LAW

      This Agreement shall be deemed to have been made under, and shall be governed by, the laws of the State of Texas in all respects.

                                     NOTICE

     Any notice required or which any party desires to give under this Note shall be given and effective as provided in the Settlement Agreement.

                                  DEFINED TERMS

     Any capitalized term used and not otherwise defined in this Note shall have the meaning assigned to such term in the Settlement Agreement.

                                         MAKER:
                                         PENN  OCTANE  CORPORATION

                                         By:
                                            ------------------------------------
                                            Jerry Lockett,  Vice  President

                                   EXHIBIT "J"
                            TANNER SECURITY AGREEMENT

                               SECURITY AGREEMENT
                               ------------------


     THIS SECURITY AGREEMENT (herein called the "Security Agreement") is entered into as of March ___, 2001, by PENN OCTANE CORPORATION, a Delaware corporation, whose chief executive office, chief place of business and mailing address is 77-530 Enfield Lane, Building D, Palm Desert, California 92211,
Attention: Jerry Richter, (herein called "Debtor"), and TANNER CONSTRUCTION CO., INC., a Louisiana corporation (herein called "Secured Party"), as assignee of Tanner Pipeline Company, a ______ corporation and Tanner Pipeline Services, Inc., a ___________ corporation.


                                    ARTICLE I
                                    ---------

                                SECURITY INTEREST
                                -----------------

     Section 1.01  Grant of Security Interest. Debtor hereby grants and confirms
                   --------------------------
that it has granted to Secured Party a security interest in, a general lien upon, and a right of set-off against the following described property (all of which is herein called the "Collateral"):

          (a) all of Debtor's rights, titles and interests in and to the property described on Exhibit "A" attached hereto;

          (b) the proceeds, products, additions, substitutions and accessions of and to any and all of the foregoing.

     Section 1.02  Indebtedness Secured.  The security interest in, general lien
                   --------------------
upon, and right of set-off against the Collateral is granted to Secured Party to secure the following (all of which is herein called the "Indebtedness"):

          (a) the prompt and unconditional payment when due of any and all indebtedness under that certain Promissory Note dated of even date herewith, executed by Debtor, payable to Secured Party, in the principal amount of $900,000.00 (herein called the "Note");

          (b) the reimbursement when due of all amounts which might be advanced by Secured Party to satisfy amounts required to be paid by Debtor under this Security Agreement, together with interest thereon to the extent provided;

          (c) the reimbursement and payment by Debtor of all advances, charges, costs and expenses (including reasonable attorneys' fees and legal expenses) incurred by Secured Party in connection with exercising any right, power or remedy conferred by this Security Agreement or by law (including, but not limited to attorneys fees and legal expenses incurred by Secured Party in connection with the operation, maintenance or foreclosure of any or all of the Collateral); and

          (d) the performance and payment by Debtor of all its obligations in this Security Agreement or any other document or agreement now or hereafter executed in connection with or as security for any part of the Indebtedness or any amount secured hereby.

                                   ARTICLE II
                                   ----------

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

     In order to induce Secured Party to accept this Security Agreement, Debtor represents and warrants to Secured Party that:

     Section  2.01  Ownership  and  Liens.  Except for (i) the security interest
                    ---------------------
granted in this Security Agreement in favor of Secured Party, (ii) the liens and security interests claimed by and/or granted to RZB Finance, LLC (herein called "RZB"), the Noteholders listed on Exhibit "B" attached hereto (herein called the "Noteholders"), PMG Capital Corporation, acting as collateral agent for various Noteholders (herein called "PMG"), CPSC International, Inc. (herein called "CPSC") and Brownsville Navigation District of Cameron County (herein called "BND"), and (iii) the security interests, liens, encumbrances, and adverse claims subject to which CPSC sold, transferred, assigned and conveyed the Collateral to Debtor (the security interests, liens, encumbrances, and adverse claims identified in items (ii) and (iii) preceding being herein collectively called the "Permitted Encumbrances"), Debtor owns title to the Collateral same as that conveyed to Debtor by CPSC pursuant to the Settlement Agreement free and clear of any other security interest, lien, encumbrance, adverse claim or option created by Debtor. Subject to the terms and provisions of (i) that certain Consent and Agreement of the Lessor by and between BND, Secured Party, PMG, and CPSC.(herein called the "BND Agreement"), (ii) that certain Intercreditor and Subordination Agreement between RZB, PMG, Secured

Party, and CPSC (herein called the "Lenders' Agreement"; the BND Agreement and Lenders' Agreement being herein collectively called the "Intercreditor Agreements") and, with respect to the Easements, the terms of the instruments, agreements, and understandings affecting, creating or relating to the Easements, Debtor has authority to grant a security interest in the Collateral to Secured Party in the manner provided herein and free and clear of any security interest, lien, encumbrance, adverse claim or option created by the Debtor except the Permitted Encumbrances; other than the Permitted Encumbrances, no security interest, lien, encumbrance, adverse claim or option has been created by Debtor with respect to any Collateral; to the best of Debtor's information and belief, no financing statement or other security instrument is on file in any jurisdiction covering such Collateral as a result of any security interest created by Debtor other than those relating to the Permitted Encumbrances; and Debtor's grant of a security interest in the Collateral to Secured Party in the manner provided herein does not result in the creation or imposition of any other security interest, lien, encumbrance, adverse claim or option in favor of any individual, corporation, partnership, joint venture, association, joint stock company, trust, trustee, unincorporated organization, government or agency or court or political subdivision thereof, or any other form of entity (herein called "Person") (other than Debtor) upon any Collateral except the Permitted Encumbrances.

     Section 2.02  Location.  The address of Debtor's chief executive office and
                   --------
chief place of business is recited in the opening paragraph of this Security Agreement.

     Section  2.03  Certificate of Title.  No item of Collateral is covered by a
                    --------------------
certificate  of  title.

                                   ARTICLE III
                                   -----------

                                    COVENANTS
                                    ---------

     Unless otherwise consented to in writing by Secured Party, Debtor will at all times comply with the covenants contained in this Article III, from the date hereof and for so long as any part of the Indebtedness is outstanding.

     Section  3.01  Financing  Statement  Filings.  Debtor  recognizes  that
                    -----------------------------
financing statements pertaining to the Collateral are being filed with the office of the Secretary of State of Texas. Debtor will (a) immediately notify Secured Party of any change to a state other than as represented in Section 2.01 of this Security Agreement in the location of Debtor's chief executive office or chief place of business; and (b) immediately notify Secured Party of any change in Debtor's name, identity or corporate structure.

     Section  3.02  Taxes,  etc.  Subject  to  the  terms  of  any agreements or
                    -----------
understandings affecting or relating to the Collateral, Debtor agrees to pay prior to any delinquency all taxes, charges, liens and assessments against the Collateral, and upon the failure of Debtor to do so, Secured Party, at its option, may pay any of them and shall be the sole judge of the legality or validity thereof and the amount necessary to discharge the same.

     Section  3.03  Maintenance  of  Collateral.  Subject  to  the  terms of any
                    ---------------------------
agreements or understandings affecting or relating to the Collateral, Debtor will (i) maintain the Collateral in good condition and will not misuse, abuse, waste, destroy, endanger or allow the Collateral to deteriorate, except for normal wear and tear, damage by the elements and acts of God, and (ii) as soon as practicable, make or cause to be made all repairs, replacements or other improvements to the Collateral as are necessary or desirable to accomplish the foregoing.

     Section  3.04  Further  Assurances.  Subject  to  the  terms  of  the
                    -------------------
Intercreditor Agreements, Debtor will from time to time sign, execute, deliver and file, alone or with Secured Party, any financing statement, security agreements or other documents, and take all further action that may be necessary to confirm, perfect and preserve the security interest created hereby. Subject to the terms of the Intercreditor Agreements, Debtor shall do all such additional and further acts, things, deeds, give such assurances and execute such instruments as may be necessary to vest more completely in and assure to Secured Party its rights under this Security Agreement.

     Section  3.05  Filing  Reproductions.  At  the  option  of Secured Party, a
                    ---------------------
carbon, photographic or other reproduction of this Security Agreement or of a financing statement covering the Collateral shall be sufficient as a financing statement and may be filed as a financing statement.

     Section  3.06  Title.  Debtor agrees to protect the title to the Collateral
                    -----
which Debtor has acquired from CPSC pursuant to the Settlement Agreement but subject to the Permitted Encumbrances.

     Section  3.07  Inspection.  Subject  to  the  terms  of  any  agreements or
                    ----------
understandings affecting or relating to the Collateral, Debtor will, after not less than two (2) days prior written from Secured Party, permit Secured Party to inspect the Collateral during normal business hours.

     Section  3.08  Insurance.  Subject  to  the  terms  of  any  agreements  or
                    ---------
understandings affecting or relating to the Collateral, Debtor shall have and maintain, with financially sound and reputable insurers, insurance covering the goods included in the Collateral against risk of fire, theft and such other risks as is normally insured against by owners of similar property, including standard extended coverage, in an amount at least equal to the value thereof. Policies evidencing any such property insurance (i) shall contain a standard mortgagee's endorsement, (ii) shall provide for payment of any loss to Secured Party to the extent of the Indebtedness, (iii) shall contain the agreement by the insurer that any loss thereunder shall be payable to Secured Party notwithstanding any action, inaction or breach of representation or warranty by Debtor, (iv) shall provide that there shall be no recourse against Secured Party for payment of premiums or other amounts with respect thereto and (v) shall provide for a minimum of ten (10) days prior written notice to Secured Party of any cancellation, modification or alteration of such insurance coverage. Debtor shall furnish Secured Party with certificates or other evidence of compliance with the foregoing insurance provisions. Secured Party may apply any proceeds of such insurance which may be received by it in payment on account of any past due Indebtedness. If any insurance policy covering the goods included in the Collateral expires or is canceled before the Indebtedness is paid in full, at Secured Party's option, Secured Party may obtain replacement insurance which may, but need not, be single interest insurance in favor of Secured Party and Secured Party may pay the premiums thereunder.

     Section  3.09  Expenses.  Debtor agrees to pay to Secured Party, at Secured
                    --------
Party's offices, all reasonable and necessary advances, charges, costs and expenses (including reasonable attorneys' fees and legal expenses) incurred by Secured Party in connection with the transaction which gives rise to this Security Agreement, in connection with confirming, perfecting and preserving the security interest created under this Security Agreement, and in exercising any right, power or remedy conferred by this Security Agreement or by law provided that Secured Party shall have first notified Debtor in writing of such impending advance, charge, cost or expense and given Debtor the opportunity to take such steps as are necessary to confirm, perfect and/or preserve the security interest which opportunity shall not be less than thirty (30) days. The amount of all such advances, charges, costs and expenses shall be due and payable by Debtor to Secured Party upon demand together with interest thereon from the date of demand at the maximum rate of nonusurious interest allowed by law as of the date of demand; for purposes of determining such maximum rate of nonusurious interest under this Section, the amount of all such advances, charges, costs and expenses shall be added to the amount of all other Indebtedness then outstanding, and the aggregate amount shall be used.


                                   ARTICLE IV
                                   ----------

                          DEFAULT; RIGHTS AND REMEDIES
                          ----------------------------

     Section  4.01  Application  of  Cash  Sums.  Prior  to the happening of any
                    ---------------------------
event of default under the Note (herein called a "Default"), all cash sums paid to and received by Secured Party on account of the Collateral (i) shall be promptly applied by Secured Party on the Indebtedness which shall have by its terms matured and (ii) the balance shall be released to Debtor for use in Debtor's business.

     Section  4.02  Remedies.  At any time after, and during the continuance of,
                    --------
a Default, subject to the terms of the Intercreditor Agreement, Secured Party may take possession of the Collateral with or without judicial process and apply, set-off, sell in one or more sales, lease or otherwise dispose of, any or all of the Collateral, in its then-condition or following any commercially reasonable preparation or processing, in such order as Secured Party may elect, and any such sale may be made either at public or private sale at its place of business or elsewhere, either for cash or upon credit or for future delivery, at such price as Secured Party may deem fair, and Secured Party may be the purchaser of any or all Collateral so sold and hold the same thereafter in its own right free from any claim of Debtor or right of redemption. No such purchase or holding by Secured Party shall be deemed a retention by Secured Party in satisfaction of the Indebtedness. All demands, notices and advertisements, and the presentment of property at sale, are hereby waived, except that Debtor shall be provided not less than ten (10) days prior written notice of any sale or disposition or other action. Any sale hereunder may be conducted by an auctioneer or any officer or agent of Secured Party. The Collateral need not be present at any such sale.

     Section  4.03  Proceeds.  The  proceeds of any sale or other disposition of
                    --------
the Collateral and all sums received or collected by Secured Party from or on account of the Collateral shall, subject to the terms of the Intercreditor Agreements, be applied by Secured Party in the manner set forth in Section 9.504 of the Code as presently in effect.

     Section  4.04  Secured  Party's  Duties.  The powers and remedies conferred
                    ------------------------
upon Secured Party by this Security Agreement are solely to protect its interest in the Collateral and shall not impose any duty upon Secured Party to exercise any such power or remedy. Except as otherwise provided in the Note, this Security Agreement or the Intercreditor Agreements, Secured Party shall be under no duty whatsoever to make or give any presentment, demand for performance, notice of nonperformance, protest, notice of protest, notice of dishonor, notice of default, notice of intent to accelerate, notice of acceleration or other notice or demand in connection with the Collateral or the Indebtedness, or to take any steps necessary to preserve any rights against prior parties, all of which are hereby waived by Debtor. Secured Party shall have no duty to comply with any recording, filing or other legal requirements necessary to establish or maintain the validity, priority or enforceability of, or Secured Party's rights in or to, any of the Collateral.

     Section  4.05  Secured Party's Actions.  Debtor waives any right to require
                    -----------------------
Secured Party to proceed against any Person, exhaust any Collateral, or pursue any other remedy in Secured Party's power; waives any and all notice of acceptance of this Security Agreement or of creation, modification, renewal or extension for any period of any of the Indebtedness from time to time; and waives any defense arising by reason of any disability or other defense of any Debtor or by reason of the cessation from any cause whatsoever of the liability of any Debtor All dealings between Debtor and Secured Party, whether or not resulting in the creation of Indebtedness, shall conclusively be presumed to have been had or consummated in reliance upon this Security Agreement. Debtor authorizes Secured Party, without notice or demand and without any reservation of rights against Debtor and without affecting Debtor's liability hereunder or on the Indebtedness, from time to time to (a) take and hold any other Property as collateral, other than the Collateral, for the payment of any or all of the Indebtedness, and exchange, enforce, waive and release any or all of the Collateral or such other Property; (b) subject to the terms of the Intercreditor Agreements, apply the Collateral or such other Property and direct the order or manner of sale thereof as Secured Party in its discretion may determine; (c) renew and/or extend for any period, accelerate, modify, compromise, settle or release the obligation of Debtor with respect to any or all of the Indebtedness or Collateral; and (d) release or substitute any Debtor.

     Section  4.06  Transfer  of Indebtedness and Collateral.  Secured Party may
                    ----------------------------------------
transfer any or all of the Indebtedness, and upon any such transfer Secured Party may transfer any or all of the Collateral and shall be fully discharged thereafter from all liability with respect to the Collateral so transferred, and the transferee shall be vested with all rights, powers and remedies of Secured Party hereunder with respect to Collateral so transferred except as provided in the Intercreditor Agreement; but with respect to any Collateral not so transferred Secured Party shall retain all rights, powers and remedies hereby given. Secured Party may at any time deliver any or all of the Collateral to Debtor, whose receipt shall be a complete and full acquittance for the Collateral so delivered, and Secured Party shall thereafter be discharged from any liability therefor.

     Section  4.07  Cumulative  Security.  The  execution  and  delivery of this
                    --------------------
Security Agreement in no manner shall impair or affect any other security (by endorsement or otherwise) for the payment of the Indebtedness. No security taken hereafter as security for payment of the Indebtedness shall impair in any manner or affect this Security Agreement. All such present and future additional security is to be considered as cumulative security.

     Section 4.08  Continuing Agreement.  This is a continuing agreement and all
                   --------------------
the rights, powers and remedies of Secured Party hereunder shall continue to exist until the Indebtedness is paid in full as the same becomes due and payable.

     Section 4.09  Cumulative Rights. The rights, powers and remedies of Secured
                   -----------------
Party hereunder shall be in addition to all rights, powers and remedies given by statute or rule of law and are cumulative. The exercise of any one or more of the rights, powers and remedies provided herein shall not be construed as a waiver of any of the other rights, powers and remedies of Secured Party. Furthermore, regardless of whether or not the Uniform Commercial Code is in effect in the jurisdiction where such rights, powers and remedies are asserted, Secured Party shall have the rights, powers and remedies of a secured party under the Code, as amended from time to time.

     Section  4.10  Exercise  of  Rights.  Time  shall be of the essence for the
                    --------------------
performance of any act under this Security Agreement or the Indebtedness by Debtor, but neither Secured Party's acceptance of partial or delinquent payment nor any forbearance, failure or delay by Secured Party in exercising any right, power or remedy shall be deemed a waiver of any obligation of Debtor or of any right, power or remedy of Secured Party or preclude any other or further exercise thereof; and no single or partial exercise of any right, power or remedy shall preclude any other or further exercise thereof, or of the exercise of any other right, power or remedy.

     Section  4.11  Remedy and Waiver.  Secured Party may remedy any Default and
                    -----------------
may waive any Default without waiving the Default remedied or waiving any prior or subsequent Default.

     Section  4.12  Non-Judicial Remedies.  Secured Party may enforce its rights
                    ---------------------
hereunder without resort to prior judicial process or judicial hearing, and Debtor expressly waives, renounces and knowingly relinquishes any and all legal rights which might otherwise require Secured Party to enforce its rights by judicial process. In so providing for non-judicial remedies, Debtor recognizes and concedes that such remedies are consistent with the usage of the trade, are responsive to commercial necessity and are the result of bargaining at arm's length. Nothing herein is intended to prevent Secured Party or Debtor from resorting to judicial process at either party's option.

                                    ARTICLE V
                                    ---------

                                  MISCELLANEOUS
                                  -------------

     Section  5.01  Debtor.  The  term "Debtor" as used throughout this Security
                    ------
Agreement shall (regardless of use of the singular form) mean Debtor individually and/or collectively, and shall include the respective successors, legal representatives, heirs and assigns of Debtor. The obligations and agreements of Debtor hereunder are joint and several.

     Section  5.02  Preservation  of Liability.  Neither this Security Agreement
                    --------------------------
nor the exercise by Secured Party (or any failure to so exercise) of any right, power or remedy conferred herein or by law shall be construed as relieving any Person liable on the Indebtedness from full liability on the Indebtedness and for any deficiency thereon.

     Section  5.03  Notices.  Any notice or demand to Debtor under this Security
                    -------
Agreement or in connection with this Security Agreement may be given and shall conclusively be deemed and considered to have been given and received upon the deposit thereof, in writing, duly stamped and addressed to Debtor at the address of Debtor appearing on the records of Secured Party, in the U.S. Mail, but actual notice, however given or received, shall always be effective.

     Section  5.04  Construction.  This  Security Agreement has been made in and
                    ------------
the security interest granted hereby is granted in and both shall be governed by the laws of the State of Texas (except to the extent that the laws of any other jurisdiction govern the perfection and priority of the security interest granted hereby) and of the United States of America, as applicable, in all respects, including matters of construction, validity, enforcement and performance.

     Section  5.05  Amendment  and  Waiver.  This  Security Agreement may not be
                    ----------------------
amended, altered, or modified (nor may any of its terms be waived) except in writing duly signed by an authorized officer of Secured Party and by Debtor.

     Section  5.06  Invalidity.  If  any provision of this Security Agreement is
                    ----------
rendered or declared invalid, illegal or unenforceable by reason of any existing or subsequently enacted legislation or by a judicial decision which shall have become final, Debtor and Secured Party shall promptly meet and negotiate substitute provisions for those rendered invalid, illegal or unenforceable, but all of the remaining provisions shall remain in full force and effect.

     Section  5.07  Successors  and  Assigns.  The  covenants,  representations,
                    ------------------------
warranties and agreements herein set forth shall be binding upon Debtor and shall inure to the benefit of Secured Party, its successors and assigns.

     Section  5.08  Survival  of Agreements.  All representations and warranties
                    -----------------------
of Debtor herein, and all covenants and agreements herein not fully performed before the effective date of this Security Agreement, shall survive such date.

     Section  5.09  Titles  of Articles and Sections.  All titles or headings to
                    --------------------------------
articles, sections or other divisions of this Security Agreement are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such articles, sections or other divisions, such other content being controlling as to the agreement between the parties hereto.

     Section  5.10  Exhibits.  Any  exhibits  to  this  Security  Agreement  are
                    --------
incorporated  herein  by  reference  for  all  purposes.

     Section  5.11  Terms  Defined  in  Code.  All  terms  used herein which are
                    ------------------------
defined in the Code shall have the same meaning herein unless otherwise defined herein or the context otherwise requires.

     Section  5.12  Intercreditor Agreements. Notwithstanding anything herein to
                    ------------------------
the contrary, the terms and conditions of this Security Agreement and the rights, titles, interests and privileges granted or created in favor of Secured Party herein are subject to the terms and conditions of the Intercreditor Agreements.

     Section  5.13  Counterparts.  This  Security  Agreement  and any amendments
                    ------------
hereto may be executed in one or more counterparts, each of which will be deemed to be an original by the party executing such counterpart, but all of which shall be considered one and the same instrument.

     Section 5.14 Settlement Agreement and Prior Claims. This Security Agreement
                  -------------------------------------
is executed and delivered pursuant to the terms of (i) that certain letter agreement (herein called the "CPSC/Tanner Settlement Agreement") dated October 16, 2000, between Anne Catmull, as attorney for CPSC, Craig Cavalier, attorney for Tanner Pipeline, and Jim Smith, attorney for Cowboy Pipeline Service Company, (ii) that certain Agreed Order - 129 signed November 14, 2000, in Case No. 00-20805-C-11 (Chapter 11), In re CPSC International, Inc., Debtor, in the United States Bankruptcy Court for the Southern District of Texas, Corpus Christi Division (herein called the "Bankruptcy Proceeding"), approving the CPSC/Tanner Settlement Agreement, (iii) that certain letter of instruction dated of even date herewith from Secured Party, Tanner Pipeline Company and Tanner Pipeline Services, Inc. to Debtor, CPSC and Cowboy Pipeline Service Company, and
(iv) that certain Settlement Agreement (the "Settlement Agreement") by and between CPSC, Cowboy Pipeline Service Company, and Debtor dated of even date herewith. Debtor hereby acknowledges that Secured Party and/or its predecessors have previously asserted and claimed liens against and security interests in portions of the Acquired Assets (as such term is defined in the Settlement Agreement) and the Collateral through the filing and recordation of oil and gas liens against various properties and the filing of Proofs of Claim in the Bankruptcy Proceeding. Secured Party hereby agrees that upon payment in full of the Indebtedness, and from time to time thereafter, Secured Party will upon request of Debtor, or its successors or assigns, execute, acknowledge, if required, and deliver and/or cause to be executed, acknowledged, if required, and delivered to Debtor any and all documents and instruments necessary or desirable to Debtor, or its successors or assigns, to evidence the satisfaction of the obligations secured by the security interests and liens of this Security Agreement and the obligations for which such oil and gas liens were filed and recorded and the Proofs of Claim were filed in the Bankruptcy Proceeding and for which Secured Party and/or its predecessors have claimed any liens against or security interests in any of the Acquired Assets and/or Collateral.

     IN WITNESS WHEREOF, Debtor and Secured Party have executed this Security Agreement as of the date set forth hereinabove.

                                      DEBTOR:
                                      ------

                                      PENN  OCTANE  CORPORATION,
                                      a  Delaware  Corporation

                                      By:
                                         ---------------------------------------
                                          Jerry  B.  Richter,  President


                                      SECURED  PARTY:
                                      --------------

                                      TANNER  CONSTRUCTION  CO.,  INC.,
                                      a  Louisiana  corporation

                                      By:_______________________________________
                                      Name:_____________________________________
                                      Title:____________________________________

[Signature Page to Security Agreement between Penn Octane Corporation, as Debtor and Tanner Construction Co., Inc., as Secured Party]

                                  EXHIBIT "A"
                                  -----------


All of Debtor's rights, title and interest in those 2 parallel pipelines approximately fifteen miles in length and with a nominal 8.625 outside diameter extending from Debtor's terminal in Brownsville, Texas to a prescribed location on the Mexican side of the Rio Grande west of Matamoros, Tamaulipas, Mexico, more fully described in that Lease/Installment Purchase Agreement for Two(2) 15-mile Pipelines between Debtor and CPSC dated November 24, 1998 (the "Pipelines"), the vents, casings, valves, cathodic protection devices, and other items of personal property which are constructed on, affixed to or installed on or in connection with the Pipelines, inlet flange to inlet flange, and includes any and all equipment used in the operation and/or monitoring of the Pipelines (the "Facilities"), any and all rights, titles, interests, liberties, privileges and/or advantages in any real or personal property that allows, permits or purports to allow or permit the construction, operation, use, maintenance or monitoring of the Pipelines and/or the Facilities, including the right of ingress and egress for the purposes of constructing, operating, using, maintaining, monitoring, repairing, replacing or removing the Pipelines and/or the Facilities, and includes, without limitation, easements, rights of way, licenses, and permits, together with any ancillary or related rights, agreements or other property of whatever kind or description necessary for the full use and enjoyment of any such right, title or interest whether acquired through contract, condemnation, or as a matter of law (the "Easements"), together with any and all assets of every type and description, real, personal and mixed, tangible, choate or inchoate, known or unknown, fixed or unfixed, accrued, absolute, contingent or otherwise, wheresoever located, and whether or not specifically referred to above, now owned or hereafter acquired by Debtor or in which Debtor has or acquires any rights, titles, interests or privileges, that are necessary for or used in connection with the ownership, operation, maintenance, monitoring or repair of the Pipelines and/or the Facilities, but excluding the Transfer Terminals (as such term is defined in the Settlement Agreement).

                                  EXHIBIT "J1"
                                RICHTER GUARANTY


                         CONDITIONAL GUARANTY AGREEMENT
                         ------------------------------

     This  Guaranty Agreement (this "Guaranty") is made effective as of the ____
                                     --------
day of ____________, 2001, by Jerome B. Richter ("Guarantor"), in favor of CPSC,
                                                  ---------
International,  Inc.,  ("Debtor").
                         ------

     For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and as a material inducement to Debtor to enter into the Settlement Agreement by and between Penn Octane Corporation, Debtor and Cowboy Pipeline Services Company (the "Settlement Agreement") and the Debtor Note as
                                   --------------------
defined  in  the  Settlement Agreement (the "Debtor Note") issued by Penn Octane
                                             -----------
Corporation  ("Borrower"),  Guarantor  hereby  guarantees  to  CPSC the punctual
               --------
payment and performance when due, whether by lapse of time, by acceleration of maturity, or otherwise, and at all times thereafter, of the Debtor Note in accordance with the terms and conditions as set forth herein. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Settlement Agreement.

     The guaranty of Guarantor is a continuing guaranty of payment and performance and not a guaranty of collection. Guarantor shall be liable for the payment and performance of the Debtor Note as a primary obligor. This Guaranty shall be effective as a waiver of, and Guarantor hereby expressly waives, any and all rights to which Guarantor may otherwise have been entitled under any suretyship laws in effect from time to time.

     This Guaranty is conditional upon Debtor's (1) entry into and performance under the terms of the Settlement Agreement; and (2) execution and delivery of the Intercreditor Agreement(s) in the form attached to the Settlement Agreement as Exhibit "L." This Guaranty shall terminate and shall be of no further effect whatsoever upon the occurrence of any of the following: (1) POC's execution and delivery of a Debtor Deed of Trust and Debtor Security Agreement that secures the Debtor Note as set forth in the Settlement Agreement subject to the Intercreditor Agreement that shall have been fully executed and delivered to Debtor; or (2) Debtor's refusal to enter into a modification of or amended version of the Intercreditor Agreement ("Revised Intercreditor Agreement") provided that any such modifications do not materially alter the value or priority of the Debtor Deed of Trust and Debtor Security Agreement as security for the Debtor Note as compared to the Intercreditor Agreement attached as Exhibit "L" to the Settlement Agreement.

     In the event of default in payment or performance of the Debtor Note, or any part thereof, when such payment or performance becomes due, either by its terms or as the result of the exercise of any power to accelerate, Guarantor shall, on demand and without presentment, protest, or notice of protest, nonpayment, dishonor, default, nonperformance, acceleration, or intent to accelerate, or any other notice whatsoever, all such notices being hereby waived by Guarantor, pay the amount due thereon to Debtor or perform or observe the agreement, covenant, term or condition, as the case may be, and it shall not be necessary for Debtor, in order to enforce such payment or performance by Guarantor, first to institute suit or pursue or exhaust any rights or remedies against Borrower or any other individual or entity (hereinafter referred to as a "Person"), or to enforce any rights against any security that shall ever have
 ------
been given to secure such payment or performance, or to join Borrower or any other Person in any action to enforce this Guaranty, or to resort to any other means of obtaining payment or performance of the Debtor Note. Any time that Debtor is entitled to exercise its rights or remedies hereunder, it may in its discretion elect to demand payment and/or performance. If Debtor elects to demand performance, it shall at all times thereafter have the right to demand payment until all of the Debtor Note have been paid and performed in full. If Debtor elects to demand payment, it shall at all times thereafter have the right to demand performance until all of the Debtor Note have been paid and performed in full.

     In the event any payment by Borrower or any other Person to Debtor is held to constitute a preference, fraudulent transfer or other voidable payment under any Law, or if for any other reason Debtor is required to refund such payment or pay the amount thereof to any Person, such payment by Borrower or other Person to Debtor shall not constitute a release of Guarantor from any liability hereunder, and this Guaranty shall continue to be effective or shall be reinstated (notwithstanding any prior release or discharge by Debtor of this Guaranty or of Guarantor), as the case may be, with respect to, and this Guaranty shall apply to, any and all amounts so refunded by Debtor or paid by Debtor (which amounts shall constitute part of the Debtor Note), and any interest paid by Debtor and any attorneys' fees, costs and expenses paid or incurred by Debtor in connection with any such event. It is the intent of Guarantor and Debtor that the obligations and liabilities of Guarantor hereunder are absolute under any and all circumstances and that until the Debtor Note are fully and finally paid and performed, and not subject to refund or disgorgement, the obligations and liabilities of Guarantor hereunder shall not be discharged or released, in whole or in part, by any act or occurrence that might, but for the provisions of this Guaranty, be deemed a legal or equitable discharge or release of a guarantor.

     If acceleration of the time for payment of any of the Debtor Note is stayed or delayed by any Law or tribunal, all such amounts shall nonetheless be payable by Guarantor on demand by Debtor.

     This Guaranty is for the benefit of Debtor and Debtor's successors and assigns, and in the event of an assignment of the Debtor Note, or any part thereof, the rights and benefits hereunder, to the extent applicable to the Debtor Note so assigned, may be transferred with such Debtor Note. Guarantor waives notice of any transfer or assignment of the Debtor Note, or any part thereof, and agrees that failure to give notice will not affect the liabilities of Guarantor hereunder.

     This Guaranty is binding not only on Guarantor, but also on Guarantor's heirs, personal representatives, successors and assigns. Upon the death of Guarantor, this Guaranty shall continue against Guarantor's estate as to the Debtor Note, including that portion incurred or arising after the death of Guarantor and shall be provable in full against Guarantor's estate, whether or not the Debtor Note are then due and payable.

     This Guaranty shall for all purposes be governed by and construed in accordance with the Laws of the State of California and applicable United States Federal Law, and is intended to be performed in accordance with, and only to the extent permitted by, such Laws. All obligations of Guarantor hereunder are payable and performable at the place or places where the Debtor Note are payable and performable.

     If any provision of this Guaranty or the application thereof to any Person or circumstance shall, for any reason and to any extent, be judicially declared to be invalid or unenforceable, neither the remaining provisions of this Guaranty nor the application of such provision to any other Person or circumstance shall be affected thereby, and the remaining provisions of this Guaranty, or the applicability of such provision to other Persons or circumstances, as applicable, shall remain in effect and be enforceable to the maximum extent permitted by applicable Law.

     All sums payable under this Guaranty shall be paid in lawful money of the United States of America that at the time of payment is legal tender for the payment of public and private debts.

     It is not the intention of Debtor or Guarantor to obligate Guarantor to pay interest in excess of that lawfully permitted to be paid by Guarantor under applicable Law. Should it be determined that any portion of the Debtor Note or any other amount payable by Guarantor under this Guaranty constitutes interest in excess of the maximum amount of interest that Guarantor, in Guarantor's capacity as guarantor, may lawfully be required to pay under applicable Law, the obligation of Guarantor to pay such interest shall automatically be limited to the payment thereof in the maximum amount so permitted under applicable Law. The provisions of this paragraph shall override and control all other provisions of this Guaranty and of any other agreement between Guarantor and Debtor.

     Guarantor hereby represents, warrants, and covenants that (i) Guarantor is the owner of a direct or indirect interest in Borrower, and Guarantor will derive substantial benefit, directly or indirectly, from the entry of the Settlement Agreement and the making of the Debtor Note and from the making of this Guaranty by Guarantor; (ii) this Guaranty is duly authorized and valid, and is binding upon and enforceable against Guarantor; (iii) Guarantor is not, and the execution, delivery and performance by Guarantor of this Guaranty will not cause Guarantor to be, in violation of or in default with respect to any Law or in default (or at risk of acceleration of indebtedness) under any agreement or restriction by which Guarantor is bound or affected; (iv) Guarantor has full power and authority to enter into and perform this Guaranty; (v) there is no Litigation pending or, to the knowledge of Guarantor, threatened before or by any Tribunal against or affecting Guarantor;(vi) after giving effect to this Guaranty, Guarantor is solvent, is not engaged or about to engage in business or a transaction for which the property of Guarantor is an unreasonably small capital, and does not intend to incur or believe that Guarantor will incur debts that will be beyond Guarantor's ability to pay as such debts mature; (vii) Debtor has no duty at any time to investigate or inform Guarantor of the financial or business condition or affairs of Borrower or any change therein, and Guarantor will keep Guarantor fully appraised of Borrower's financial and business condition; (ix) Guarantor acknowledges and agrees that Guarantor may be required to pay and perform the Debtor Note in full without assistance or support from the Borrower or any other party; and (x) Guarantor has read and fully understands the provisions contained in the Debtor Note. Guarantor's representations, warranties and covenants are a material inducement to Debtor to enter into the other Debtor Note and shall survive the execution hereof and any bankruptcy, foreclosure, transfer of security or other event affecting Borrower, Guarantor, any other party, or any security for all or any part of the Debtor Note.

     Debtor shall have all rights, remedies and recourses afforded to Debtor by reason of this Guaranty or by Law or equity or otherwise, and the same (i) shall be cumulative and concurrent, (ii) may be pursued separately, successively or concurrently against Guarantor or any other Person, or any one or more of them, or against any security or otherwise, at the sole discretion of Debtor, (iii) may be exercised as often as occasion therefor shall arise, it being agreed by Guarantor that the exercise of, discontinuance of the exercise of or failure to exercise any of such rights, remedies, or recourses shall in no event be construed as a waiver or release thereof or of any other right, remedy, or recourse, and (iv) are intended to be, and shall be, nonexclusive. No waiver of any default on the part of Guarantor or of any breach of any of the provisions of this Guaranty or of any other document shall be considered a waiver of any other or subsequent default or breach, and no delay or omission in exercising or enforcing the rights and powers granted herein or in any other document shall be construed as a waiver of such rights and powers, and no exercise or enforcement of any rights or powers hereunder or under any other document shall be held to exhaust such rights and powers, and every such right and power may be exercised from time to time. The granting of any consent, approval or waiver by Debtor shall be limited to the specific instance and purpose therefor and shall not constitute consent or approval in any other instance or for any other purpose. No notice to or demand on Guarantor in any case shall of itself entitle
Guarantor to any other or further notice or demand in similar or other circumstances. No provision of this Guaranty or any right, remedy or recourse of Debtor with respect hereto, or any default or breach, can be waived, nor can this Guaranty or Guarantor be released or discharged in any way or to any extent, except specifically in each case by a writing intended for that purpose (and which refers specifically to this Guaranty) executed, and delivered to Guarantor, by Debtor.

     Unless specifically provided otherwise, any notice for purposes of this Guaranty shall be given in writing or by telex or by facsimile (fax) transmission and shall be addressed or delivered to the respective addresses set forth at the end of this Guaranty, or to such other address as may have been previously designated by the intended recipient by notice given in accordance with this paragraph. If sent by prepaid, registered or certified mail (return receipt requested), the notice shall be deemed effective when the receipt is signed or when the attempted initial delivery is refused or cannot be made because of a change in address of which the sending party has not been notified;

if transmitted by telex, the notice shall be effective when transmitted (answer back confirmed); and if transmitted by facsimile or personal delivery, the notice shall be effective when received. No notice of change of address shall be effective except upon actual receipt. This paragraph shall not be construed in any way to affect or impair any waiver of notice or demand provided in this Guaranty or to require giving notice or demand to or upon any Person in any situation or for any reason.

     The term "Debtor" shall be deemed to include any subsequent holder(s) of any of the Debtor Note. Whenever the context of any provisions hereof shall require it, words in the singular shall include the plural, words in the plural shall include the singular, and pronouns of any gender shall include the other genders.

     Time shall be of the essence in this Guaranty with respect to all of Guarantor's obligations hereunder.

     This Guaranty embodies the entire agreement between Debtor and Guarantor with respect to the guaranty by Guarantor of the Debtor Note. This Guaranty supersedes all prior agreements and understandings, if any, with respect to guaranty by Guarantor of the Debtor Note. No condition or conditions precedent to the effectiveness of this Guaranty exist. This Guaranty shall be effective upon execution by Guarantor and delivery to Debtor.

     IN WITNESS HEREOF, Guarantor duly executed this Guaranty as of the date first written above.

Address  of  Guarantor:                         GUARANTOR:

77-530 Enfield Lane, Bldg. G
Palm  Desert,  CA  92211                        --------------------------------
                                                JEROME  B.  RICHTER

                                  EXHIBIT "K"
                            DEBTOR SECURITY AGREEMENT


                               SECURITY AGREEMENT


     THIS SECURITY AGREEMENT (herein called the "Security Agreement") is entered into as of March ___, 2001, by PENN OCTANE CORPORATION, a Delaware corporation, whose address for notice is 77530 Enfield Lane, Building D, Palm Desert, California 92211, Attention: Jerry Richter (herein called "Debtor") and CPSC INTERNATIONAL, INC., a Texas corporation, address for notice is Two Allen
Center, Suite 2250, 1200 Smith Street, Houston, Texas 77002, Attention: Eric Dubose (herein called "Secured Party").

                                    ARTICLE I
                                    ---------

                                SECURITY INTEREST
                                -----------------

     Section 1.01  Grant of Security Interest. Debtor hereby grants and confirms
                   --------------------------
that it has granted to Secured Party a security interest in, a general lien upon, and a right of set-off against the following described property (all of which is herein called the "Collateral"):

          (a) all of Debtor's rights, titles and interests in and to the property described on Exhibit "A" attached hereto;

          (b) the proceeds, products, additions, substitutions and accessions of and to any and all of the foregoing.

     Section 1.02  Indebtedness Secured.  The security interest in, general lien
                   --------------------
upon, and right of set-off against the Collateral is granted to Secured Party to secure the following (all of which is herein called the "Indebtedness"):

          (a) the prompt and unconditional payment when due of any and all indebtedness under that certain Promissory Note dated of even date herewith, executed by Debtor, payable to Secured Party, in the principal amount of $1,462,500.00 (herein called the "Note");

          (b) the reimbursement when due of all amounts which might be advanced by Secured Party to satisfy amounts required to be paid by Debtor under this Security Agreement, together with interest thereon to the extent provided;

          (c) the reimbursement and payment by Debtor of all advances, charges, costs and expenses (including reasonable attorneys' fees and legal expenses) incurred by Secured Party in connection with exercising any right, power or remedy conferred by this Security Agreement or by law (including, but not limited to attorneys fees and legal expenses incurred by Secured Party in connection with the operation, maintenance or foreclosure of any or all of the Collateral); and

          (d) the performance and payment by Debtor of all its obligations in this Security Agreement or any other document or agreement now or hereafter executed in connection with or as security for any part of the Indebtedness or any amount secured hereby.

                                   ARTICLE II
                                   ----------

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

     In order to induce Secured Party to accept this Security Agreement, Debtor represents and warrants to Secured Party that:

     Section  2.01  Ownership  and  Liens.  Except for (i) the security interest
                    ---------------------
granted in this Security Agreement in favor of Secured Party, (ii) the liens and security interests claimed by and/or granted to Tanner Pipeline Services, Inc., Tanner Pipeline Company, Tanner Pipeline Construction Co., Inc., RZB Finance, LLC (herein called "RZB"), the Noteholders listed on Exhibit "B" attached hereto (herein called the "Noteholders"), PMG Capital Corporation, acting as collateral agent for various Noteholders (herein called "PMG"), and Brownsville Navigation District of Cameron County (herein called "BND"), and (iii) the security interests, liens, encumbrances, and adverse claims subject to which Secured Party sold, transferred, assigned and conveyed the Collateral to Debtor (the security interests, liens, encumbrances, and adverse claims identified in items (ii) and (iii) preceding being herein collectively called the "Permitted Encumbrances"), Debtor owns title to the Collateral same as that conveyed to Debtor by Secured Party pursuant to the Settlement Agreement free and clear of any security interest, lien, encumbrance, adverse claim or option created by Debtor. Subject to the terms and provisions of (i) that certain Consent and Agreement of the Lessor by and between BND, Debtor, Secured Party, PMG, Tanner Pipeline Services, Inc., Tanner Pipeline Company, Tanner Pipeline Construction Co., Inc.(herein called the "BND Agreement"), (ii) that certain Intercreditor Agreement between Secured Party and PMG (herein called the "CPSC/PMG Agreement"), (iii) that certain Intercreditor and Subordination Agreement between RZB, PMG, Secured Party, and Tanner Construction Co., Inc. (herein called the "Lenders' Agreement"; the BND Agreement, CPSC/PMG Agreement and Lenders' Agreement being herein collectively called the "Intercreditor Agreements") and, with respect to the Easements, the terms of the instruments, agreements, and understandings affecting, creating or relating to the Easements, Debtor has authority to grant a security interest in the Collateral to Secured Party in the manner provided herein and free and clear of any security interest, lien, encumbrance, adverse claim or option created by Debtor except the

Permitted Encumbrances; other than the Permitted Encumbrances, no security interest, lien, encumbrance, adverse claim or option has been created by Debtor with respect to any Collateral; to the best of Debtor's information and belief, no financing statement or other security instrument is on file in any jurisdiction covering such Collateral other than those created by Secured Party or relating to the Permitted Encumbrances; and Debtor's grant of a security interest in the Collateral to Secured Party in the manner provided herein does not result in the creation or imposition of any other security interest, lien, encumbrance, adverse claim or option in favor of any individual, corporation, partnership, joint venture, association, joint stock company, trust, trustee, unincorporated organization, government or agency or court or political subdivision thereof, or any other form of entity (herein called "Person") (other than Debtor) upon any Collateral except the Permitted Encumbrances.

     Section 2.02  Location.  The address of Debtor's chief executive office and
                   --------
chief place of business is recited in the opening paragraph of this Security Agreement.

     Section  2.03  Certificate of Title.  No item of Collateral is covered by a
                    --------------------
certificate  of  title.


                                   ARTICLE III
                                   -----------

                                    COVENANTS
                                    ---------

     Unless otherwise consented to in writing by Secured Party, Debtor will at all times comply with the covenants contained in this Article III, from the date hereof and for so long as any part of the Indebtedness is outstanding.

     Section  3.01  Financing  Statement  Filings.  Debtor  recognizes  that
                    -----------------------------
financing statements pertaining to the Collateral are being filed with the office of the Secretary of State of Texas. Debtor will (a) immediately notify Secured Party of any change to a state other than as represented in Section 2.01 of this Security Agreement in the location of Debtor's chief executive office or chief place of business; and (b) immediately notify Secured Party of any change in Debtor's name, identity or corporate structure.

     Section  3.02  Taxes,  etc.  Subject  to  the  terms  of  any agreements or
                    -----------
understandings affecting or relating to the Collateral, Debtor agrees to pay prior to any delinquency all taxes, charges, liens and assessments against the Collateral, and upon the failure of Debtor to do so, Secured Party, at its option, may pay any of them and shall be the sole judge of the legality or validity thereof and the amount necessary to discharge the same.

     Section  3.03  Maintenance  of  Collateral.  Subject  to  the  terms of any
                    ---------------------------
agreements or understandings affecting or relating to the Collateral, Debtor will (i) maintain the Collateral in good condition and will not misuse, abuse, waste, destroy, endanger or allow the Collateral to deteriorate, except for normal wear and tear, damage by the elements and acts of God and (ii) as soon as practicable, make or cause to be made all repairs, replacements or other improvements to the Collateral as are necessary or desirable to accomplish the foregoing.

     Section  3.04  Further  Assurances.  Subject  to  the  terms  of  the
                    -------------------
Intercreditor Agreements, Debtor will from time to time sign, execute, deliver and file, alone or with Secured Party, any financing statement, security agreements or other documents, and take all further action that may be necessary to confirm, perfect and preserve the security interest created hereby. Subject to the terms of the Intercreditor Agreements, Debtor shall do all such additional and further acts, things, deeds, give such assurances and execute such instruments as may be necessary to vest more completely in and assure to Secured Party its rights under this Security Agreement.

     Section  3.05  Filing  Reproductions.  At  the  option  of Secured Party, a
                    ---------------------
carbon, photographic or other reproduction of this Security Agreement or of a financing statement covering the Collateral shall be sufficient as a financing statement and may be filed as a financing statement.

     Section  3.06  Title.  Debtor agrees to protect the title to the Collateral
                    -----
which Debtor has acquired from Secured party pursuant to the Settlement Agreement but subject to the Permitted Encumbrances.

     Section  3.07  Inspection.  Subject  to  the  terms  of  any  agreements or
                    ----------
understandings affecting or relating to the Collateral, Debtor will, after not less than two (2) days prior written from Secured Party, permit Secured Party to inspect the Collateral during normal business hours.

     Section  3.08  Insurance.  Subject  to  the  terms  of  any  agreements  or
                    ---------
understandings affecting or relating to the Collateral, Debtor shall have and maintain, with financially sound and reputable insurers, insurance covering the goods included in the Collateral against risk of fire, theft and such other risks as is normally insured against by owners of similar property, including standard extended coverage, in an amount at least equal to the value thereof. Policies evidencing any such property insurance (i) shall contain a standard mortgagee's endorsement, (ii) shall provide for payment of any loss to Secured Party to the extent of the Indebtedness, (iii) shall contain the agreement by the insurer that any loss thereunder shall, except as provided in the Intercreditor Agreements or in any agreements related to the Permitted Encumbrances, be payable to Secured Party notwithstanding any action, inaction or breach of representation or warranty by Debtor, (iv) shall provide that there shall be no recourse against Secured Party for payment of premiums or other amounts with respect thereto and (v) shall provide for a minimum of ten (10) days prior written notice to Secured Party of any cancellation, modification or alteration of such insurance coverage. Debtor shall furnish Secured Party with certificates or other evidence of compliance with the foregoing insurance provisions. Subject to the terms of the Intercreditor Agreements, Secured Party may apply any proceeds of such insurance which may be received by it in payment on account of any past due Indebtedness. If any insurance policy covering the goods included in the Collateral expires or is canceled before the Indebtedness is paid in full, at Secured Party's option, Secured Party may obtain replacement insurance which may, but need not, be single interest insurance in favor of Secured Party and Secured Party may pay the premiums thereunder.

     Section  3.09  Expenses.  Debtor agrees to pay to Secured Party, at Secured
                    --------
Party's offices, all reasonable and necessary advances, charges, costs and expenses (including reasonable attorneys' fees and legal expenses) incurred by Secured Party in connection with preserving the security interest created under this Security Agreement, and in exercising any right, power or remedy conferred by this Security Agreement or by law, provided that Secured Party shall have first notified Debtor in writing of such impending advance, charge, cost or expense and given Debtor the opportunity to take such steps as are necessary to preserve the security interest, which opportunity shall not be less than thirty
(30) days. The amount of all such advances, charges, costs and expenses shall be due and payable by Debtor to Secured Party upon demand together with interest thereon from the date of demand at the maximum rate of nonusurious interest allowed by law as of the date of demand; for purposes of determining such maximum rate of nonusurious interest under this Section, the amount of all such advances, charges, costs and expenses shall be added to the amount of all other Indebtedness then outstanding, and the aggregate amount shall be used.

                                   ARTICLE IV
                                   ----------

                          DEFAULT; RIGHTS AND REMEDIES
                          ----------------------------

     Section  4.01  Application  of  Cash  Sums.  Prior  to the happening of any
                    ---------------------------
event of default under the Note (herein called a "Default"), all cash sums paid to and received by Secured Party on account of the Collateral (i) shall be promptly applied by Secured Party on the Indebtedness which shall have by its terms matured and (ii) the balance shall be released to Debtor for use in Debtor's business.

     Section  4.02  Remedies.  At any time after, and during the continuance of,
                    --------
a Default, subject to the terms of the Intercreditor Agreements, Secured Party may take possession of the Collateral with or without judicial process and apply, set-off, sell in one or more sales, lease or otherwise dispose of, any or all of the Collateral, in its then-condition or following any commercially reasonable preparation or processing, in such order as Secured Party may elect, and any such sale may be made either at public or private sale at its place of business or elsewhere, either for cash or upon credit or for future delivery, at such price as Secured Party may deem fair, and Secured Party may be the purchaser of any or all Collateral so sold and hold the same thereafter in its own right free from any claim of Debtor or right of redemption. No such purchase or holding by Secured Party shall be deemed a retention by Secured Party in satisfaction of the Indebtedness. All demands, notices and advertisements, and the presentment of property at sale, are hereby waived, except that Debtor shall be provided not less than ten (10) days prior written notice of any sale or disposition or other action. Any sale hereunder may be conducted by an auctioneer or any officer or agent of Secured Party. The Collateral need not be present at any such sale.

     Section  4.03  Proceeds.  The  proceeds of any sale or other disposition of
                    --------
the Collateral and all sums received or collected by Secured Party from or on account of the Collateral shall, subject to the terms of the Intercreditor Agreements, be applied by Secured Party in the manner set forth in Section 9.504 of the Code as presently in effect.

     Section  4.04  Secured  Party's  Duties.  The powers and remedies conferred
                    ------------------------
upon Secured Party by this Security Agreement are solely to protect its interest in the Collateral and shall not impose any duty upon Secured Party to exercise any such power or remedy. Except as otherwise provided in the Note, this Security Agreement or the Intercreditor Agreements, Secured Party shall be under no duty whatsoever to make or give any presentment, demand for performance, notice of nonperformance, protest, notice of protest, notice of dishonor, notice of default, notice of intent to accelerate, notice of acceleration or other notice or demand in connection with the Collateral or the Indebtedness, or to take any steps necessary to preserve any rights against prior parties (except as provided in the Intercreditor Agreements), all of which are hereby waived by Debtor. Secured Party shall have no duty to comply with any recording, filing or other legal requirements necessary to establish or maintain the validity, priority or enforceability of, or Secured Party's rights in or to, any of the Collateral.

     Section  4.05  Secured Party's Actions.  Debtor waives any right to require
                    -----------------------
Secured Party to proceed against any Person, exhaust any Collateral, or pursue any other remedy in Secured Party's power; waives any and all notice of acceptance of this Security Agreement or of creation, modification, renewal or extension for any period of any of the Indebtedness from time to time; and waives any defense arising by reason of any disability or other defense of any Debtor or by reason of the cessation from any cause whatsoever of the liability of any Debtor All dealings between Debtor and Secured Party, whether or not resulting in the creation of Indebtedness, shall conclusively be presumed to have been had or consummated in reliance upon this Security Agreement. Debtor authorizes Secured Party, without notice or demand and without any reservation of rights against Debtor and without affecting Debtor's liability hereunder or on the Indebtedness, from time to time to (a) take and hold any other Property as collateral, other than the Collateral, for the payment of any or all of the Indebtedness, and exchange, enforce, waive and release any or all of the Collateral or such other Property; (b) subject to the terms of the Intercreditor Agreements, apply the Collateral or such other Property and direct the order or manner of sale thereof as Secured Party in its discretion may determine; (c) renew and/or extend for any period, accelerate, modify, compromise, settle or release the obligation of Debtor with respect to any or all of the Indebtedness or Collateral; and (d) release or substitute any Debtor.

     Section  4.06  Transfer  of Indebtedness and Collateral.  Secured Party may
                    ----------------------------------------
transfer any or all of the Indebtedness, and upon any such transfer Secured Party may transfer any or all of the Collateral and shall be fully discharged thereafter from all liability with respect to the Collateral so transferred, and the transferee shall be vested with all rights, powers and remedies of Secured Party hereunder with respect to Collateral so transferred except as provided in the Intercreditor Agreement; but with respect to any Collateral not so transferred Secured Party shall retain all rights, powers and remedies hereby given. Secured Party may at any time deliver any or all of the Collateral to Debtor, whose receipt shall be a complete and full acquittance for the Collateral so delivered, and Secured Party shall thereafter be discharged from any liability therefor.

     Section  4.07  Cumulative  Security.  The  execution  and  delivery of this
                    --------------------
Security Agreement in no manner shall impair or affect any other security (by endorsement or otherwise) for the payment of the Indebtedness. No security taken hereafter as security for payment of the Indebtedness shall impair in any manner or affect this Security Agreement. All such present and future additional security is to be considered as cumulative security.

     Section 4.08  Continuing Agreement.  This is a continuing agreement and all
                   --------------------
the rights, powers and remedies of Secured Party hereunder shall continue to exist until the Indebtedness is paid in full as the same becomes due and payable. Secured Party hereby agrees that upon payment in full of the Indebtedness, and from time to time thereafter, Secured Party will upon request of Debtor, or its successors or assigns, execute, acknowledge, if required, and deliver and/or cause to be executed, acknowledged, if required, and delivered to Debtor any and all documents and instruments necessary or desirable to Debtor, or its successors or assigns, to evidence the satisfaction of the obligations secured by the security interests and liens of this Security Agreement and to release the liens and security interests hereof.

     Section 4.09  Cumulative Rights. The rights, powers and remedies of Secured
                   -----------------
Party hereunder shall be in addition to all rights, powers and remedies given by statute or rule of law and are cumulative. The exercise of any one or more of the rights, powers and remedies provided herein shall not be construed as a waiver of any of the other rights, powers and remedies of Secured Party. Furthermore, regardless of whether or not the Uniform Commercial Code is in effect in the jurisdiction where such rights, powers and remedies are asserted, Secured Party shall have the rights, powers and remedies of a secured party under the Code, as amended from time to time.

     Section  4.10  Exercise  of  Rights.  Time  shall be of the essence for the
                    --------------------
performance of any act under this Security Agreement or the Indebtedness by Debtor, but neither Secured Party's acceptance of partial or delinquent payment nor any forbearance, failure or delay by Secured Party in exercising any right, power or remedy shall be deemed a waiver of any obligation of Debtor or of any right, power or remedy of Secured Party or preclude any other or further exercise thereof; and no single or partial exercise of any right, power or remedy shall preclude any other or further exercise thereof, or of the exercise of any other right, power or remedy.

     Section  4.11  Remedy and Waiver.  Secured Party may remedy any Default and
                    -----------------
may waive any Default without waiving the Default remedied or waiving any prior or subsequent Default.

     Section  4.12  Non-Judicial Remedies.  Secured Party may enforce its rights
                    ---------------------
hereunder without resort to prior judicial process or judicial hearing, and Debtor expressly waives, renounces and knowingly relinquishes any and all legal rights which might otherwise require Secured Party to enforce its rights by judicial process. In so providing for non-judicial remedies, Debtor recognizes and concedes that such remedies are consistent with the usage of the trade, are responsive to commercial necessity and are the result of bargaining at arm's length. Nothing herein is intended to prevent Secured Party or Debtor from resorting to judicial process at either party's option.

                                    ARTICLE V
                                    ---------

                                  MISCELLANEOUS
                                  -------------

     Section  5.01  Debtor.  The  term "Debtor" as used throughout this Security
                    ------
Agreement shall (regardless of use of the singular form) mean Debtor individually and/or collectively, and shall include the respective successors, legal representatives, heirs and assigns of Debtor. The obligations and agreements of Debtor hereunder are joint and several.

     Section  5.02  Preservation  of Liability.  Neither this Security Agreement
                    --------------------------
nor the exercise by Secured Party (or any failure to so exercise) of any right, power or remedy conferred herein or by law shall be construed as relieving any Person liable on the Indebtedness from full liability on the Indebtedness and for any deficiency thereon.

     Section  5.03  Notices.  Any notice or demand under this Security Agreement
                    -------
or in connection with this Security Agreement may be given and shall conclusively be deemed and considered to have been given and received upon the deposit thereof, in writing, registered or certified mail, return receipt requested, postage prepaid and addressed to the party hereof to whom such notice is intended at the address of such party set forth in the first paragraph of this Security Agreement (or at such other address as shall be specified by like notice), in the U.S. Mail, but actual notice, however given or received, shall always be effective.

     Section  5.04  Construction.  This  Security Agreement has been made in and
                    ------------
the security interest granted hereby is granted in and both shall be governed by the laws of the State of Texas (except to the extent that the laws of any other jurisdiction govern the perfection and priority of the security interest granted hereby) and of the United States of America, as applicable, in all respects, including matters of construction, validity, enforcement and performance.

     Section  5.05  Amendment  and  Waiver.  This  Security Agreement may not be
                    ----------------------
amended, altered, or modified (nor may any of its terms be waived) except in writing duly signed by an authorized officer of Secured Party and by Debtor.

     Section  5.06  Invalidity.  If  any provision of this Security Agreement is
                    ----------
rendered or declared invalid, illegal or unenforceable by reason of any existing or subsequently enacted legislation or by a judicial decision which shall have become final, Debtor and Secured Party shall promptly meet and negotiate substitute provisions for those rendered invalid, illegal or unenforceable, but all of the remaining provisions shall remain in full force and effect.

     Section  5.07  Successors  and  Assigns.  The  covenants,  representations,
                    ------------------------
warranties and agreements herein set forth shall be binding upon Debtor and shall inure to the benefit of Secured Party, its successors and assigns.

     Section  5.08  Survival  of Agreements.  All representations and warranties
                    -----------------------
of Debtor herein, and all covenants and agreements herein not fully performed before the effective date of this Security Agreement, shall survive such date.

     Section  5.09  Titles  of Articles and Sections.  All titles or headings to
                    --------------------------------
articles, sections or other divisions of this Security Agreement are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such articles, sections or other divisions, such other content being controlling as to the agreement between the parties hereto.

     Section  5.10  Exhibits.  Any  exhibits  to  this  Security  Agreement  are
                    --------
incorporated  herein  by  reference  for  all  purposes.

     Section  5.11  Terms  Defined  in  Code.  All  terms  used herein which are
                    ------------------------
defined in the Code shall have the same meaning herein unless otherwise defined herein or the context otherwise requires.

     Section  5.12  Intercreditor Agreements. Notwithstanding anything herein to
                    ------------------------
the contrary, the terms and conditions of this Security Agreement and the rights, titles, interests and privileges granted or created in favor of Secured Party herein are subject to the terms and conditions of the Intercreditor Agreements.

     Section  5.13  Counterparts.  This  Security  Agreement  and any amendments
                    ------------
hereto may be executed in one or more counterparts, each of which will be deemed to be an original by the party executing such counterpart, but all of which shall be considered one and the same instrument.

     Section 5.14 Settlement Agreement.  This Security Agreement is executed and
                  --------------------
delivered in accordance with and pursuant to that certain Settlement Agreement dated of even date herewith between Secured Party, Debtor and Cowboy Pipeline Service Company (herein called the "Security Agreement"). To the extent any conflict or inconsistency exists between the provisions of this Security Agreement and the Settlement Agreement, the provisions of the Settlement Agreement shall be controlling. The terms and provisions of the Settlement Agreement (including, without limitation, the representations, warranties and covenants therein) shall not merge, be extinguished or otherwise be affected by the execution and delivery of this Security Agreement or any other document executed and delivered pursuant to this Security Agreement.

     IN WITNESS WHEREOF, Debtor and Secured Party have executed this Security Agreement as of the date set forth hereinabove.

                                           DEBTOR:
                                           ------

                                           PENN  OCTANE  CORPORATION,
                                           a  Delaware  corporation

                                           By:
                                              ----------------------------------
                                              Jerry  Lockett,  Vice  President


                                           SECURED  PARTY:
                                           --------------

                                           CPSC  INTERNATIONAL,  INC.,
                                           a  Texas  corporation

                                           By:
                                              ----------------------------------
                                              Eric  Dubose,  President

                                  EXHIBIT "A"


All of Debtor's rights, title and interest in those 2 parallel pipelines approximately fifteen miles in length and with a nominal 8.625 outside diameter extending from Debtor's terminal in Brownsville, Texas to a prescribed location on the Mexican side of the Rio Grande west of Matamoros, Tamaulipas, Mexico, more fully described in that Lease/Installment Purchase Agreement for Two(2) 15-mile Pipelines between Debtor and CPSC dated November 24, 1998 (the "Pipelines"), the vents, casings, valves, cathodic protection devices, and other items of personal property which are constructed on, affixed to or installed on or in connection with the Pipelines, inlet flange to inlet flange, and includes any and all equipment used in the operation and/or monitoring of the Pipelines (the "Facilities"), any and all rights, titles, interests, liberties, privileges and/or advantages in any real or personal property that allows, permits or purports to allow or permit the construction, operation, use, maintenance or monitoring of the Pipelines and/or the Facilities, including the right of ingress and egress for the purposes of constructing, operating, using, maintaining, monitoring, repairing, replacing or removing the Pipelines and/or the Facilities, and includes, without limitation, easements, rights of way, licenses, and permits, together with any ancillary or related rights, agreements or other property of whatever kind or description necessary for the full use and enjoyment of any such right, title or interest whether acquired through contract, condemnation, or as a matter of law (the "Easements"), together with any and all assets of every type and description, real, personal and mixed, tangible, choate or inchoate, known or unknown, fixed or unfixed, accrued, absolute, contingent or otherwise, wheresoever located, and whether or not specifically referred to above, now owned or hereafter acquired by Debtor or in which Debtor has or acquires any rights, titles, interests or privileges, that are necessary for or used in connection with the ownership, operation, maintenance, monitoring or repair of the Pipelines and/or the Facilities, but excluding the Transfer Terminals (as such term is defined in the Settlement Agreement).

                                  EXHIBIT "K1"
                                  DEED OF TRUST


                                  DEED OF TRUST
                                  -------------

Date:                    _____________,  200__

Grantor:                 Penn  Octane  Corporation
                         77-530  Enfield  Lane,  Bldg.  D
                         Palm  Desert,  CA  92211

Trustee:                 Harrel  Z.  Browning
                         600  Leopard  Street,  Suite  103
                         Corpus  Christi,  TX  78473
                         Nueces  County

Beneficiary:             CPSC  International,  Inc.
                         Two  Allen  Center,  Suite  2250
                         1200  Smith  Street
                         Houston,  TX  77002

Note:

     Date:               March  _____,  2001

     Principal:          $1,462,500.00

     Payor:              Penn  Octane  Corporation

     Payee:              CPSC  International,  Inc.

     Maturity Date:      February  1,  2004

Property (including any improvements thereon):     See  attached  exhibit A.

Prior  Lien(s),  Other  Exceptions
to  Conveyance  and  Warranty:

                         Beneficiary's lien secured by this deed of trust shall be subject to (i) the terms of the Settlement Agreement between Penn Octane Corporation, CPSC International, Inc., and Cowboy Pipeline Service Company executed on

                         March __, 2001; (ii) the Intercreditor Agreement dated ___________, 2001, by and between CPSC International, Inc. and the Noteholders listed Exhibit B attached hereto; (iii) the Intercreditor and Subordination Agreement executed dated ___________, 2001, by and between RZB Finance Bank, LLC, Bayerishe Hypo-Und Vereinsbank Aktiengesellschaft, PMG Capital Corp., as collateral agent on behalf of the Noteholders listed on Exhibit B, Tanner Construction Co., Inc. and CPSC International executed on or about _______, 2001; (iv) the Consent and Agreement of Lessor, by and between Brownsville Navigation District of Cameron County, Penn Octane Corporation, PMG Capital Corpas collateral agent on behalf of the Noteholders identified on Exhibit B, Tanner Construction Co., Inc., and CPSC International, Inc., the items referred to in (ii), (iii) and (iv) being collectively referred to herein as the "Intercreditor Agreements"; and (v) the liens and security interests described and referenced in said Intercreditor Agreements.


                         For value received and to secure payment on the Note, Grantor (also referred to herein as Payor) conveys the Property to Trustee in trust. Grantor warrants and agrees to defend the title to the Property, subject to the Prior Liens and Other Exceptions to Conveyance and Warranty. On payment of the Note and all other amounts secured by this deed of trust, this deed of trust will have no further effect, and Lender will release it at Grantor's expense.

Clauses  and  Covenants:

A.  Grantor's  Obligations

Grantor  agrees  to  --

1. keep the Property in good repair and condition but only to the extent Grantor herein is so required under the terms of, subject to, and in accordance with any and all agreements creating or pertaining to the rights herein conveyed including the Easement Agreements listed on Exhibit C.

2. pay all taxes and assessments on the Property before delinquency but only to the extent Grantor herein is so required under the terms of, subject to, and in accordance with any and all agreements creating or pertaining to the rights herein conveyed including the Easement Agreements listed on Exhibit C. ;

3. defend title to the Property subject Prior Liens and Other Exceptions to Conveyance and Warranty and preserve the lien's priority as it is established in this deed of trust;

4. obey all laws, ordinances, and restrictive covenants applicable to the Property;

5. pay or cause to be paid all Prior Lien notes and abide by or cause to be abided by all Prior Lien instruments.

B.  Payee's  Rights

1. Payee may appoint in writing a substitute trustee, succeeding to all rights and responsibilities of Trustee.

2. If the proceeds of the Note are used to pay any debt secured by Prior Liens, Payee is subrogated to all the rights and liens of the holders of any debt so paid.

3. Payee may apply any proceeds received under the insurance policy either to reduce the Note but only in accordance with the terms of the Intercreditor Agreements.

4. Subject to the terns of the Intercreditor Agreements, unless applicable law prohibits, all payments received by Payee from Grantor under the Note or this deed of trust may, at Payee's discretion, be applied first to amounts payable under this deed of trust and then to amounts due and payable to the Payee under the Note, to be applied to late charges, principal, or interest in the order Payee in its discretion determines.

5. If there is a default on the Note or if Grantor fails to perform any of Grantor's obligations and the default continues for thirty (30) days after Grantor's receipt of written notice from Payee specifying the alleged default or any other required notice of the default and the time allowed to cure, Lender may --

     a. declare the unpaid principal balance and earned interest on the Note immediately due;

     b. direct Trustee to foreclose this lien, in which case Payee or Payee's agent will cause notice of the foreclosure sale to be given as provided by the Texas Property Code as then in effect; and

     c. purchase the Property at any foreclosure sale by offering the highest bid and then have the bid credited on the Note.

6. Payee may remedy any default without waiving it and may waive and default without waiving any prior or subsequent default provided that Payee shall have given the notice and opportunity to cure specified in Paragraph 5 above.

C.  Trustee's  Rights  and  Duties

If directed by Payee to foreclose this lien, subject to the terms of the Intercreditor Agreements, Trustee will --

1. either personally or by agent give notice of the foreclosure sale as required by the Texas Property Code as then in effect;

2. sell and convey all or part of the Property "AS IS" to the highest bidder for cash with a general warranty binding grantor, subject to the Prior Lien and to the Other Exceptions to Conveyance and Warranty and without representation or warranty, express or implied, by Trustee;

3.   from  the  proceeds  of  the  sale,  pay,  in  this  order  --

     a.  expenses  of foreclosure, including a reasonable commission to Trustee;

     b. to Payee, the full amount of principal, interest, and attorney's fees due and unpaid;

     c.  any  amounts required by law to be paid before payments to grantor; and

     d.  to  grantor,  any  balance;  and

4. to be indemnified by Payee against all costs, expenses, and liabilities incurred by Trustee for acting in the execution or enforcement of the trust created by this deed of trust, which includes all court and other costs, including attorney's fees, incurred by Trustee in defense of any action or proceeding taken against trustee in that capacity.

D.  General  Provisions

1. Subject to the terms of the Intercreditor Agreements, if any of the Property is sold under this deed of trust, Grantor must immediately surrender possession to the purchaser. If Grantor fails to do so, grantor will become a tenant at sufferance of the purchaser, subject to an action for forcible detainer.

2. Recitals in any trustee's deed conveying the Property will be presumed to be true.

3. Proceedings under this deed of trust, filing suit for foreclosure, or pursuing any other remedy will not constitute an election of remedies.

4. Except as provided in the Intercreditor Agreements, this lien will remain superior to liens later created even if the time of payment of all or part of the Note is extended or part of the Property is released.

5. If any portion of the Note cannot be lawfully secured by this deed of trust. payments will be applied first to discharge that portion.

6. Subject to the terms of the Prior Liens and the terms and conditions of all agreements creating or pertaining to the rights herein conveyed including the Easement Agreements listed on Exhibit C, Grantor assigns to Payee all amounts payable to or received by Grantor from condemnation of all or party of the Property, from private sale in lieu of condemnation, and from damages caused by public works or construction on or near the Property. After deducting any reasonable and necessary expenses incurred, including attorney's fees and court and other costs, Payee will either release any remaining amounts Grantor or apply such amounts to reduce the Note. Payee will not be liable for failure to collect or to exercise diligence in collection any such amounts. Grantor will immediately give Payee notice of any actual or threatened proceedings for condemnation of all or party of the Property.

7. Interest on the debt secured by this deed of trust will not exceed the maximum amount of nonusurious interest that may be contracted for, taken, reserved, charged, or received under law. Any interest in excess of that maximum amount will be credited on the principal of the debt or , if that has been paid, refunded. On any acceleration or required or permitted prepayment, any such excess will be canceled automatically as of the acceleration or prepayment or, if already paid, credited on the principal of the debt or, if the principal of the debt has been paid, refunded. This provision overrides any conflicting provisions in this and all other instruments concerning the debt.

8. In no event may this deed of trust secure payment of any debt subject to chapters 342, 343, 345, or 346 of the Texas Finance Code or create a line otherwise prohibited by law.

9. When the context requires, singular nouns and pronouns include the plural.

10. The term Note includes all extensions and renewals of the Note and all amounts secured by this deed of trust.

11. This deed of trust binds, benefits, and may be enforced by the successors in interest of all parties.

12.     Grantor  and  Payor  are  the  same  party.

13.     Payee  and  Beneficiary  are  the  same  party.

14. Except as otherwise provided in this deed of trust and the Note, Grantor and each surety, endorse, and guarantor of the Note waive all demand for payment, presentation for payment, notice of intention to accelerate maturity, notice of acceleration of maturity, protest, and notice of protest, to the extent permitted by law.

15. Grantor agrees to pay reasonable attorney' fees, trustee's fees, and court and other costs of enforcing Payee's rights under this deed of trust if this deed of trust is placed in the hands of an attorney for enforcement.

16. If any provision of this deed of trust is determined to be invalid or unenforceable, the validity or enforceability of any other provision will not be affected.

17. Grantor represents that this deed of trust and the Note are given in order to implement the terms of the Settlement Agreement and Intercreditor Agreements described above.

18. To the extent any conflict or inconsistency exists between the provisions of this deed of trust and the Settlement Agreement, the provisions of the Settlement Agreement shall be controlling. The terms and provisions of the Settlement Agreement (including, without limitation, the representations, warranties and covenants therein) shall not merge, be extinguished or otherwise be affected by the execution and delivery of this deed of trust or any other document executed and delivered pursuant to this deed of trust.

                                                    PENN  OCTANE  CORPORATION



                                                    By:_________________________
                                                    Name:  _____________________
                                                    Title:  ____________________
STATE  OF  ___________
COUNTY OF  ___________


This instrument was acknowledged before me on the ____ day of __________, 200__.


                                     ___________________________________________
                                     Notary Public, State of  __________________
                                     Notary's  name  (printed):_________________

                                     Notary's  commission  expires:_____________

                                    EXHIBIT A


[List  of  easements  including  legal  descriptions  of  real  property]

                                    EXHBIT B


[List  of  Noteholders]

                                  EXHIBIT "L"
                             INTERCREDITOR AGREEMENT

                                  EXHIBIT "L1"
                        LENDER'S INTERCREDITOR AGREEMENT

                                  EXHIBIT "L2"
                        LENDERS' INTERCREDITOR AGREEMENT

                                  EXHIBIT "L3"
                              BROWNSVILLE AGREEMENT

                                  EXHIBIT "M"
                         ORTIZ EASEMENT PAYMENT SCHEDULE


1. Twenty-Five Thousand and No/100 Dollars ($25,000.00) payable to Ortiz Family on November 15, 2001.

2. Twenty-Five Thousand and No/100 Dollars ($25,000.00) payable to Ortiz Family on November 15, 2002.

                                  EXHIBIT "M1"
                           MEMORANDUM OF UNDERSTANDING

                                  EXHIBIT "N"
                           CPSC/VAN REIT PROPERTY DEED

                              SPECIAL WARRANTY DEED
                              ---------------------


THE  STATE  OF  TEXAS   )
                        )                   KNOW  ALL  MEN  BY  THESE  PRESENTS:
COUNTY  OF  CAMERON     )

     THAT PENN OCTANE CORPORATION, a Delaware corporation ("Grantor"), for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration to the undersigned paid by CPSC INTERNATIONAL, INC., a Texas corporation ("Grantee"), whose address is Two Allen Center, Suite 2250, 1200 Smith Street, Houston, Texas 77002, the receipt of which consideration is hereby acknowledged, and the further consideration of Grantee's assuming and agreeing to pay, perform and discharge, as the same becomes due, (1) the unpaid principal balance owing on that certain Promissory Note (the "Note") dated April 17, 2000, in the original principal amount of One Million Nine Hundred Eight Thousand and No/100 Dollars ($1,908,000.00), executed by Grantor, as maker therein, payable to the order of Lieven J. Van Reit , and (2) all of the other terms, covenants, conditions, liabilities, duties, obligations and indebtedness owing under the Note, has GRANTED, SOLD AND CONVEYED, and by these presents does GRANT, SELL AND CONVEY unto Grantee the real property described on Exhibit "A" attached hereto and incorporated herein by reference for all purposes (the foregoing is collectively referred to herein as the "Real Property").

     The Real Property does not include the following and the following is hereby specifically excluded from all conveyances under this Special Warranty Deed and is hereby retained and reserved by Grantor, for itself, its successors and assigns:

(1) Those two (2) pipelines with a nominal 8.625 inch outside diameter and a nominal 6.25 inch outside diameter located on the Real Property (the "Pipelines"), and
(2) All of the vents, casings, valves, cathodic protection devices, and other items of personal property which are constructed on, affixed to or installed on or in connection with the Pipelines, and includes any and all equipment used in the operation and/or monitoring of the Pipelines (the "Facilities").

     This conveyance is made by Grantor and accepted by Grantee subject to the following (the "Permitted Encumbrances"): (1) all liens, restrictions, mineral and royalty interests, easements, rights-of-way, encumbrances and other matters which were in force and existing of record affecting the Real Property as of the time of filing that certain Special Warranty Deed dated April 14, 2000, executed by Lieven J. Van Reit and Cecilia G. Van Reit, as grantors, to Grantor herein, as grantee, filed for record in the Official Records of Cameron County, Texas in

Volume 6238 at Page 96, and under Clerk's File No. 17408, to the extent any or all of same are now in force and existing of record affecting the Real Property,
(2) those items shown on Exhibit "B" attached hereto and incorporated herein for all purposes; (3) all laws, regulations and ordinances of all governmental and quasi-governmental authorities, if any, affecting the Real Property; (4) the Easement (as such term is hereinafter defined); (5) that certain Deed of Trust to Secure Assumption dated of even date herewith, executed by Grantee herein, as grantor therein, to Jerry Richter, Trustee; and, (6) the vendor's lien and superior title hereinafter reserved by Grantor.

     Grantor hereby reserves and retains for itself, its successors and assigns, an exclusive right-of-way and easement (the "Easement") to construct, maintain, operate, repair, replace, relocate, inspect and remove, one or more pipelines and related appurtenances for the transportation of liquids, gases, solids or mixtures of any or all substances which can be transported through a pipeline, including, without limitation, the Pipelines and Facilities, upon, across, above, through or under that certain portion of the Real Property more particularly described on Exhibit "C" attached hereto and incorporated herein for all purposes (the "Easement Tract"), together with the right of ingress, egress and regress across the Real Property to and from the Easement Tract for the purposes herein retained. The Easement shall terminate on the one hundredth (100th) anniversary of the date of this Special Warranty Deed. Grantee shall have the right to enjoy the use of the surface of the Easement Tract for any and all uses that do not interfere with or prevent the use of same by Grantor, its successors and assigns. Grantor, its successors and assigns shall have the right to clear the Easement Tract, and to keep same clear, of all obstructions, surface and subsurface, including the right to cut, remove and/or trim trees and brush thereon, only to the extent that it is necessary for Grantor to gain access or use of the Easement for any purpose designated herein.

     GRANTEE ACKNOWLEDGES AND AGREES, BY ITS ACCEPTANCE HEREOF, THAT, EXCEPT AS OTHERWISE PROVIDED IN THAT CERTAIN SETTLEMENT AGREEMENT DATED OF EVEN DATE HEREWITH, BETWEEN GRANTOR, GRANTEE AND COWBOY PIPELINE SERVICE COMPANY (THE "SETTLEMENT AGREEMENT"), THE REAL PROPERTY IS CONVEYED "AS IS", "WHERE IS" AND IN ITS PRESENT CONDITION "WITH ALL FAULTS", AND THAT, EXCEPT AS OTHERWISE PROVIDED IN THE SETTLEMENT AGREEMENT, GRANTOR HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO: (A) THE NATURE, QUALITY OR CONDITION OF SUCH REAL PROPERTY, INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL AND GEOLOGY; (B) THE INCOME TO BE DERIVED FROM THE REAL PROPERTY; (C) THE SUITABILITY OF THE REAL PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH GRANTEE MAY CONDUCT THEREON; (D) THE COMPLIANCE OF OR BY THE REAL PROPERTY OR ITS OPERATION WITH ANY LAWS, RULES,
ORDINANCES  OR  REGULATIONS  OF  ANY  APPLICABLE GOVERNMENTAL AUTHORITY OR BODY,

INCLUDING, WITHOUT LIMITATION, THE ENDANGERED SPECIES ACT ("ESA") AND ANY FEDERAL, STATE, OR LOCAL LAWS AND/OR REGULATIONS DESIGNED TO IMPLEMENT OR
RELATED TO THE ESA; (E) THE HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF SUCH REAL PROPERTY; OR (F) ANY OTHER MATTER WITH RESPECT TO THE REAL PROPERTY. WITHOUT LIMITING THE FOREGOING, GRANTOR DOES NOT AND HAS NOT MADE ANY REPRESENTATION OR WARRANTY REGARDING THE PRESENCE OR ABSENCE OF ANY HAZARDOUS SUBSTANCES (AS HEREINAFTER DEFINED) ON, UNDER OR ABOUT SUCH REAL PROPERTY OR THE COMPLIANCE OR NONCOMPLIANCE OF SUCH REAL PROPERTY WITH THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT, THE SUPERFUND AMENDMENT AND REAUTHORIZATION ACT, THE RESOURCE CONSERVATION RECOVERY ACT, THE FEDERAL WATER POLLUTION CONTROL ACT, THE FEDERAL ENVIRONMENTAL PESTICIDES ACT, THE CLEAN WATER ACT, THE CLEAN AIR ACT, THE TEXAS NATURAL
RESOURCES CODE, THE TEXAS WATER CODE, THE TEXAS SOLID WASTE DISPOSAL ACT, THE TEXAS HAZARDOUS SUBSTANCES SPILL PREVENTION AND CONTROL ACT, ANY SO CALLED FEDERAL, STATE OR LOCAL "SUPERFUND" OR "SUPERLIEN" STATUTE, OR ANY OTHER
STATUTE,  LAW,  ORDINANCE,  CODE,  RULE, REGULATION, ORDER OR DECREE REGULATING,
RELATING TO OR IMPOSING LIABILITY (INCLUDING, WITHOUT LIMITATION, STRICT LIABILITY) OR STANDARDS OF CONDUCT CONCERNING ANY HAZARDOUS SUBSTANCES (COLLECTIVELY, THE "HAZARDOUS SUBSTANCE LAWS"). FOR PURPOSES OF THIS AGREEMENT, THE TERM "HAZARDOUS SUBSTANCES" SHALL MEAN AND INCLUDE, WITHOUT LIMITATION (A) THOSE ELEMENTS OR COMPOUNDS WHICH ARE CONTAINED ON THE LIST OF HAZARDOUS SUBSTANCES AND/OR HAZARDOUS WASTES ADOPTED BY THE UNITED STATES ENVIRONMENTAL PROTECTION AGENCY, AND THE LIST OF TOXIC POLLUTANTS DESIGNATED BY CONGRESS OR THE ENVIRONMENTAL PROTECTION AGENCY, OR DESIGNATED UNDER ANY HAZARDOUS SUBSTANCE LAWS; (B) ASBESTOS; (C) UNDERGROUND STORAGE TANKS, WHETHER EMPTY, FILLED OR PARTIALLY FILLED WITH ANY SUBSTANCE; (D) PETROLEUM AND PETROLEUM BASED SUBSTANCES; AND (E) ANY OTHER SUBSTANCE WHICH BY ANY REQUIREMENT OF ANY GOVERNMENTAL AUTHORITY REQUIRES SPECIAL HANDLING OR NOTIFICATION OF ANY GOVERNMENTAL AUTHORITY IN THE COLLECTION, STORAGE, TREATMENT OR DISPOSAL OF SUCH SUBSTANCE. GRANTEE FURTHER ACKNOWLEDGES AND AGREES THAT GRANTEE HAS BEEN GIVEN THE OPPORTUNITY TO INSPECT THE REAL PROPERTY, THAT GRANTEE IS PURCHASING THE REAL PROPERTY PURSUANT TO ITS INDEPENDENT EXAMINATION, STUDY, INSPECTION AND KNOWLEDGE OF THE REAL PROPERTY AND GRANTEE IS RELYING UPON ITS OWN DETERMINATION OF THE VALUE OF THE REAL PROPERTY AND USES TO WHICH THE REAL PROPERTY MAY BE PUT, AND, EXCEPT AS OTHERWISE PROVIDED IN THE SETTLEMENT AGREEMENT, NOT ON ANY

INFORMATION PROVIDED OR TO BE PROVIDED BY GRANTOR. EXCEPT AS OTHERWISE PROVIDED IN THE SETTLEMENT AGREEMENT, GRANTEE FURTHER ACKNOWLEDGES AND AGREES THAT ANY INFORMATION PROVIDED WITH RESPECT TO THE REAL PROPERTY WAS OBTAINED FROM A VARIETY OF SOURCES AND THAT GRANTOR HAS NOT MADE AND WILL NOT BE OBLIGATED TO MAKE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION AND GRANTOR MAKES NO REPRESENTATIONS AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION.

     But it is expressly agreed that the Grantor expressly reserves for itself, its successors and assigns, a vendor's lien, as well as superior title, in and to the Real Property until the Note and the covenants, conditions, liabilities, duties, obligations and indebtedness herein assumed by the Grantee has been fully paid and performed according to the face, tenor, effect and reading thereof, when this Special Warranty Deed shall become absolute.

     Taxes for the year 2000 have been prorated by the parties hereto as of June 19, 2000, and Grantee, by Grantee's acceptance of this Special Warranty Deed, assumes payment thereof and Grantee also assumes payment of all taxes for subsequent years associated with the Real Property.

     TO HAVE AND TO HOLD the Real Property, together with all and singular the rights and appurtenances thereto in anywise belonging unto Grantee, its successors and assigns forever; and Grantor does hereby bind itself, its successors and assigns to WARRANT AND FOREVER DEFEND all and singular the Real Property unto Grantee, its successors and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof, except as to the Permitted Encumbrances and the exceptions to warranty herein, when the claim is by, through or under Grantor but not otherwise.

          EXECUTED effective the _____ day of _____________, 2001.

                                            PENN  OCTANE  CORPORATION,
                                            a  Delaware  corporation

                                            By:
                                               ---------------------------------
                                                Jerry  Lockett, Vice President

     EXECUTED by Grantee to acknowledge and agree to the terms and conditions contained herein.

                                            CPSC  INTERNATIONAL,  INC.,  a Texas
                                            corporation

                                            By:
                                               ---------------------------------
                                                Eric  DuBose,  President

STATE  OF  TEXAS         )
                         )
COUNTY  OF  HARRIS       )


This instrument was acknowledged before me on _________________, 2001, by Jerry Lockett, Vice President of Penn Octane Corporation, a Delaware corporation, on behalf of said corporation.


[seal]                                   _______________________________________
                                         Notary  Public,  State  of  Texas



STATE  OF  TEXAS         )
                         )
COUNTY  OF  HARRIS       )


     This instrument was acknowledged before me on the ______ day of _____________, 2001, by Eric DuBose, President of CPSC International, Inc., a Texas corporation, on behalf of said corporation.

                                         _______________________________________
                                         Notary  Public,  State  of  Texas

                                   EXHIBIT "A"


                            REAL PROPERTY DESCRIPTION



Being a 477.0 acre tract, more or less, out of the Lieven J. Van Riet 745.41 acre tract and out of the North part of Lot 10, Block 4 of the Samano Tract as recorded in Volume 14, Pages 49 & 49A, Map Records of Cameron County, Texas said
745.41 acre tract recorded in Volume 947, Page 931, Deed Records of Cameron County, Texas and said 477.0 acres being the same tract of land described in that certain Special Warranty Deed dated April 14, 2000, executed by Lieven J. Van Reit and Cecilia G. Van Reit, as grantors, to Grantor herein, as grantee, filed for record in the Official Records of Cameron County, Texas in Volume 6238 at Page 96, and under Clerk's File No. 17408, and more particularly located and described as follows:

BEGINNING at the Northwest corner of the 745.41 acre tract and the Southwest corner of the "Baily Acreage" (Volume 13, Page 71, Cameron County Map Records) for the Northwest corner of this tract marked by an iron rod set by E. R.
Gonzalez,  Jr.,  RPLS  3732  on  April  4,  2000;

THENCE  South  83 degrees 15 minutes 50 seconds East along the North line of the
745.41 acre tract same being the South line of the "Baily Acreage" (called the North line of the Bailey Acreage in the above referenced deed from Lieven J. Van Reit and Cecilia G. Van Reit, as grantors, to POC, as grantee), a total distance of 3485.2 feet for the Northeast corner of this tract said corner being in a drainage ditch;

THENCE  South  06 degrees 47 minutes 46 seconds West along the East line of said
745.41 acre tract a distance of 2446.23 feet for a corner marked by a Concrete Monument;

THENCE  South  06 degrees 51 minutes 05 seconds West along the East line of said
745.41 acre tract and being the West line of Block 2, Samano Tract (Volume 14, Page 49 & 49A, Map Records and West line of Share 3 of W.M. Wymore Estates, Samano Tract), a distance of 3407.72 feet for a corner marked by a Concrete Monument;

THENCE South 85 degrees 20 minutes 06 seconds East a distance of 15.51 feet (South 84 degrees 55 minutes East 15.51 feet, Block 4, Samano Tract) for a corner marked by a Concrete Monument;

THENCE South 05 degrees 04 minutes 41 seconds West along the West line of Block 4, Samano Tract (Volume 14, Page 49 &49A Map Records) a distance of 44.77 feet for the Southeast corner of this tract marked by an iron rod set by E. R.
Gonzalez,  Jr.,  RPLS  3732  on  April  4,  2000;

THENCE North 85 degrees 32 minutes 12 seconds West in a Westerly direction a distance of 3496.38 feet for the Southwest corner of this tract marked by an iron rod set by E. R. Gonzalez, Jr., RPLS 3732 on April 4, 2000;

THENCE North 06 degrees 44 minutes 46 seconds East along the East line of Palo Alto Groves Subdivision No. 1 (Volume 5, Page 43 Cameron County Map Records), a distance of 6036.79 feet for the PLACE OF BEGINNING;

CONTAINING  477.0  acres  of  land,  more  or  less.

                                  EXHIBIT "B"

                             PERMITTED ENCUMBRANCES



1. Affidavit for Oil and Gas Lien filed March 23, 2000, executed by Tanner Pipeline Company against Penn Octane Corporation, in the amount of $887,183.80 recorded in Volume 6182, Page 65, Official Records of Cameron County, Texas.

2. Affidavit for Oil and Gas Lien filed March 23, 2000, executed by Tanner Pipeline Company against Penn Octane Corporation, in the amount of $599,378.00 recorded in Volume 6182, Page 73, Official Records of Cameron County, Texas.

3. Easement dated August 24, 1931, filed September 23, 1931, executed by J.H. Blair and Frances M. Blair to Central Power and Light Company, recorded in Volume 233, Page 243, Deed Records of Cameron County, Texas.

4. Easement dated April 11, 1958, filed April 25, 1958, executed by Catharin Ewing Bryan and B.F. Bryan to Jesse Dennett, recorded in Volume 654, Page 63, Deed Records of Cameron County, Texas (as to Roadway Easement).

5. Boundary Line Agreement dated October 13, 1972, filed December 6, 1972, executed by Holly N. Laxson, Daniel G. Laxson, Swanzy B. Nations, Joan M. Held, Marcus M. Wilson, Robert Lee Smith and M. Travis Smith and Jesse Dennett, recorded in Volume 947, Page 906, Deed Records of Cameron County, Texas.

6. Agreement dated September 28, 1972, filed December 6, 1972, executed by James H. Latimer, Jr. and Jesse Dennett, recorded in Volume 947, Page 919, Deed Records of Cameron County, Texas.

7. Agreement dated November 14, 1972, filed December 6, 1972, executed by Gayle Wilhite, Trustee to Jesse Dennett, recorded in Volume 947, Page 922, Deed Records of Cameron County, Texas.

8. Easement for Drainage dated September 9, 1972, filed December 6, 1972, executed by Cameron County Drainage District No. One recorded in Volume 947, Page 927, Deed Records of Cameron County, Texas, and as shown on Survey dated April 4, 2000, prepared by G-E & S Engineering & Surveying, Inc., Project No. 536-G-109.

9. Easement and Right of Way dated July 15, 1987, filed July 29, 1987, executed by Lieven J. Van Riet to Central Power and Light Company, a Texas Corporation, recorded in Volume 209, Page 384, Official Records of Cameron County, Texas, and as shown on Survey dated April 4, 2000, prepared by G-E & S Engineering & Surveying, Inc., Project No. 536-G-109.

10. Grant of Easement dated October 19, 1993, filed October 28, 1993, executed by Lieven J. Van Riet to Cameron County Drainage District No. One, recorded in Volume 2631, Page 221, Official Records of Cameron County, Texas, and as shown on Survey dated April 4, 2000, prepared by G-E & S Engineering &
     Surveying,  Inc.,  Project  No.  536-G-109.

11. Reservation of a 1/16th mineral interest, as described in document, dated May 22, 1946, filed June 3, 1946, executed by Frances M. Blair, John M. Blair, Frances Blair Field and Thomas P. Field to Jesse Dennett, recorded in Volume 366, Page 223, of the Deed Records of Cameron County, Texas. Title to this interest was not checked subsequent to the date of this document (as to 414.2 acres).

12. Reservation of a 1/16th royalty interest, as described in document dated May 16, 1955, filed May 16, 1955, executed by Jesse Dennett and Mary C. Dennett to Catharin Ewing Bryan wife of B. F. Bryan, recorded in Volume 595, Page 591, of the Deed Records of Cameron County, Texas. Title to this interest was not checked subsequent to the date of this document (as to 414.2 acres).

13. Reservation of a 1/8th royalty interest, as described in document dated November 27, 1972, filed December 6, 1972, executed by Jesse Dennett to Lieven J. Van Riet, recorded in Volume 947, Page 931, of the Deed Records of Cameron County, Texas. Title to this interest was not checked subsequent to the date of this document.

14. Drainage, Utility and Access Easement, One Hundred Feet (100') in width, as reserved/conveyed in Special Warranty Deed dated April 14, 2000 filed April 18, 2000 from Lieven J. Van Riet and Cecilia G. Van Riet to Penn Octane Corporation, a Delaware Corporation, recorded in the Office of the County Clerk of Cameron County, Texas in Volume 6238 at Page 96 and under Clerk's File No. 17480.

15. Existing Six inch (6") and Eight inch (8") gas lines installed by Penn Octane as shown on Survey dated April 4, 2000, prepared by G-E & S Engineering & Surveying, Inc., Project No. 536-G-109.

16. Existing Drain Ditch(s) as shown on Survey dated April 4, 2000, prepared by G-E & S Engineering & Surveying, Inc., Project No. 536-G-109.

17. Encroachment of Drain Ditch as shown on Survey dated April 4, 2000, prepared by G-E & S Engineering & Surveying, Inc., Project No. 536-G-109.

18. Access Easement Agreement dated April 25, 2000, between Penn Octane Corporation and Lieven J. Van Reit, recorded in Volume 6252, Page 63, of the Deed Records of Cameron County, Texas.

19. Supplemental Affidavit for Oil and Gas Lien filed June 19, 2000, between CPSC International, Inc. and Penn Octane Corporation, recorded in Volume 6361, Page 23, Official Records of Cameron County, Texas.

20. Supplemental Affidavit for Oil and Gas Lien filed June 16, 2000, between CPSC International, Inc. and Penn Octane Corporation, recorded in Volume 6361, Page 46, Official Records of Cameron County, Texas.

21. Affidavit in Support of Lien on Mineral Property filed July 25, 2000, executed by National Oil-well, L.P., successor in interest to Dupre Supply Company, against Penn Octane Corporation et al, in the amount of $17,080.09, recorded in Volume 6433, Page 180, Official Records of Cameron County, Texas.

22.  Agreement  with  Brownsville  Navigation  District.

                                  EXHIBIT "C"

                                 EASEMENT TRACT


     Being a 30.00 feet wide easement crossing a 745.41 acres tract of land in Share 22 of the Espiritu Santo Grant, Cameron County, Texas. Said tract conveyed to Lieven J. Van Riet by Jesse Dennett by a Warranty Deed recorded in Volume 947, Page 931 of the Deed Records of Cameron County, Texas. The centerline of said 30.00 feet wide easement is more particularly described and located as follows:

     Commencing at the northwest corner of said 745.41 acres tract, said corner being the southwest corner of the "Vacated" Baily Acreage subdivision as recorded in Volume 13, Page 71 of the Map Records of Cameron County, Texas, thence South 5 degrees 21 minutes 17 seconds West, (recorded South 6 degrees 44 minutes 10 second West) along the west line of said 342.76 acres tract, a distance of 4,968.63 feet to an iron pin with a yellow plastic cap set for the Place of Beginning of the centerline of this 30.00 feet wide easement;

     Thence, South 86 degrees 26 minutes 01 seconds East, a distance of 3,489.31 feet to an iron pin with a yellow plastic cap set in the east line of said
745.41 acres tract and the west line of 80.09 acres tract in Share 3, of the William Wymore Lands conveyed to Justo Barrientes, Jr. by warranty deed recorded in Volume 201, 427 of the Official Records of Cameron County, Texas. Said iron pin is south 5 degrees 52 minutes West, 509.23 feet from the northwest corner of said 80.09 acres tract.

     Said  easement  contains  2.403  acres,  more  or  less.

(The meridian used for this survey is based on TxDot monuments and coordinates established for the Brownsville Railroad Relocation Project)

                                   EXHIBIT "O"
                             STOCK PURCHASE WARRANT


Right to Purchase 175,000 Shares of Common Stock


                             STOCK PURCHASE WARRANT
                             ----------------------


     PENN OCTANE CORPORATION, a Delaware corporation (the "Company") hereby certifies that, for value received, CPSC INTERNATIONAL, INC., a Texas corporation or its assigns (the "Holder"), is entitled, subject to the terms set forth below, to receive One Hundred Seventy-Five Thousand (175,000) warrants from the Company at any time or from time to time prior to the expiration of the term hereof, at an exercise or strike price (the "Purchase Price") of Four and No/100 Dollars ($4.00) per warrant (the "Warrant"). Each Warrant issued or issuable hereunder shall consist of one (1) share of fully paid and nonassessable share of common stock, $0.10 par value per share, of the Company (the "Common Stock"). The number and character of such shares of Common Stock and the Purchase Price are subject to adjustment as provided herein.

     This Warrant is issued pursuant to that certain Settlement Agreement dated of even date herewith, between the Company, the original Holder hereof and Cowboy Pipeline Service Company, Inc., a Texas corporation. This Warrant has been issued in reliance upon the representation of the Holder that it has been acquired for investment purposes and not with a view towards the resale or other distribution thereof. Neither this Warrant nor the shares issuable upon exercise of this Warrant have been registered under the Securities Act of 1933.

     1.  Exercise  of  Warrant.  This  Warrant  may  be  exercised by the Holder
         ---------------------
hereof, in whole or in part (but not as to a fractional share of Common Stock), by the surrender of this Warrant (properly endorsed) at the principal office of the Company (or at such other agency or office of the Company as it may designate by notice in writing to the Holder hereof at the address of the Holder hereof appearing on the books of the Company), and by payment to the Company of the Purchase Price in cash or by certified or official bank check, for each share being purchased. In the event of any exercise of the rights represented by this Warrant, a certificate or certificates for the shares of Common Stock so purchased, registered in the name of the Holder hereof, shall be delivered to the Holder hereof within a reasonable time after the rights represented by this Warrant shall have been so exercised; and, unless this Warrant has expired, a new Warrant representing the number of shares (except a remaining fractional share), if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Holder hereof within such time. With respect to any such exercise, the Holder hereof shall for all purposes be deemed to have become the Holder of record of the number of shares of Common Stock evidenced by such certificate or certificates from the date on which this

Warrant was surrendered and payment of the Purchase Price was made irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date on which the stock transfer books of the Company are closed, such person shall be deemed to have become the Holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open. The Company will refund in cash to any Holder any fractional shares based upon the Purchase Price.

     2.  Adjustments for Consolidation, Merger, Etc.  In case the Company, after
         ------------------------------------------
the date of this Warrant (a) shall consolidate with or merge into any other person and shall not be the continuing or surviving corporation of such consolidation or merger, or (b) shall permit any other person to consolidate with or merge into the Company and the Company shall be the continuing or surviving person but, in connection with such consolidation or merger, the Common Stock shall be changed into or exchanged for stock or other securities or property of any other person, or (c) shall transfer all or substantially all of its properties and assets to any other person, or (d) shall effect a capital reorganization or reclassification of the Common Stock, then, and in each such case, proper provision shall be made so that the Holder of this Warrant, upon the exercise hereof at any time after the consummation of such consolidation, merger, transfer, reorganization or reclassification, shall be entitled to receive, in lieu of the Common Stock issuable upon such exercise prior to such consummation, the stock and other securities and property to which such Holder would have been entitled upon such consummation if such Holder had so exercised this Warrant immediately prior thereto, and the Purchase Price shall be appropriately adjusted by the board of directors of the Company.

     3.  No  Impairment.  The Company shall not, by amendment of its articles of
         --------------
incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against impairment. Without limiting the generality of the foregoing, the Company (a) will not permit the par value, if any, of any shares of stock receivable upon the exercise of this Warrant to exceed the amount payable therefor upon such exercise, (b) will take such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock upon the exercise of this Warrant and (c) will not (i) transfer all or substantially all of its properties and assets to any other person or (ii) consolidate with or merge into any other person where the Company is not the continuing or surviving person, or
(iii) permit any other person to consolidate with or merge into the Company where the Company is the continuing or surviving person unless, in such case, the other person acquiring such properties and assets or continuing or surviving after such consolidation or merger, as the case may be, shall expressly assume in writing and be bound by all the terms of this Warrant.

     4.  Company's  Report  as  to  Adjustments.  In  case  of any adjustment or
         --------------------------------------
readjustment in the shares of Common Stock issuable upon the exercise of the Warrants or the Purchase Price, the Company at its expense will promptly (a) compute such adjustment or readjustment in accordance with the terms of this Warrant and prepare a report setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, and (b) give notice of such adjustment or readjustment, in the form of a certificate of its president and treasurer as to the contents of such report, to the Holder of this Warrant.

     5.  Reservation  of  Stock.  The Company will at all times reserve and keep
         ----------------------
available, solely for issuance and delivery upon the exercise of this Warrant, all shares of Common Stock from time to time issuable upon the exercise of this Warrant. All such shares of Common Stock when issued shall be duly authorized, validly issued, fully paid and nonassessable with no liability on the part of the Holders thereof.

     6.  Exchange  of  Warrants.  Upon  surrender  for exchange of this Warrant,
         ----------------------
properly endorsed, to the Company, the Company at its expense will issue and deliver to or upon the order of the Holder thereof a new Warrant or Warrants of like tenor, in the name of such Holder or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant to be surrendered.

     7.  Replacement  of  Warrants.  Upon  receipt  of  evidence  reasonably
         -------------------------
satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon delivery of an indemnity bond or other indemnity arrangements reasonably satisfactory to the Company or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

     8.  Notices.  All  notices and other communications from the Company to the
         -------
Holder of this Warrant shall be mailed by first class registered or certified mail, postage prepaid, to such address of such Holder as appears on the books of the Company.

     9.  Payment of Taxes.  The Company will pay all documentary stamp taxes, if
         -----------------
any, attributable to the issuance of Shares upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue or delivery of any certificates for Shares in a name other than that of the Holder of Warrants in respect of which such Shares are issued.

     10.  Benefits  of  this  Agreement.  Nothing  in  this  Agreement  shall be
          ------------------------------
construed to give any person or corporation other than the Company and the Holders any legal or equitable right, remedy or claim under this Agreement. This Agreement shall be for the sole and exclusive benefit of the Company and its Holders

     11.  Term.  The right to exercise this Warrant shall expire three (3) years
          ----
from  the  date  hereof.

     12.  Miscellaneous.  This  Warrant  and  any  term  hereof  may be changed,
          -------------
waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be construed and enforced in accordance with and governed by the laws of the State of Texas without regard to the principles of conflict of laws. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.


Dated: _____________, 2001.

                                       PENN  OCTANE  CORPORATION,  a  Delaware
                                       corporation

                                       By:______________________________________
                                          Jerry  Lockett,  Vice  President

                                  EXHIBIT "P"
                       DEED OF TRUST TO SECURE ASSUMPTION
                       DEED OF TRUST TO SECURE ASSUMPTION


     THIS  DEED  OF TRUST TO SECURE ASSUMPTION (this "Mortgage") dated effective
                                                      --------
as of March ___, 2001 is executed and delivered by CPSC INTERNATIONAL, INC., a Texas corporation ("Grantor") for good and valuable consideration, the receipt
                      -------
and  adequacy  of  which  are  hereby  acknowledged  by  Grantor.

               ARTICLE 1 - Granting Clauses; Secured Indebtedness
                           --------------------------------------

     Grantor does hereby GRANT, BARGAIN, SELL, CONVEY, TRANSFER, ASSIGN and SET OVER to Jerry Richter, as Trustee, or any successor or substitute appointed and designated as herein provided from time to time acting hereunder (a) the tract of land (herein called the "Land") described in Exhibit A which is attached
                                 ----                ---------
hereto and incorporated herein by reference, and (i) all improvements now or hereafter situated on the Land (herein called the "Improvements"); and (ii) all
                                                    ------------
right, title and interest of Grantor in and to (1) all streets, passages, roads, alleys, easements, rights-of-way, licenses, rights of ingress and egress, vehicle parking rights and public places, existing or proposed, abutting, adjacent, used in connection with or pertaining to the Land and/or the Improvements; (2) any strips or gores between the Land and abutting or adjacent properties; and (3) all water rights, timber, crops and mineral interests on or pertaining to the Land (the Land, Improvements and other rights, titles and interests referred to in this clause (a) being herein sometimes collectively called the "Premises"); (b) all fixtures, equipment, machinery, furnishings,
              --------
appliances, goods, supplies, and articles of personal property, of every kind and character, now owned or hereafter acquired by Grantor, or in which Grantor has or shall have an interest, which are now or hereafter attached to, located upon, situated in, on or about, or used in connection with the Land or the Improvements, or appurtenant thereto (the foregoing properties referred to in this clause (b) herein sometimes collectively called the "Accessories") all of
                                                            -----------
which are hereby declared to be and deemed to constitute fixtures (herein called the "Fixtures"), and are part of the Land; (c) all awards or payments which may
      --------
hereafter be made with respect to the Premises, the Improvements, the Fixtures, or the Accessories by means of a taking or voluntary conveyance as a result of, or in settlement of, any condemnation or other eminent domain proceeding and all other proceeds of the conversion, voluntary or involuntary, of the Mortgaged Property (as hereinafter defined), or part thereof; (d) all leases, tenancies, licenses and other agreements affecting the use, enjoyment or occupancy of the Premises, the Improvements, the Fixtures, or the Accessories or any portion thereof now or hereafter entered into (herein called the "Leases"), together
                                                              ------
with all credits, cash or security deposits, advance rentals and payments of similar nature and guarantees or other security held by Grantor in connection therewith and all remainders, reversions and other rights and estates appurtenant thereto, all modifications, extensions and renewals of the Leases and all rights to renew or extend the term thereof, all right and privilege of Grantor to terminate, cancel, abridge, merge, modify, surrender or amend the

Leases and any and all possessory rights of Grantor and all rents, oil and gas or other mineral royalties, revenues and bonuses, issues and profits from the Premises, the Improvements, the Fixtures or the Accessories (herein called the "Rents") and all proceeds from the sale or other disposition of the Leases and
 -----
the right to receive Rents; (e) all refunds or rebates of taxes, assessments, ground rents, water, sewer or other rents and charges, excises, levies, fees and all other governmental charges of every character in respect to the Premises;
(f) all accounts receivable, contract rights, franchises, authorizations, approvals, licenses, certificates, permits, variance and land use entitlements for construction, use, occupancy and operation of the Improvements and the Premises, together with any interests, estate or other claims, rights or privileges, both at law and in equity, relating to the Premises, the Improvements, the Fixtures or the Accessories; (g) all claims against any person or entity with respect to any damage to the Premises, the Improvements, the Fixtures or Accessories; (h) all intangible property relating to the Premises, Improvements, the Fixtures or Accessories or its operation; (i) all advertising material, guaranties, warranties, building permits, other permits, licenses, plans and specifications, drawings, soil tests, appraisals and other documents, materials and/or personal property of any kind now or hereafter existing in or relating to the Premises, Improvements, Fixtures, and Accessories; (j) all appurtenances and utility rights pertaining to the Premises, Improvements, Fixtures or Accessories or any portion thereof, all zoning agreements, all operating contracts, management agreements, service contracts, supply and maintenance contracts, equipment leases, which affects or is used in connection with the Premises, Improvements, Fixtures or Accessories or any part thereof;
(k) all renewals, substitutions, improvements, accessions, attachments, additions, replacements and all proceeds to or of each of the foregoing, and all conversions of the security constituted thereby so that the foregoing shall be deemed a part of the Mortgaged Property and shall automatically become subject to the lien of this Mortgage as fully and completely and with the same priority and effect as though now owned by Grantor and specifically described herein; and
(l) all other interests of every kind and character which Grantor now has or hereafter acquires in, to or for the benefit of the properties, rights, titles and interests referred to above in this clauses (a) through (j) and all property used or useful in connection therewith.

     TO HAVE AND TO HOLD the foregoing rights, interests and properties, and all rights, estates, powers and privileges appurtenant thereto (herein collectively called the "Mortgaged Property") subject to the Permitted Encumbrances, unto
              -------------------
Trustee, and his successors or substitutes in this trust, and to his or their successors and assigns, in trust, however, upon the terms, provisions and conditions herein set forth.

     Grantor hereby grants to Beneficiary (as hereinafter defined) a security interest in all of the Mortgaged Property which constitutes personal property or fixtures (herein sometimes collectively called the "Collateral") subject to the
                                                     ----------
Permitted Encumbrances. In addition to its rights hereunder or otherwise, Beneficiary shall have all of the rights of a secured party under the Texas Business and Commerce Code, or under the Uniform Commercial Code in force in any other state to the extent the same is applicable law.

     This Mortgage is made to secure and enforce the payment and performance by Grantor of the indebtedness, obligations and liabilities and all renewals, extensions, and modifications approved in writing by Grantor thereof in whole or in part from time to time (hereinafter sometimes referred to as the "secured
                                                                         -------
indebtedness" or the "indebtedness secured hereby"): (a) that certain Promissory
------------          ---------------------------
Note  dated  April  17,  2000  executed  by  Penn Octane Corporation, a Delaware corporation  ("Beneficiary"),  payable to the order of Lieven J. VanReit, in the
               -----------
principal amount of $1,908,000.00 and all other notes given in substitution therefor or in modification approved in writing by Grantor, renewal or extension thereof, in whole or in part (hereinafter individually called a "Note"); and (b)
                                                                 ----
all indebtedness and other obligations owed by Grantor or any other individual, corporation, limited liability company, partnership, joint venture, association, company, trust, unincorporated organization or any other form of entity (hereinafter called "Person") to Beneficiary now or hereafter incurred or
                       ------
arising pursuant to or permitted by the provisions of the Note or this Mortgage.

                   ARTICLE 2 - Representations, Warranties and
                               -------------------------------
                               Covenants of Grantor
                               --------------------

     Section 2.1. Grantor represents, warrants and covenants to Trustee and Beneficiary as follows:

     Grantor has good, marketable and indefeasible fee simple title to the Mortgaged Property free and clear of all Liens whatsoever except for the Permitted Encumbrances (hereafter defined), has not in any way encumbered the Mortgaged Property and has the right, power and authority to mortgage and hypothecate the same. Grantor shall forever warrant, defend and preserve such title and the validity and priority of the liens of this Mortgage against the claims of all Persons whomsoever. The term "Lien" or "Liens" shall mean any
                                                 ----      -----
interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on common law, statute or contract, and including, but not limited to the security interest or lien arising from a mortgage, security agreement, deed of trust, assignment, collateral mortgage, chattel mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment, bailment for security purposes or certificate of title lien. The term "Lien" shall include
                                                         ----
reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting property.

     Grantor has duly authorized the execution, delivery and performance of this Mortgage, has taken all requisite action and obtained all necessary and required approvals and consents for the creation, issuance, execution and delivery of this Mortgage and Grantor warrants that the execution, delivery and performance of this Mortgage will not (i) violate any provision of Grantor's organizational or operational documents, (ii) violate an provision of any indenture, agreement, mortgage, contract or other instrument to which Grantor is a party or by which any of its property is bound, or be in conflict with, result in an acceleration of any obligation or a breach of or constitute (with notice or lapse of time or both) a default under any of same, or (iii) result in the creation or imposition of any Lien.

     Upon the timely recording of this Mortgage, and the timely filing of financing statements pursuant to the Uniform Commercial Code, Beneficiary shall have a valid first, prior and perfected lien and security interest in the Mortgaged Property, free and clear of all Liens, except the Permitted
Encumbrances and except to the extent any prior Lien existed at the time Beneficiary transferred the Mortgaged Property to Grantor by way of Exhibit K to the Settlement Agreement (herein referred to as the "Settlement Agreement") of even date herewith between Beneficiary, Grantor and Cowboy Pipeline Service Company, to which this document is Exhibit L.

     Grantor will, so long as it owns the Mortgaged Property, comply with all Legal Requirements (hereafter defined) of any (domestic or foreign) federal, state, county, municipal or other governmental or political agency, department, commission, board, bureau, court, subdivision or instrumentality (herein called "Governmental Authority") applicable to Grantor or to the Mortgaged Property.
 -----------------------

     Grantor is not a party to any lease, agreement or instrument or subject to any restriction which may adversely affect the Mortgaged Property.

     This Mortgage is the legal, valid and binding obligation of Grantor, enforceable against Grantor in accordance with their respective terms.

     Grantor will make due and punctual payment of the secured indebtedness and will timely and properly perform and comply with all of the covenants, agreements, and conditions imposed upon it by this Mortgage and the Note and will not permit a default, Default, event of default or Event of Default to occur hereunder or thereunder, except that no default, Default, event of default, or Event of Default shall have occurred to the extent that Grantor's non-performance results from Beneficiary's breach of the Settlement Agreement.

     Grantor  covenants  to  maintain  title  that  is  as  lawful,  good  and indefeasible as to the Mortgaged Property as when it was transferred by Beneficiary to Grantor pursuant to the Settlement Agreement. Grantor further covenants to keep the Mortgaged Property free and clear of all Liens, except for
(i)  the  matters,  if  any,  set forth on Exhibit B hereto, which are Permitted
                                           ---------
Encumbrances only to the extent the same are valid and subsisting and affect the Mortgaged Property, (ii) the liens and security interests evidenced by this Mortgage, (iii) statutory liens for ad valorem taxes and standby fees on the Mortgaged Property which are not yet delinquent, and (iv) other liens and security interests (if any) in favor of Lender (the matters described in the foregoing clauses (i), (ii), (iii) and (iv) being herein called the "Permitted
                                                                       ---------
Encumbrances").  Grantor, and Grantor's successors and assigns, will warrant and
------------
forever defend title to the Mortgaged Property, subject as aforesaid, against the claims and demands of all persons claiming or to claim the same or any part thereof. Grantor will punctually pay, perform, observe and keep all covenants, obligations and conditions in or pursuant to any Permitted Encumbrance and will not modify or permit modification of any Permitted Encumbrance without the prior written consent of Beneficiary. If any right or interest of Beneficiary in the Mortgaged Property or any part thereof shall be endangered or questioned or shall be attacked directly or indirectly, Beneficiary is hereby authorized and empowered to take such steps as in its discretion may be proper for the defense of any such legal proceedings or the protection of such right or interest of Beneficiary.

     Grantor will pay, or cause to be paid, all taxes, assessments and other charges or levies imposed upon or against or with respect to the Mortgaged Property as the same become due and payable, and shall deliver promptly to Beneficiary such evidence of the payment thereof as Beneficiary may require. Grantor shall deliver copies of all notices relating to any obligation covered by this paragraph to Beneficiary.

     Grantor shall notify Beneficiary immediately of any threatened or pending condemnation affecting the Mortgaged Property or arising out of damage to the Mortgaged Property, and Grantor shall, at Grantor's expense, diligently prosecute any such proceedings. Beneficiary shall have the right (but not the obligation) to participate in any such proceeding and to be represented by counsel of its own choice. Beneficiary shall be entitled to receive all sums which may be awarded or become payable to Grantor for the condemnation of the Mortgaged Property, or any part thereof, for public or quasi-public use, or by virtue of private sale in lieu thereof, and any sums which may be awarded or become payable to Grantor for injury or damage to the Mortgaged Property and shall, after deduction therefrom of all reasonable expenses actually incurred by Beneficiary, including reasonable attorneys' fees, applied to the payment of the secured indebtedness, whether or not due. Grantor shall promptly upon request of Beneficiary, execute such additional assignments and other documents as may be necessary from time to time to permit such participation and to enable Beneficiary to collect and receipt for any such sums. Beneficiary is hereby authorized, in the name of Grantor, to execute and deliver valid acquittance for, and to appeal from, any such award, judgment or decree. All reasonable costs and expenses incurred by Beneficiary in connection with any condemnation shall be a demand obligation owing by Grantor (which Grantor promises to pay) to Beneficiary pursuant to this Mortgage. Notwithstanding anything to the contrary in this Mortgage, Beneficiary shall not be entitled to recover its attorneys' fees incurred in connection with any such proceeding provided that Grantor shall have engaged its own attorney to prosecute such proceeding and Grantor and Grantor's attorney shall be diligently prosecuting such proceeding to completion and Grantor shall not be in default under this Mortgage.

     The Mortgaged Property and the use, operation and maintenance thereof shall at all times comply with all applicable Legal Requirements. If Grantor receives a notice or claim that the Mortgaged Property, or any use, activity, operation or maintenance thereof or thereon, is not in compliance with any Legal Requirement, Grantor will promptly furnish a copy of such notice or claim to Beneficiary. As used in this Mortgage: (i) the term "Legal Requirement" means
                                                        -----------------
any Law, agreement, covenant, restriction, easement or condition as any of the same now exists or may be changed or amended or come into effect in the future; and (ii) the term "Law" means any federal, state or local law, statute,
                       ---
ordinance, code, rule, regulation, license, permit, authorization, decision, order, injunction or decree.

     Grantor will keep the Mortgaged Property in at least as good an order, repair, operating condition and appearance as that existing on the date hereof, causing all necessary repairs, renewals, replacements, additions and improvements to be promptly made, and will not allow any of the Mortgaged Property to be misused, abused or wasted or to deteriorate. Notwithstanding the foregoing, Grantor will not, without the prior written consent of Beneficiary, remove from the Mortgaged Property any fixtures covered by this Mortgage except such as is replaced by Grantor by an article of equal suitability and value, owned by Grantor, free and clear of any Lien or security interest (except that created by this Mortgage), or make any structural alteration to the Mortgaged Property or any other alteration thereto which impairs the value thereof.

     Grantor will not use or occupy or conduct any activity on, or allow the use or occupancy of or the conduct of any activity on, the Mortgaged Property in any manner which violates any applicable Legal Requirement or which constitutes a public or private nuisance. Grantor will not do or suffer to be done any act whereby the value of any part of the Mortgaged Property may be lessened. Grantor will preserve, protect and retain all material rights and privileges granted for or applicable to the Mortgaged Property. Without the prior written consent of Beneficiary, there shall be no drilling or exploration for or extraction, removal or production of any mineral, hydrocarbon, gas, natural element, compound or substance (including sand and gravel) from the surface or subsurface of the Land regardless of the depth thereof or the method of mining or extraction thereof.

     Grantor will, promptly on request of Beneficiary, execute, acknowledge, deliver, procure and record and/or file such further documents and do such further acts as may be necessary, desirable or proper to carry out more effectively the purposes of this Mortgage and to more fully identify and subject to the liens and security interests hereof any property intended to be covered hereby or as deemed advisable by Beneficiary to protect the lien or the security interest hereunder against the rights or interests of third persons, or to comply with the requirements or requests of any agency having jurisdiction over Beneficiary, Grantor or the Mortgaged Property.

     Grantor will pay, and will reimburse to Beneficiary and/or Trustee on demand to the extent paid by Beneficiary and/or Trustee all out-of-pocket costs and expenses of every character incurred by Beneficiary and/or Trustee in connection with any approval, consent, waiver, release or other matter requested or required hereunder, or otherwise attributable or chargeable to Grantor as owner of the Mortgaged Property and all costs and expenses, including reasonable attorneys' fees and expenses, incurred or expended in connection with the exercise of any right or remedy, or the enforcement of any obligation of Grantor, hereunder.

     GRANTOR WILL INDEMNIFY AND HOLD HARMLESS THE BENEFICIARY AND TRUSTEE AND THEIR RESPECTIVE DIRECTORS, OFFICERS, PARTNERS, EMPLOYEES, AGENTS AND REPRESENTATIVES, AND ANY PERSONS OWNED OR CONTROLLED BY, OWNING OR CONTROLLING, OR UNDER COMMON CONTROL OR AFFILIATED WITH BENEFICIARY OR TRUSTEE AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS (HEREINAFTER REFERRED TO INDIVIDUALLY AS AN "INDEMNIFIED PARTY" AND COLLECTIVELY AS THE "INDEMNIFIED PARTIES") FROM AND
  -----------------                               -------------------
AGAINST, AND REIMBURSE THEM ON DEMAND FOR, ANY AND ALL INDEMNIFIED MATTERS (DEFINED BELOW). WITHOUT LIMITATION, THE FOREGOING INDEMNITIES SHALL APPLY TO EACH INDEMNIFIED PARTY WITH RESPECT TO MATTERS WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF THE NEGLIGENCE OF SUCH (AND/OR ANY OTHER) INDEMNIFIED PARTY. HOWEVER, SUCH INDEMNITIES SHALL NOT APPLY TO A PARTICULAR INDEMNIFIED PARTY TO THE EXTENT THAT THE SUBJECT OF THE INDEMNIFICATION IS CAUSED BY OR ARISES OUT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THAT INDEMNIFIED
PARTY. Any amount to be paid under this paragraph by any Indemnified Party shall be a demand obligation owing by Grantor (which Grantor hereby promises to pay) to such Indemnified Party pursuant to this Mortgage. Nothing in this paragraph, elsewhere in this Mortgage shall limit or impair any rights or remedies of any Indemnified Party (including without limitation any rights of contribution or indemnification) against Grantor or any other Person under any other provision of this Mortgage, any other agreement or any applicable Legal Requirement. As used herein, the term "Indemnified Matters" means any and all
                                          -------------------
claims, demands, liabilities (including strict liability), losses, damages (including consequential damages), causes of action, judgments, penalties, costs and expenses (including without limitation, reasonable fees and expenses of attorneys and other professional consultants and experts, and of the investigation and defense of any claim, whether or not such claim is ultimately defeated, and the settlement of any claim or judgment including all value paid or given in settlement) of every kind, known or unknown, foreseeable or unforeseeable, which may be imposed upon, asserted against or incurred or paid by any Indemnified Party at any time and from time to time because of, resulting from, in connection with, or arising out of any transaction, act, omission, event or circumstance in any way connected with the Mortgaged Property or with this Mortgage through any cause whatsoever at any time on or before the Transaction Date (hereafter defined), any act performed or omitted to be performed hereunder, any breach of any representation, warranty, covenant, agreement or condition contained in this Mortgage, or any default. The term "Transaction Date" as used herein means the earlier of the following two dates:
 -----------------
(i) the date on which the secured indebtedness has been paid and performed in full and this Mortgage has been released, or (ii) the date on which the lien of this Mortgage is fully and finally foreclosed or a conveyance by deed in lieu of such foreclosure is fully and finally effective, and possession of the Mortgaged Property has been given to the purchaser or grantor free of occupancy and claims to occupancy by Grantor and Grantor's heirs, devisees, representatives, successors and assigns; provided, that if such payment, performance, release, foreclosure or conveyance is challenged, the Transaction Debtor shall be deemed not to have occurred until such challenge is rejected, dismissed or withdrawn with prejudice. The indemnities in this paragraph shall not terminate upon the Transaction Date or upon the release, foreclosure or other termination of this Mortgage but will survive the Transaction Date, foreclosure of this Mortgage or conveyance in lieu of foreclosure, the repayment of the secured indebtedness, the discharge and release of this Mortgage, and any other event whatsoever.


     Section 2.2. Grantor agrees that, if Grantor fails to perform any act or to take any action which Grantor is required to perform or take, or to pay any money which Grantor is required to pay, and whether or not the failure then constitutes a default hereunder, Beneficiary, in Grantor's name or its own name, may, but shall not be obligated to, perform or cause to be performed such act or take such action or pay such money, and any expenses so incurred by Beneficiary and any money so paid by Beneficiary, shall be a demand obligation owing by Grantor to Beneficiary (which obligation Grantor hereby promises to pay), shall be a part of the indebtedness secured hereby, and Beneficiary, upon making such payment, shall be subrogated to all of the rights of the Person, such payment. Beneficiary and its designees shall have the right to enter upon the Mortgaged Property at any time and from time to time for any such purposes. No such payment or performance by Beneficiary shall waive or cure any default or waive any right, remedy or recourse of Beneficiary. Each amount due and owing by Grantor to Beneficiary pursuant to this Mortgage shall bear interest, from the date such amount becomes due until paid at the maximum nonusurious amount permitted by applicable law, which interest shall be payable to Beneficiary on demand; and all such amounts, together with such interest thereon, shall automatically and without notice be a part of the indebtedness secured hereby.

                               ARTICLE 3 - Default
                                           -------

     The occurrence of any one of the following shall be a default under this Mortgage ("default"): (a) the failure to pay when due, the Note or any of the
            -------
secured indebtedness, regardless of how such amount may have become due; (b) the failure to perform, observe or keep any covenant, agreement or condition herein or in the Note (other than covenants otherwise addressed in another clause of this Article, such as covenants to pay the secured indebtedness); (c) any statement, representation or warranty in this Mortgage or hereafter delivered to Beneficiary in connection with the secured indebtedness is false, misleading or erroneous in any material respect on the date hereof or on the date as of which such statement, representation or warranty is made; (d) any sale, lease, conveyance, assignment, pledge, encumbrance, or transfer of all or any part of the Mortgaged Property or any interest therein, voluntarily or involuntarily, whether by operation of law or otherwise, or any change in the ownership (legal or beneficial) of the Mortgaged Property, or any portion thereof; (e) the liens, mortgages or security interests of Beneficiary in any of the Mortgaged Property become unenforceable in whole or in part, or cease to be of the priority herein required, or the validity or enforceability thereof, in whole or in part, shall be challenged or denied by Grantor or any person obligated to pay any part of the secured indebtedness (including, but not limited to any guarantor, endorser or surety); or (f) a default, Default or event of default or Event of Default occurs under the Note.

                              ARTICLE 4 - Remedies
                                          --------

     Section 4.1. If a default shall occur, Beneficiary may (but shall have no obligation to) exercise any one or more of the following remedies, without notice (unless notice is required by applicable statute):

     (a) Trustee is authorized and empowered at the request of Beneficiary to sell the Mortgaged Property or any part thereof situated in the State of Texas, at the courthouse of any county in the State of Texas in which any part of the Mortgaged Property is situated, to the highest bidder for cash between the hours of ten o'clock a.m. and four o'clock p.m. on the first Tuesday in any month or at such other place, time and date as provided by the Laws of the State of Texas then in force governing sales of real estate under powers of sale conferred by deed of trust, after having given notice of such sale in accordance with such statutes. Any sale made by Trustee hereunder may be as an entirety or in such parcels as Beneficiary may request. The sale by Trustee of less than the whole of the Mortgaged Property shall not exhaust the power of sale herein granted, and Trustee is specifically empowered to make successive sale or sales under such power until the whole of the Mortgaged Property shall be sold; and, if the proceeds of such sale of less than the whole of the Mortgaged Property shall be less than the aggregate of the indebtedness secured hereby and the expense of executing this trust as provided herein, this Mortgage and the lien hereof shall remain in full force and effect as to the unsold portion of the Mortgaged Property just as though no sale had been made. Trustee may, after any request by Beneficiary, sell not only the real property but also the Collateral and other interests which are a part of the Mortgaged Property, or any part thereof, as a unit and as a part of a single sale, or may sell any part of the Mortgaged Property separately from the remainder of the Mortgaged Property. It shall not be necessary for Trustee to have taken possession of any part of the Mortgaged Property or to have present or to exhibit at any sale any of the Collateral. After each sale, Trustee shall make to the purchaser(s) at such sale good and sufficient conveyances in the name of Grantor, conveying the property so sold to the purchaser(s) with general warranty of title by Grantor, subject to the Permitted Encumbrances and shall receive the proceeds of said sale or sales and apply the same as herein provided. Payment of the purchase price to the Trustee shall satisfy the obligation of purchaser at such sale therefor, and such purchaser shall not be responsible for the application thereof. The power of sale granted herein shall not be exhausted by any sale held hereunder by Trustee, and such power of sale may be exercised from time to time and as many times as Beneficiary may deem necessary until all of the Mortgaged Property has been duly sold and all secured indebtedness has been fully paid. In the event any sale hereunder is not completed or is defective in the opinion of Beneficiary, such sale shall not exhaust the power of sale hereunder and Beneficiary shall have the right to cause a subsequent sale or sales to be made hereunder. Any and all statements of fact or other recitals made in any deed or deeds given by Trustee shall be taken as prima facie evidence of the truth of the facts so stated and recited. The Trustee may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by Trustee.

     (b) Without limitation of Beneficiary's rights of enforcement with respect to the Collateral or any part thereof in accordance with the procedures for foreclosure of real estate, Beneficiary may exercise its rights of enforcement with respect to the Collateral or any part thereof under the Texas Business and Commerce Code as amended (or under the Uniform Commercial Code in force in any other state to the extent the same is applicable law) and in conjunction with, in addition to or in substitution for those rights and remedies: (1) Beneficiary may enter upon Grantor's premises to take possession of, assemble and collect the Collateral or, to the extent and for those items of the Collateral permitted under applicable law, to render it unusable; (2) Beneficiary may require Grantor to assemble the Collateral and make it available at a place Beneficiary designates which is mutually convenient to allow Beneficiary to take possession or dispose of the Collateral; (3) written notice mailed to Grantor at least five
(5) days prior to the date of public sale of the Collateral or prior to the date after which private sale of the Collateral will be made shall constitute reasonable notice; (4) any sale made pursuant to the provisions of this paragraph shall be deemed to have been a public sale conducted in a commercially reasonable manner if held contemporaneously with and upon the same notice as required for the sale of the Mortgaged Property under power of sale as provided above; (5) in the event of a foreclosure sale, whether made by Trustee under the terms hereof, or under judgment of a court, the Collateral and the other Mortgaged Property may, at the option of Beneficiary, be sold as a whole; (6) it shall not be necessary that Beneficiary take possession of the Collateral or any part thereof prior to the time that any sale pursuant to the provisions of this Mortgage is conducted and it shall not be necessary that the Collateral or any part thereof be present at the location of such sale; (7) with respect to application of proceeds of disposition of the Collateral, the costs and expenses incident to disposition shall include the reasonable expenses of retaking, holding, preparing for sale or lease, selling, leasing and the like and the reasonable attorneys' fees and legal expenses incurred by Beneficiary; (8) any and all statements of fact or other recitals made in any bill of sale or assignment or other instrument shall be taken as prima facie evidence of the truth of the facts so stated and recited; and (9) Beneficiary may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by Beneficiary, including the sending of notices and the conduct of the sale, but in the name and on behalf of Beneficiary.

     (c) Beneficiary may proceed by a suit or suits in equity or at law, whether for collection of the indebtedness secured hereby, the specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted, or for any foreclosure hereunder or for the sale of the Mortgaged Property under the judgment or decree of any court or courts of competent jurisdiction.

     (d) Beneficiary is authorized, prior or subsequent to the institution of any foreclosure proceedings, to the fullest extent permitted by applicable law, to enter upon the Mortgaged Property and to take possession of the Mortgaged Property and all books and records relating thereto, and to exercise without interference from Grantor any and all rights which Grantor has with respect to the management, possession, operation, protection or preservation of the Mortgaged Property. Beneficiary shall not be deemed to have taken possession of the Mortgaged Property except upon the exercise of its right to do so, and then only to the extent evidenced by its demand and overt act specifically for such purpose. All costs, expenses and liabilities of every character incurred by Beneficiary in managing, operating, maintaining, protecting or preserving the Mortgaged Property shall constitute a demand obligation of Grantor (which obligation Grantor hereby expressly promises to pay) to Beneficiary pursuant to this Mortgage. If necessary to obtain the possession provided for above, Beneficiary may invoke any and all legal remedies to dispossess Grantor. In connection with any action taken by Beneficiary pursuant hereto, Beneficiary shall not be liable for any loss sustained by Grantor resulting from any failure to let the Mortgaged Property or any part thereof, or from any act or omission of Beneficiary in managing the Mortgaged Property unless such loss is caused by the willful misconduct and bad faith of Beneficiary, nor shall Beneficiary be obligated to perform or discharge any obligation, duty or liability of Grantor arising under any Lease or other agreement relating to the Mortgaged Property or arising under any Permitted Encumbrance or otherwise arising. Grantor hereby assents to, ratifies and confirms any and all such actions of Beneficiary with respect to the Mortgaged Property.

     (e) Beneficiary shall as a matter of right be entitled to the appointment of a receiver or receivers for all or any part of the Mortgaged Property, and Grantor does hereby irrevocably consent to the appointment of such receiver or receivers, waives any and all defenses to such appointment, agrees not to oppose any application therefor by Beneficiary, and agrees that such appointment shall in no manner impair, prejudice or otherwise affect the rights of Beneficiary to application of Rents as provided in this Mortgage. Nothing herein is to be construed to deprive Beneficiary of any other right, remedy or privilege it may have under the law to have a receiver appointed. Any money advanced by Beneficiary in connection with any such receivership shall be a demand obligation (which obligation Grantor hereby promises to pay) owing by Grantor to Beneficiary pursuant to this Mortgage.

     (f) Beneficiary may exercise any and all other rights and remedies which Beneficiary may have at law or in equity or otherwise.

     Section 4.2. In the event a foreclosure hereunder shall be commenced by Trustee, Beneficiary may at any time before the sale of the Mortgaged Property direct Trustee to abandon the sale, and may then institute suit for the collection of the secured indebtedness, and for the foreclosure of this Mortgage. It is agreed that if Beneficiary should institute a suit for the collection of the secured indebtedness and for the foreclosure of this Mortgage, Beneficiary may at any time before the entry of a final judgment in said suit dismiss the same, and require Trustee to sell the Mortgaged Property in accordance with the provisions of this Mortgage.

     Section 4.3. The proceeds of any sale in foreclosure of the liens and security interests evidenced hereby shall be applied: FIRST, to the payment of
                                                        -----
all  necessary  costs  and expenses incident to such foreclosure sale, including but not limited to all reasonable attorneys' fees and court costs and a reasonable fee (not exceeding five percent (5%) of the gross proceeds of such sale) to Trustee if foreclosed by power of sale as provided herein and to the payment of the other secured indebtedness, including specifically without limitation the principal, accrued interest and attorneys' fees due and unpaid on the Note and the amounts due and unpaid and owed to Beneficiary under this Mortgage, the order and manner of application to the items in this clause FIRST to be in Beneficiary's sole discretion; and SECOND, the remainder, if any there
                                             ------
shall be, shall be paid to Grantor, or to Grantor's heirs, devisees, representatives, successors or assigns, or such other persons (including the Beneficiary or beneficiary of any inferior lien) as may be entitled thereto by law; provided, however, that if Beneficiary is uncertain which person or persons are so entitled, Beneficiary may interplead such remainder in any court of competent jurisdiction, and the amount of any attorneys' fees, court costs and expenses incurred in such action shall be a part of the secured indebtedness and shall be reimbursable from such remainder.

     Section 4.4. Beneficiary shall have the right to become the purchaser at any sale held by Trustee or by any receiver or public officer or at any public sale, and Beneficiary shall have the right to credit upon the amount of Beneficiary's successful bid, to the extent necessary to satisfy such bid, all or any part of the secured indebtedness in such manner and order as Beneficiary may elect.

     Section 4.5. Upon the occurrence of a default, Beneficiary shall have the right to proceed with foreclosure (judicial or nonjudicial) of the liens and security interests hereunder without declaring the entire secured indebtedness due, and in such event any such foreclosure sale may be made subject to the unmatured part of the secured indebtedness; and any such sale shall not in any manner affect the unmatured part of the secured indebtedness, but as to such unmatured part this Mortgage shall remain in full force and effect just as though no sale had been made. The proceeds of such sale shall be applied as provided in Section 4.3 hereof except that the amount paid under clause FIRST thereof shall be only the matured portion of the secured indebtedness and any proceeds of such sale in excess of those provided for in clause FIRST thereof (modified as provided above) shall be applied to the prepayment (without penalty) of any other secured indebtedness in such manner and order and to such extent as Beneficiary deems advisable, and the remainder, if any, shall be applied as provided in clause SECOND of Section 4.3 hereof. Several sales may be made hereunder without exhausting the right of sale for any unmatured part of the secured indebtedness.

     Section 4.6. All remedies provided for herein are cumulative of each other and of any and all other remedies existing at law or in equity, and Trustee and Beneficiary shall, in addition to the remedies provided herein, be entitled to avail themselves of all such other remedies as may now or hereafter exist at law or in equity, and the resort to any right or remedy provided for hereunder or provided for by law or in equity shall not prevent the concurrent or subsequent employment of any other appropriate right or rights or remedy or remedies.

     Section 4.7. To the full extent Grantor may do so, Grantor agrees that Grantor will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, extension or redemption, and Grantor, for Grantor, Grantor's heirs, devisees, representatives, successors and assigns, and for any and all persons ever claiming any interest in the Mortgaged Property, to the extent permitted by applicable law, hereby waives and releases all rights of redemption, valuation, appraisement, stay of execution, notice of intention to mature or declare due the whole of the secured indebtedness, notice of election to mature or declare due the whole of the secured indebtedness and all rights to a marshaling of assets of Grantor, including the Mortgaged Property, or to a sale in inverse order of alienation in the event of foreclosure of the liens and/or security interests hereby created. Grantor shall not have or assert any right under any statute or rule of law pertaining to the marshaling of assets, sale in inverse order of alienation, the exemption of homestead, the administration of estates of decedents, or other matters whatever to affect the right of Beneficiary under the terms of this Mortgage without any prior or different resort for collection, or the right of Beneficiary under the terms of this Mortgage to the payment of the secured indebtedness out of the proceeds of sale of the Mortgaged Property in preference to every other claimant whatever.

     Section 4.8. In the event there is a foreclosure sale hereunder and, at the time of such sale, Grantor or Grantor's heirs, devisees, representatives, successors or assigns are occupying or using the Mortgaged Property, or any part thereof, each and all shall immediately become the tenant of the purchaser at such sale, which tenancy shall be a tenancy from day to day, terminable at the will of either landlord or tenant, at a reasonable rental per day based upon the value of the property occupied, such rental to be due daily to the purchaser. In the event the tenant fails to surrender possession of said property upon demand, the purchaser shall be entitled to institute and maintain a summary action for possession of the property (such as an action for forcible detainer) in any court having jurisdiction.

                            ARTICLE 5 - Miscellaneous
                                        -------------

     Section 5.1. This Mortgage shall be effective as a financing statement filed as a fixture filing with respect to all fixtures included within the Mortgaged Property and is to be filed for record in the real estate records of each county where any part of the Mortgaged Property (including said fixtures) is situated. This Mortgage shall also be effective as a financing statement covering any other Mortgaged Property and may be filed in any other appropriate filing or recording office. A carbon, photographic or other reproduction of this Mortgage or of any financing statement relating to this Mortgage shall be sufficient as a financing statement for any of the purposes referred to herein.

     Section 5.2. Beneficiary may at any time and from time to time by a specific writing intended for the purpose (a) waive compliance by Grantor with any covenant herein made by Grantor to the extent and in the manner specified in such writing; (b) consent to Grantor's doing any act which hereunder Grantor is prohibited from doing, or to Grantor's failing to do any act which hereunder Grantor is required to do, to the extent and in the manner specified in such writing; (c) release any part of the Mortgaged Property or any interest therein from the lien and security interest of this Mortgage, without the joinder of Trustee; or (d) release any party liable, either directly or indirectly, for the secured indebtedness or for any covenant herein or in the Note, without impairing or releasing the liability of any other party. No such act shall in any way affect the rights or powers of Beneficiary or Trustee hereunder except to the extent specifically agreed to by Beneficiary in such writing.

     Section 5.3. The lien, security interest and other security rights of Beneficiary hereunder shall not be impaired by any indulgence, moratorium or release granted by Beneficiary with respect to any secured indebtedness, or any surrender, compromise, release, renewal, extension, exchange or substitution which Beneficiary may grant in respect of the Mortgaged Property, or any release or indulgence granted to any endorser, guarantor or surety of any secured indebtedness.

     Section 5.4. Beneficiary may waive any default without waiving any other prior or subsequent default. Beneficiary may remedy any default without waiving the default remedied. Neither failure by Beneficiary to exercise, nor delay by Beneficiary in exercising, nor discontinuance of the exercise of any right, power or remedy upon or after any default shall be construed as a waiver of such default or as a waiver of the right to exercise any such right, power or remedy at a later date. No single or partial exercise by Beneficiary of any right, power or remedy hereunder shall exhaust the same or shall preclude any other or further exercise thereof, and every such right, power or remedy hereunder may be exercised at any time and from time to time. No modification or waiver of any provision hereof nor consent to any departure by Grantor therefrom shall in any event be effective unless the same shall be in writing and signed by Beneficiary and then such waiver or consent shall be effective only in the specific instance, for the purpose for which given and to the extent therein specified. No notice to nor demand on Grantor in any case shall of itself entitle Grantor to any other or further notice or demand in similar or other circumstances. Remittances in payment of any part of the secured indebtedness shall not, regardless of any receipt or credit issued therefor, constitute payment until the required amount is actually received by the payee thereof in immediately available U.S. funds and shall be made and accepted subject to the condition that any check or draft may be handled for collection in accordance with the practice of the collecting bank or banks. Acceptance by the payee thereof of any payment in an amount less than the amount then due on any secured indebtedness shall be deemed an acceptance on account only and shall not in any way excuse the existence of a default hereunder.

     Section 5.5. If the ownership of the Mortgaged Property or any part thereof becomes vested in a Person other than Grantor, Beneficiary may, without notice to Grantor, deal with such successor or successors in interest with reference to this Mortgage and to the indebtedness secured hereby in the same manner as with Grantor, without in any way vitiating or discharging Grantor's liability hereunder or for the payment of the indebtedness secured hereby or performance of the obligations secured hereby. No transfer of the Mortgaged

Property, no forbearance on the part of Beneficiary, and no extension of the time for the payment of the indebtedness secured hereby given by Beneficiary shall operate to release, discharge, modify, change or affect, in whole or in part, the liability of Grantor hereunder for the payment of the indebtedness or performance of the obligations secured hereby or the liability of any other Person hereunder for the payment of the indebtedness secured hereby.

     Section 5.6. Grantor hereby irrevocably submits generally and unconditionally for itself and in respect of its property to the non-exclusive jurisdiction of any Texas state court, or any United States federal court, sitting in the county in which the secured indebtedness is payable, and to the non-exclusive jurisdiction of any state or United States federal court sitting in the state in which any of the Mortgaged Property is located, over any suit, action or proceeding arising out of or relating to this Mortgage or the secured indebtedness.

     Section 5.7. No vendor's lien is waived; and Beneficiary shall have, and is hereby granted, a vendor's lien on the Mortgaged Property as cumulative additional security for the secured indebtedness. Beneficiary may foreclose under this Mortgage or under the vendor's lien without waiving the other or may foreclose under both.

     Section 5.8. It is the intent of Grantor and Beneficiary to conform to and contract in strict compliance with applicable usury law from time to time in effect. In no way, nor in any event or contingency shall the interest taken, reserved, contacted for, charged, chargeable, or received under this Mortgage or the Note or otherwise, exceed the maximum nonusurious amount permitted by applicable law (the "Maximum Amount"). If, from any possible construction of
                        --------------
any document, interest would otherwise be payable in excess of the Maximum Amount, any such construction shall be subject to the provisions of this paragraph and such document shall ipso facto be automatically reformed and the interest payable shall be automatically reduced to the Maximum Amount, without the necessity of execution of any amendment or new document. If Beneficiary shall ever receive anything of value which is characterized as interest under applicable law and which would apart from this provision be in excess of the Maximum Amount, an amount equal to the amount which would have been excessive interest shall, without penalty, be applied to the reduction of the principal amount owing on the secured indebtedness in the inverse order of its maturity and not to the payment of interest, or refunded to Grantor or the other payor thereof if and to the extent such amount which would have been excessive exceeds such unpaid principal. The right to accelerate maturity of the Note or any other secured indebtedness does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and Beneficiary does not intend to charge or receive any unearned interest in the event of acceleration. All interest paid or agreed to be paid to Beneficiary shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full stated term (including any renewal or extension) of such indebtedness so that the amount of interest on account of such indebtedness does not exceed the Maximum Amount. As used in this paragraph, the term "applicable law" shall mean the laws of the State of Texas
                       --------------
or the federal laws of the United States applicable to this transaction, whichever laws allow the greater interest, as such laws now exist or may be changed or amended or come into effect in the future.

     Section 5.9. The Trustee may resign by an instrument in writing addressed to Beneficiary, or Trustee may be removed at any time with or without cause by an instrument in writing executed by Beneficiary. In case of the death, resignation, removal, or disqualification of Trustee, or if for any reason Beneficiary shall deem it desirable to appoint a substitute or successor trustee to act instead of the herein named trustee or any substitute or successor trustee, then Beneficiary shall have the right and is hereby authorized and empowered to appoint a successor trustee, or a substitute trustee, without other formality than appointment and designation in writing executed by Beneficiary and the authority hereby conferred shall extend to the appointment of other successor and substitute trustees successively until the indebtedness secured hereby has been paid in full, or until the Mortgaged Property is fully and finally sold hereunder. Upon the making of any such appointment and designation, all of the estate and title of Trustee in the Mortgaged Property shall vest in the named successor or substitute Trustee and he shall thereupon succeed to, and shall hold, possess and execute all the rights, powers, privileges, immunities and duties herein conferred upon Trustee. All references herein to "Trustee" shall be deemed to refer to Trustee (including any successor
           -------
or substitute appointed and designated as herein provided) from time to time acting hereunder.

     Section 5.10. The Trustee shall not be liable for any error of judgment or act done by Trustee in good faith, or be otherwise responsible or accountable under any circumstances whatsoever (including Trustee's negligence), except for Trustee's gross negligence or willful misconduct. The Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by him hereunder, believed by him in good faith to be genuine. All moneys received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by law), and Trustee shall be under no liability for interest on any moneys received by him hereunder. Grantor hereby ratifies and confirms any and all acts which the herein named Trustee or his successor or successors, substitute or substitutes, in this trust, shall do lawfully by virtue hereof. Grantor will reimburse Trustee for, and save him harmless against, any and all liability and expenses which may be incurred by him in the performance of his duties. The foregoing indemnity shall not terminate upon discharge of the secured indebtedness or foreclosure, or release or other termination, of this Mortgage.

     Section 5.11. If all of the secured indebtedness be paid as the same becomes due and payable and all of the covenants, warranties, undertakings and agreements made in this Mortgage are kept and performed, and all obligations, if any, of Beneficiary for further advances have been terminated, then, and in that event only, all rights under this Mortgage shall terminate (except to the extent expressly provided herein with respect to indemnifications, representations and warranties and other rights which are to continue following the release hereof) and the Mortgaged Property shall become wholly clear of the liens, security interests, conveyances and assignments evidenced hereby, and such liens and security interests shall be released by Beneficiary in due form at Grantor's cost. Without limitation, all provisions herein for indemnity of Beneficiary or Trustee shall survive discharge of the secured indebtedness and any foreclosure, release or termination of this Mortgage.

     Section 5.12. A determination that any provision of this Mortgage is unenforceable or invalid shall not affect the enforceability or validity of any other provision and the determination that the application of any provision of this Mortgage to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

     Section 5.13. The terms, provisions, covenants and conditions hereof shall be binding upon Grantor, and the heirs, devisees, representatives, successors and assigns of Grantor, and shall inure to the benefit of Trustee and Beneficiary and shall constitute covenants running with the Land. All references in this Mortgage to Grantor shall be deemed to include all such heirs, devisees, representatives, successors, and assigns of Grantor.

     Section 5.14. This Mortgage may only be modified or terminated by a written instrument or instruments intended for that purpose and executed by the party against which enforcement of the modification or termination is asserted. Any alleged modification or termination which is not so documented shall not be effective as to any party.

     Section 5.15. THIS MORTGAGE, AND ITS VALIDITY, ENFORCEMENT AND INTERPRETATION, SHALL BE GOVERNED BY TEXAS LAW (WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES) AND APPLICABLE UNITED STATES FEDERAL LAW.

     Section 5.16. This Mortgage and the Settlement Agreement constitute the entire understanding and agreement between Grantor and Beneficiary with respect to the transactions arising in connection with the indebtedness secured hereby and supersede all prior written or oral understandings and agreements between Grantor and Beneficiary with respect to the matters addressed therein.

     Section 5.17. All notices, requests, consents, demands and other communications required or which any party desires to give hereunder shall be given in writing shall be addressed or delivered to the following respective addresses, or to such other address as may have been previously designated by the intended recipient by notice given in accordance with this Section:

          If  to  Grantor:     CPSC  International,  Inc.
                               Two  Allen  Center,  Suite  2250
                               1200  Smith  Street
                               Houston,  Texas  77002
                               Attention:  Eric  Dubose

          If to Beneficiary:   Penn  Octane  Corporation
                               77-530  Enfield  Lane,  Building  D
                               Palm  Dessert,  California  92211
                               Attention:  Jerry  Richter

     If sent by prepaid, registered or certified mail (return receipt requested), the notice shall be deemed effective when the receipt is signed or when the attempted initial delivery is refused or cannot be made because of a change of address of which the sending party has not been notified; if sent in any other manner, the notice shall be effective when received. Notwithstanding anything contained in this Mortgage, service of a notice required by Texas Property Code Section 51.002, as amended, shall be considered complete when the requirements of that statute are met. Notwithstanding the foregoing, no notice of change of address shall be effective except upon actual receipt. This
Section shall not be construed in any way to affect or impair any waiver of notice or demand or to require giving of notice or demand to or upon any person in any situation or for any reason.

             THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES.
             -----------------------------------------------------


[The remainder of this page is intentionally left blank, the next page being the signature page]

     IN WITNESS WHEREOF, this instrument is executed by Grantor as of the date first written on page 1 hereof.

                                              GRANTOR:

                                              CPSC  INTERNATIONAL,  INC.
                                              a  Texas  corporation


                                              By:
                                                 -------------------------------
                                                    Eric  DuBose,  President


The  federal  tax  identification
number  of  Grantor  is:

Federal  Tax  No.  _______________




THE  STATE  OF  TEXAS     )
                          )
COUNTY  OF  HARRIS        )

     This instrument was acknowledged before me on the ____ day of March, 2001, by Eric DuBose, President of CPSC INTERNATIONAL, INC., a Texas corporation, for and on behalf of said corporation and in the capacity therein stated.


                                            ____________________________________
                                            Notary  Public,  State  of  Texas

  [Signature Page to Deed of Trust to Secure Assumption from CPSC International, Inc., as Grantor, to Jerry Richter, as Trustee, for the benefit of Penn Octane
                          Corporation, as Beneficiary]

                                    EXHIBIT A

                                       to

             Deed of Trust to Secure Assumption, Security Agreement
                             and Financing Statement

                                      Land
                                      ----


TRACT  I:
---------

Being a 477.0 acre tract, more or less, out of the Lieven J. Van Riet 745.41 acre tract and out of the North part of Lot 10, Block 4 of the Samano Tract as recorded in Volume 14, Pages 49 & 49A, Map Records of Cameron County, Texas said
745.41 acre tract recorded in Volume 947, Page 931, Deed Records of Cameron County, Texas and said 477.0 acres being the same tract of land described in that certain Special Warranty Deed dated April 14, 2000, executed by Lieven J. Van Reit and Cecilia G. Van Reit, as grantors, to Penn Octane Corporation, as grantee, filed for record in the Official Records of Cameron County, Texas in Volume 6238 at Page 96, and under Clerk's File No. 17408, and more particularly located and described as follows:

BEGINNING at the Northwest corner of the 745.41 acre tract and the Southwest corner of the "Baily Acreage" (Volume 13, Page 71, Cameron County Map Records)
for  the  Northwest  corner  of  this  tract  marked  by  a   "  iron  rod;

THENCE  South  83 degrees 15 minutes 50 seconds East along the North line of the
745.41 acre tract same being the South line of the "Baily Acreage" (called the North line of the Bailey Acreage in the above referenced deed from Lieven J. Van Reit and Cecilia G. Van Reit, as grantors, to POC, as grantee), at 3435.2 feet a " iron rod, a total distance of 3485.2 feet for the Northeast corner of this tract said corner being in a drainage ditch;

THENCE  South  06 degrees 47 minutes 46 seconds West along the East line of said
745.41 acre tract a distance of 2446.23 feet for a corner marked by a concrete monument;

THENCE  South  06 degrees 51 minutes 05 seconds West along the East line of said
745.41 acre tract and being the West line of Block 2, Samano Tract (Volume 14, Page 49 & 49A, Map Records and West line of W.M. Wymore Estates, Samano Tract), a distance of 3407.72 feet for a corner marked by a concrete monument;

THENCE South 85 degrees 20 minutes 06 seconds East a distance of 15.51 feet (South 84 degrees 55 minutes East 15.51 feet, Block 4, Samano Tract) for a corner marked by a concrete monument;

THENCE South 05 degrees 04 minutes 41 seconds West along the West line of Block 4, Samano Tract a distance of 44.77 feet for the Southeast corner of this tract marked by a concrete monument;

THENCE North 85 degrees 31 minutes 12 seconds West in a Westerly direction a distance of 3496.38 feet for the Southwest corner of this tract marked by a concrete monument;

THENCE North 06 degrees 44 minutes 46 seconds East along the East line of Palo Alto Groves (Volume 5, Page 43 Cameron County Map Records) and the West line of the 745.41 acre tract, a distance of 6036.79 for the PLACE OF BEGINNING;

CONTAINING  477.0  acres  of  land,  more  or  less.


TRACT  II:
----------

A 50 feet Wide Temporary Access Easement being out of the Lieven Van Reit 745.41 acre tract in Share 22, of the Espiritu Santo Grant, Cameron County, Texas, and said 50 feet Wide Access Easement being more particularly located and described as follows:

COMMENCING at the Southeastern corner of the 745.41 acre tract and being the Southeastern corner of this tract marked by a concrete monument;

THENCE South 57 degrees 02 minutes 46 seconds West along the South boundary line of said 745.41 acres, a distance of 638.32 feet for a corner marked by a concrete monument;

THENCE South 74 degrees 32 minutes 45 seconds West a distance of 144.39 feet for a corner marked by a concrete monument;

THENCE North 89 degrees 44 minutes 10 seconds West a distance of 87.02 feet for a corner marked by a concrete monument;

THENCE North 66 degrees 53 minutes 30 seconds West a distance of 58.0 feet for a
corner  marked  by  a  set   inch  iron  rod;

THENCE North 06 degrees 41 minutes 27 seconds East at 50.0 feet the Southernmost corner and Place of Beginning;

THENCE North 06 degrees 41 minutes 27 seconds East along the centerline of said 50 feet Wide Access Easement (25.0 feet on either side) a distance of 278.9 feet
for  a  corner  marked  by  a   inch  iron  rod;

THENCE North 22 degrees 37 minutes 07 seconds East a distance of 404.78 feet for
a  corner  marked  by  a   inch  iron  rod;

THENCE  North 67 degrees 47 minutes 37 seconds West a distance of 436.8 feet for
a  corner  marked  by  a   inch  iron  rod;

THENCE North 16 degrees 52 minutes 08 seconds East a distance of 443.10 feet for
a  corner  marked  by  a   inch  iron  rod;

THENCE North 57 degrees 13 minutes 36 seconds West a distance of 831.11 feet for
a  corner  marked  by  a   inch  iron  rod;

THENCE  North  67  degrees 50 minutes 53 seconds a distance of 126.54 feet for a
corner  marked  by  a   inch  iron  rod;

THENCE North 06 degrees 38 minutes 08 seconds East a distance of 2843.18 feet for the Northernmost and end of said 50 feet Wide Access Easement, marked by a inch iron rod.

                                    EXHIBIT B

                                       to

                       Deed of Trust to Secure Assumption

                             Permitted Encumbrances
                             ----------------------



(1) All liens, restrictions, mineral and royalty interests, easements, rights-of-way, encumbrances and other matters now in force and existing of record affecting the Land.

(2) All laws, regulations and ordinances of all governmental and quasi-governmental authorities, if any, affecting the Land.

(3) The "Easement" as such term is defined in that certain Special Warranty Deed dated of even date herewith from Beneficiary, as grantor therein, to Grantor, as grantee therein (the "Deed").

(4)  The  vendor's  lien and superior title reserved by Beneficiary in the Deed.

                                  EXHIBIT "Q"
                 GENERAL CONVEYANCE, ASSIGNMENT AND BILL OF SALE


                         GENERAL CONVEYANCE, ASSIGNMENT,
                                AND BILL OF SALE


     This GENERAL CONVEYANCE, ASSIGNMENT, AND BILL OF SALE (this "Agreement"), is entered into on March ___, 2001, between CPSC INTERNATIONAL, INC., a Texas corporation ("CPSC"), COWBOY PIPELINE SERVICE COMPANY, a Texas corporation ("Cowboy") and PENN OCTANE CORPORATION, a Delaware corporation ("POC").

                                   WITNESSETH:

     WHEREAS, CPSC, Cowboy and POC have entered into a Settlement Agreement dated the date hereof (the "Settlement Agreement"), providing, among other things, for the sale by CPSC and Cowboy to POC of certain of the assets of CPSC and Cowboy; and

     WHEREAS, pursuant to the Settlement Agreement, CPSC, Cowboy and POC are required to execute and deliver this Agreement in connection with the consummation of the transactions contemplated by the Settlement Agreement;

     NOW, THEREFORE, in consideration of the promises and other good and valuable consideration, including the Monetary Consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     A. Any capitalized term used and not otherwise defined in this Agreement shall have the meaning assigned to such term in the Settlement Agreement.

     B. Subject to the terms and conditions in the Settlement Agreement, CPSC hereby grants, conveys, assigns, transfers, bargains and delivers unto POC and its successors and assigns, all of their rights, titles and interests in and to the Acquired Assets, if any, including, but not limited to,(a) the Pipelines, (b) the Transfer Terminals, (c) the Facilities, (d) the Permits,(e) the Easements, and (f) the CPSC/Cowboy Agreements, free and clear of all Encumbrances (except the Permitted Encumbrances). Subject to the terms and conditions in the Settlement Agreement, Cowboy hereby grants, conveys, assigns, transfers, bargains and delivers unto POC and its successors and assigns, all of its rights, titles and interests, if any, in and to the Acquired Assets, including, but not limited to,(a) the Pipelines, (b) the Transfer Terminals, (c) the Facilities, (d) the Permits, (e) the Easements, and
          (f) the CPSC/Cowboy Agreements, free and clear of all Encumbrances (except the Permitted Encumbrances). CPSC and Cowboy make no representations or warranties with respect to the Acquired Assets, except for the representations and warranties set forth in the Settlement Agreement.

     C. The Parties acknowledge that the Acquired Assets shall specifically exclude the Retained Assets.

     D. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas, without giving effect to choice of law principles. To the extent any conflict or inconsistency exists between the provisions of this Agreement and the Settlement Agreement, the provisions of the Settlement Agreement shall be controlling. The terms and provisions of the Settlement Agreement (including without limitation the representations, warranties and covenants therein) shall not merge, be extinguished or otherwise be affected by the delivery and execution of this Agreement or any other document delivered pursuant to this Agreement. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall inure to the benefit of, be binding upon and be enforceable against the Parties.

     TO HAVE AND TO HOLD the Acquired Assets and the CPSC Agreements unto POC and its successors and assigns forever, together with all and singular the rights and appurtenances belonging or pertaining thereto.




           [Remainder of this page has been intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.



PENN  OCTANE  CORPORATION                    CPSC  INTERNATIONAL  INC.


By:                                          By:
   --------------------------------             --------------------------------
    Jerry Lockett, Vice President                 Eric  DuBose,  President



COWBOY  PIPELINE  SERVICE  COMPANY


By:
   --------------------------------
    A.C. "Sonny" DuBose, President




[Signature Page to General Conveyance, Assignment, and Bill of Sale between CPSC International, Inc., Cowboy Pipeline Service Company, and Penn Octane Corporation]

                                   EXHIBIT "R"
                                 MUTUAL RELEASE

                                 MUTUAL RELEASE
                                 --------------


                                        )
                                        )        KNOW ALL MEN BY THESE PRESENTS:
                                        )


     THIS MUTUAL RELEASE ("Agreement") is entered into this _______ day of March, 2001, between PENN OCTANE CORPORATION, a Delaware corporation, and related entities, CPSC INTERNATIONAL, INC., a Texas Corporation and COWBOY PIPELINE SERVICE COMPANY, a Texas corporation.

                                    RECITALS

     WHEREAS, at various times POC and either, or both, CPSC and/or Cowboy have entered into various agreements, contracts and understandings, including, but not limited to, those related to the design, construction, licensing, permitting, ownership, use, lease, maintenance and/or repair of the Pipelines and Facilities, and

     WHEREAS, POC, CPSC and Cowboy have entered into a Settlement Agreement (the "Settlement Agreement") of even date herewith, which completely and finally settles all claims alleged or that could have been alleged among and between the Parties;

     NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the Parties agree as follows:

     1. CPSC and Cowboy for themselves and their respective Affiliates and their respective Representatives and their respective successors and assigns hereby knowingly, voluntarily and intentionally RELEASE, ACQUIT and FOREVER DISCHARGE POC and its Affiliates and their respective shareholders, officers, directors, employees, accountants, legal counsel, and financial advisors and their respective successors and assigns from all Claims.

     2.     POC  for  itself  and  its  Affiliates  and  their  respective
Representatives and their successors and assigns hereby knowingly, voluntarily and intentionally RELEASES, ACQUITS and FOREVER DISCHARGES CPSC and Cowboy and their respective Affiliates and their respective shareholders, officers, directors, employees, accountants, legal counsel, and financial advisors and their respective successors and assigns of and from all Claims.

     3. As used herein, "Claims"mean existing claims, losses, demands, debts, causes of action, damages, claims for relief, obligations and liabilities of every kind, known and unknown, whether is contract or in tort, or arising under or by virtue of any Law, including but not limited to all causes of action asserted or which could have been asserted in the Case or in any other lawsuit which was or which could have been filed for past and present losses, damages, or remedies of any kind, known or unknown, that are now recognized by Law, including without limitation by statute, regulation, or judicial decision, including but not limited to the following: all actual damages, all exemplary and punitive damages, all penalties of any kind, prejudgment and postjudgment interest, including nay claim arising from the manner in which the parties released herein handled, settled, defended, or enforced any claim, demand, or cause of action; provided, however, the term "Claims" shall not include any of the foregoing which arise out of the breach or default of the Settlement Agreement.

     4. As used herein, "POC" includes Penn Octane Corporation, a Delaware corporation, and the following affiliates and/or subsidiaries: Termatsal, S.A. de C.V.; Penn Octane de Mexico, S.A. de C.V.; and Tergas S.A. de C.V; which affiliates and subsidiaries have duly executed this Agreement.

     5. The Parties represent the following to each other: (a) before executing this Agreement, each became fully informed of the terms, contents, conditions, and effect of this Agreement; (b) each if legally competent or has taken all necessary corporate action predicate to the execution of this Agreement; (c) no promise or representation of any kind has been made except as is expressly stated in this Agreement; (d) each has not assigned, pledged, or in any other manner sold or transferred any right, title, interest, or claim that such Party may have against the other Party; (e) each has had the benefit of the advice of counsel of his own choosing and has relied solely on his own judgment and the advice of his counsel in executing this Agreement; (f) each understands that this Agreement is a full, complete and final release; and (g) each understands that the consideration is all the consideration that will be provided to the other in order to compromise, settle, satisfy, release and discharge all Claims which the Parties have against each other.

     6. Capitalized terms not specifically defined in this Agreement shall have the meanings ascribed to them in the Settlement Agreement.

     7. Each Party represents and warrants that up to and including the terms of full performance of this Agreement no right, title or interest in their Claims has been assigned, pledged or otherwise transferred to any Person, including by way of subrogation or operation of law otherwise.

     8. In any action or proceeding, whether at law or in equity, or otherwise, to enforce the terms of this Agreement, the prevailing Party shall be entitled to recover all reasonable charges, costs, expenses and attorneys' fees.

     9. This Agreement may be pleaded as a full and complete defense to, and the Parties hereby consent that it may be used as the basis for an injunction against any action, suit or other proceeding based on Claims released by this Agreement.

     10. This Agreement may be executed in counterparts and will be fully binding as of all such signatures were on a single document even though such signatures will be on separate pages from each other or from the text of this document.

     11.     The  laws  of  the  State  of  Texas  shall  govern this Agreement.

     12. To the extent any conflict or inconsistency exists between the provisions of this Agreement and the Settlement Agreement, the provisions of the Settlement Agreement shall be controlling.




                  [remainder of page left intentionally blank]

          EXECUTED in multiple originals on the date first set forth above.



                            PENN  OCTANE CORPORATION, a Delaware corporation

                            By:
                                ------------------------------------------------
                                  Jerry  Lockett,  Vice  President

                            CPSC  INTERNATIONAL,  INC.,  a  Texas  corporation

                            By:
                                ------------------------------------------------
                                  Eric  DuBose,  President

                            COWBOY PIPELINE SERVICE COMPANY, a Texas corporation

                            By:
                                ------------------------------------------------
                                  A.  C.  "Sonny"  DuBose,  President

                            TERMATSAL, S.A. de C.V., a corporation organized under the laws of Mexico

                            By:
                                ------------------------------------------------
                            Name:
                                  ----------------------------------------------
                            Title:
                                   ---------------------------------------------


                            PENN OCTANE DE MEXICO, S.A. de C.V., a corporation organized under the laws of Mexico

                            By:
                                ------------------------------------------------
                            Name:
                                  ----------------------------------------------
                            Title:
                                   ---------------------------------------------




[Signature  Page  to  Mutual  Release  between  Penn  Octane  Corporation;  CPSC
International,  Inc.  and  Cowboy  Pipeline  Service  Company]

                            TERGAS, S.A. de C.V., a corporation organized under the laws of Mexico

                            By:
                                ------------------------------------------------
                            Name:
                                  ----------------------------------------------
                            Title:
                                   ---------------------------------------------




STATE  OF  TEXAS       )
                       )
COUNTY  OF  HARRIS     )

     Before me the undersigned notary public on this day personally appeared Eric DuBose, President of CPSC International, Inc., a Texas corporation, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity therein stated and as the act and deed of said corporation .

     Given under my hand and seal of office this        day of March,  2001.
                                                 ------



                                          --------------------------------------
                                          Notary  Public
                                          State  of  Texas




[Signature and Acknowledgment Page to Mutual Release between Penn Octane Corporation; CPSC International, Inc., and Cowboy Pipeline Service Company]

STATE  OF  TEXAS       )
                       )
COUNTY  OF  HARRIS     )

     Before  me the undersigned notary public on this day personally appeared A.
C. "Sonny" DuBose, President of Cowboy Pipeline Service Company, a Texas corporation, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity therein stated and as the act and deed of said corporation .

     Given under my hand and seal of office this        day of March,  2001.
                                                 ------



                                          --------------------------------------
                                          Notary  Public
                                          State  of  Texas




STATE  OF  TEXAS       )
                       )
COUNTY  OF  HARRIS     )

     Before me the undersigned notary public on this day personally appeared Jerry Lockett, Vice President of Penn Octane Corporation, a Delaware corporation, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity therein stated and as the act and deed of said corporation .

     Given under my hand and seal of office this        day of March,  2001.
                                                 ------



                                          --------------------------------------
                                          Notary  Public
                                          State  of  Texas



[Acknowledgment Page to Mutual Release between Penn Octane Corporation; CPSC International, Inc., and Cow boy Pipeline Service Company]

STATE  OF  ______________     )
                              )
COUNTY  OF  _____________     )

     Before me the undersigned notary public on this day personally appeared, ________________________________ of Termatsal, S.A. de C.V., a corporation organized under the laws of Mexico, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity therein stated and as the act and deed of said corporation.

     Given under my hand and seal of office this        day of March,  2001.
                                                 ------



                                          --------------------------------------
                                          Notary  Public
                                          State
                                                --------------------




STATE  OF  ____________________    )
                                   )
COUNTY  OF  __________________     )

     Before me the undersigned notary public on this day personally appeared, ________________________________ of Penn Octane de Mexico, S.A. de C.V., a
corporation organized under the laws of Mexico, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity therein stated and as the act and deed of said corporation .

     Given under my hand and seal of office this        day of March,  2001.
                                                 ------



                                          --------------------------------------
                                          Notary  Public
                                          State
                                                --------------------



[Acknowledgment Page to Mutual Release between Penn Octane Corporation; CPSC International, Inc., and Cowboy Pipeline Service Company]

STATE  OF  ___________________    )
                                  )
COUNTY  OF  _________________     )

     Before me the undersigned notary public on this day personally appeared, ________________________________ of Tergas, S.A. de C.V., a corporation organized under the laws of Mexico, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity therein stated and as the act and deed of said corporation .


     Given under my hand and seal of office this        day of March,  2001.
                                                 ------



                                          --------------------------------------
                                          Notary  Public
                                          State
                                                --------------------

[Acknowledgment Page to Mutual Release between Penn Octane Corporation; CPSC International, Inc., and Cowboy Pipeline Service Company]

                                  EXHIBIT "S"
                        TERMINATION AND RELEASE OF ESCROW


                        TERMINATION AND RELEASE OF ESCROW
                        ---------------------------------


     This TERMINATION AND RELEASE OF ESCROW ("Agreement") is made and entered into this 28th day of March, 2001 by and CPSC International, Inc., a Texas corporation ("CPSC") and KEVIN FINCK, as escrow agent, an individual residing in Orinda, California ("Finck").

                                   WITNESSETH:

     WHEREAS, reference is hereby made to that certain Amendment No. 2 to Lease/Installment Purchase Agreement for Two (2) 15-Mile Pipelines dated November 24, 1998 and to Lease/Installment Agreement For Two (2) 10-Kilometer Pipelines (the "Amendment"); and

     WHEREAS, pursuant to Paragraph 1 of the Amendment, Section 3.3 of the Agreements (as such term is defined in the Amendment) was amended to provide for a pledge of 500,000 shares of common stock owned and held by Jerome B. Richter, President of POC (the "Shares") and to provided for the placement of the Shares into an escrow account to be held pursuant to the Agreements and an Escrow Agreement to be executed; and

     WHEREAS, pursuant to the terms of the Settlement Agreement dated of even date herewith between Penn Octane Corporation, a Delaware corporation, CPSC and Cowboy Pipeline Service Company, Inc., a Texas corporation (the "Settlement Agreement") CPSC has agreed to release its interest in the Shares; and

     WHEREAS, conditioned upon CPSC's release of its interest in the Shares, Finck has agreed to release his interest in the Shares, conditioned upon CPSC's release of its interest in the Shares;

     NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, CPSC and Finck agree as follows:

     1. CPSC hereby releases and reassigns unto Jerome B. Richter ("Richter") all of its rights, titles, and interest in and to the Shares.

     2. CPSC hereby directs and authorizes Finck to release and reassign unto Richter any right, title or interest in the Shares which he may have or claim and to redeliver to Richter any and all share certificates, Stock powers and other instruments, evidencing the Shares or any rights, titles or interests which CPSC or Finck may have in the Shares.

     3. Finck hereby releases and reassigns unto Richter all of his rights, titles, and interests in and to the Shares.

     4. Contemporaneous herewith, Finck shall redeliver or has redelivered to Richter all of the share certificates, stock powers and other instruments evidencing the Shares or any rights, titles or interests which CPSC or Finck may have in the Shares.

     5. CPSC and Finck hereby represent and warrant to Richter that neither it has transferred, assigned, pledged or otherwise encumbered any right, title or interest in and to the Shares.

     6. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     7. This Agreement shall inure to the benefit of and be enforceable by Richter and his heirs and assigns and shall be binding upon and enforceable against CPSC and Finck and their respective successors, heirs and assigns.




           [Remainder of this page has been intentionally left blank]

                                                   CPSC  INTERNATIONAL,  INC.
                                                   a  Texas  corporation


                                                   By:
                                                      --------------------------
                                                      Eric  DuBose,  President



                                                      --------------------------
                                                      KEVIN  FINCK



I hereby acknowledge that the Shares have been reassigned and delivered to me as of the date set forth above.


                         __________________________
                         JERRY  RICHTER




[Signature  Page  to  Termination  and  Release  of  Escrow]

                                   EXHIBIT "T"
                             ASSIGNMENT OF EASEMENTS
                             ASSIGNMENT OF EASEMENTS
                             -----------------------


THE  STATE  OF  TEXAS         )
                              )                  KNOW ALL MEN BY THESE PRESENTS:
COUNTY  OF  ____________      )

     WHEREAS, reference is hereby made to that certain Settlement Agreement date the date hereof (the "Settlement Agreement") between CPSC International, Inc. a Texas corporation ("CPSC"), Cowboy Pipeline Service Company, a Texas corporation ("Cowboy") and Penn Octane Corporation, a Delaware corporation ("POC"), providing, among other things, for the sale by CPSC and Cowboy to POC of certain assets of CPSC and Cowboy; and

     WHEREAS, pursuant to the Settlement Agreement, CPSC and Cowboy are required to execute and deliver this Assignment in connection with the consummation of the transaction contemplated by the Settlement Agreement;

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, including, the Monetary Consideration, the receipt and sufficiency of which are hereby acknowledged, CPSC and Cowboy have GRANTED, SOLD, CONVEYED, TRANSFERRED and ASSIGNED and by these presents do hereby GRANT, SELL, CONVEY TRANSFER AND ASSIGN unto POC, and its successors and assigns, all of each of their respective rights, titles, and interests, if any, in and to any and all rights, titles, interests, liberties, privileges and/or advantages in any real or personal property that allows, permits or purports to allow or permit the construction, operation, use, maintenance, monitoring repair, replacement or removal of the Pipelines, the Facilities, the Transfer Terminals and/or any of the other Acquired Assets, including the right of ingress and egress for the purposes of constructing, operating, using, maintaining, monitoring, repairing, replacing or removing the Pipelines, the Facilities, the Transfer Terminals and/or any of the other Acquired Assets, and includes, without limitation, easements, rights of way, licenses, and permits, together with any ancillary or related rights, agreements or other property of whatever kind or description necessary for the full use and enjoyment of any such right, title or interest whether acquired through contract, condemnation, the Plan or as a matter of law.

     The Easements shall specifically include, but shall not be limited to, the Easements granted to CPSC in the instruments described on Exhibit "A" attached hereto.

     To the extent any conflict or inconsistency exists between the provisions of this Assignment and the Settlement Agreement, the provisions of the Settlement Agreement shall be controlling. The terms and provisions of the Settlement Agreement (including, without limitation, the representations, warranties and covenants therein) shall not merge, be extinguished or otherwise be affected by the execution and delivery of this Assignment or any other document executed and delivered pursuant to this Assignment.

     TO HAVE AND TO HOLD the Easements unto POC and its successors and assigns forever, together with all and singular the rights and appurtenances belonging or pertaining thereto.

EXECUTED  this  ___  day  of  March,  2001.

                                       CPSC  INTERNATIONAL,  INC.,
                                       a  Texas  corporation

                                       By:______________________________________
                                             Eric  DuBose,  President

                                       COWBOY  PIPELINE  SERVICE  COMPANY,
                                       a  Texas  corporation

                                       By:______________________________________
                                             A.  C.  "Sonny"  DuBose,  President


STATE  OF  TEXAS         )
                         )
COUNTY  OF  HARRIS       )


     This instrument was acknowledged before me on the ______ day of March, 2001, by Eric DuBose, President of CPSC International, Inc., a Texas corporation, on behalf of said corporation.

                                         _______________________________________
                                         Notary  Public,  State  of  Texas


STATE  OF  TEXAS         )
                         )
COUNTY  OF  HARRIS       )

     This instrument was acknowledged before me on the ______ day of March, 2001, by A. C. "Sonny" DuBose, President of Cowboy Pipeline Service Company, a Texas corporation, on behalf of said corporation.

                                         _______________________________________
                                         Notary  Public,  State  of  Texas

                                   EXHIBIT "A"

1. International Boundary and Water Commission, United States and Mexico, United States Section, License No. LF/G-1589. (Issued to POC)

2. United States Department of State Permit Authorizing Penn Octane Corporation to Construct Two Pipelines Crossing The International Boundary Line Between The United States and Mexico for The Transport of Liquefied Petroleum Gas (LPG) and Refined Product (Motor Gasoline and Diesel Fuel) dated July 26, 1999. (Issued to POC)

3. License Agreement dated effective October 6, 1999, between Central Power and Light Company, as Licensor, and CPSC International, an affiliate of Cowboy Pipeline Service Company, as Licensee, recorded in Volume 5913 at Page 1 et seq., and under Clerk's File No. 46834 of the Official Records of Cameron County, Texas.

4. Pipeline Right of Way Easement dated August 12, 1999, between Milton E. Wentz, Jr., Trustee, as Grantor, and CPSC International, a Texas corporation, as Grantee, recorded in Volume 6286 at Page 211 et. seq. , and under Clerk's File No. 21234 of the Official Records of Cameron County, Texas.

5. Pipeline Right of Way Easement dated August 9, 1999, between Kincannon Farms Partnership, as Grantor, and CPSC International, a Texas corporation, as Grantee, recorded in Volume 6286 at Page 194 et. seq., and under Clerk's File No. 21232 of the Official Records of Cameron County, Texas.

6. Pipeline Right of Way Easement dated November 20, 1999, between Miguel A. Ortiz, Carmen R. de Ortiz, Miguel Ortiz and DeAnna G. Ortiz, as Grantor, and CPSC International, a Texas corporation, as Grantee, recorded in Volume 6286 at Page 200 et. seq., and under Clerk's File No. 21233 of the Official Records of Cameron County, Texas.

7. Easement Agreement dated April 20, 2000, between Soltex Development, Inc., as Grantor, and CPSC International, Inc., a Texas corporation, recorded in Volume 6286 at Page 184 et. seq., and under Clerk's File No. 21230 of the Official Records of Cameron County, Texas.

8. Pipeline Right of Way Easement dated August 9, 1999, between Dr. Joseph W. Henry, as Grantor, and CPSC International, a Texas corporation, as Grantee, recorded in Volume 6286 at Page 189 et. seq., and under Clerk's File no. 21231 of the Official Records of Cameron County, Texas.

9.   Pipeline  Crossing  Agreement,  Mile  Post: 198.59, Santa Rosa Subdivision,
     Location: Brownsville, Cameron County, Texas, dated July 19, 1999, between Union Pacific Railroad Company, as Licensor, and CPSC International, a Texas corporation, as Licensee.

10.  Pipeline  Crossing  Agreement,  Mile  Post:  6.45, Brownsville Subdivision,
     Location: Brownsville, Cameron County, Texas, dated July 19, 1999, between Union Pacific Railroad Company, as Licensor, and CPSC International, a Texas corporation, as Licensee.

11.  Pipeline  Crossing  Agreement,  Mile  Post  7.50,  Brownsville Subdivision,
     Location: Olmito, Cameron County, Texas, dated July 20, 1999, between Union Pacific Railroad Company, as Licensor, and CPSC International, a Texas corporation, as Licensee.

12. Agreement For Joint Use of Right Way dated September 17, 1999, between Cameron County Drainage District Number One and CPSC International.

13.  Approval  dated  June  23,  1999,  executed  by  Texas  Department  of
     Transportation,  Hwy.  No.  US  281, control # 220-4 to CPSC International.

14.  Permission  dated  June 17, 1999 issued by Cameron County Engineering to E.
     B.  DuBose.

15.  Approval  dated  June  23,  1999,  executed  by  Texas  Department  of
     Transportation,  Hwy.  No.  SH  48,  control # 220.7 to CPSC International.

16.  Approval  dated  June  23,  1999,  executed  by  Texas  Department  of
     Transportation,  Hwy.  No.  FM  511, control # 684-1 to CPSC International.

17.  Approval  dated  June  22,  1999,  executed  by  Texas  Department  of
     Transportation, Hwy. No. US 77 & 83 Exp. control # 39-9 to CPSC International.

18. Limited Easement Agreement for Two Underground Pipelines dated August 21, 2000, between Justo Barrientes, Jr., as Grantor, and Penn Octane Corporation, as Grantee, recorded in Volume 6763, Page 149, Official Records of Cameron County, Texas.

19. Easement Agreement dated November 10, 2000, between Dale Brooks, as Grantor, and Penn Octane Corporation, as Grantee, recorded in Volume 6703, Page 166-172, Official Records of Cameron County, Texas.

20.  Easement  Agreement dated December 13, 2000, between Lloyd S. Falin, Edward
     A. Fallin, Barbara Van Tassel and Marvin L. Fallin, as Grantors, and Penn Octane Corporation, as Grantee, recorded in Volume 6762, Page 74-81, Official Records of Cameron County, Texas.

21. Easement Agreement dated July 6, 2000, between Gonzales Family Limited Partnership, as Grantor, and Penn Octane Corporation, as Grantee, recorded in Volume 6522, Page 300, Official Records of Cameron County, Texas.

22. Easement Agreement dated September 13, 2000, between Lucio Gonzalez, Jr., as Grantor, and Penn Octane Corporation, as Grantee, recorded in Volume 6763, Page 161-166 of the Official Records of Cameron County, Texas.

23. Easement Agreement dated June 23, 2000, between Nieves Hernandez, as Grantor, and Penn Octane Corporation, as Grantee, recorded in Volume 6522, Page 307-313 of the Official Records of Cameron County, Texas.

24. Easement Agreement dated August 29, 2000, between Jose J. Marquez, as Grantor, and Penn Octane Corporation, as Grantee, recorded in Volume 6522, Page 267-272 of the Official Records of Cameron County, Texas.

25. Easement Agreement dated August 29, 2000, between Jose J. Marquez, as Grantor, and Penn Octane Corporation, as Grantee, recorded in Volume 6522, Page 273-279 of the Official Records of Cameron County, Texas.

26. Easement Agreement dated November 3, 2000, between Jesus L. and Maribel Nieto, as Grantors, and Penn Octane Corporation, as Grantee, recorded in Volume 6703, Page 159-165 of the Official Records of Cameron County, Texas.

27. Easement Agreement dated August 28, 2000, between Walter Edward Plitt IV,as Trustee for the Plitt-Everett Trust, as Grantor, and Penn Octane Corporation, as Grantee, recorded September 7, 2000 in Volume 6522, Page 261-Page 266 of the Official Records of Cameron County, Texas.

28. Limited Easement Agreement for Two Underground Pipelines dated July 28, 2000, between Miguel A. Rubiano, Julio Cesar Rubiano, Romeo B. Rubiano and Bolivar Rubiano, as Grantor, and Penn Octane Corporation, as Grantee, recorded in Volume 6763, Page 136 Official Records of Cameron County, Texas.

29. Easement Agreement dated June 16, 2000, between Roberto Vasquez, Jr. and Isabel Vasquez, as Grantor, and Penn Octane Corporation, as Grantee, recorded in Volume 6522, Page 286-292, Official Records of Cameron County, Texas.

30. Easement Agreement dated August 21, 2000, between Tom Sarytchoff, Independent Executor of the Estate of Alberta C. Zins, Deceased, as Grantor, and Penn Octane Corporation, as Grantee, recorded in Volume 6522, Page 280, Official Records of Cameron County, Texas.

31. Easement Agreement dated February 12, 2001, between Reynaldo G. Garza, as Grantor, and Penn Octane Corporation, as Grantee, recorded in Volume 6842, Page 8, Official Records of Cameron County, Texas.

                                  EXHIBIT "U"
                           CPSC CORPORATE RESOLUTIONS

                                  EXHIBIT "V"
                         BANK ONE ESCROW RELEASE LETTER

                               ____________, 2001



Bank  One  Texas,  N.  A.
Attn:  ______________,  Escrow  Department
910  Travis
Houston,  Texas  77002

     Re: Escrow Agreement (the "Agreement") dated December 14, 1999, among Penn Octane Corporation ("POC"), CPSC International ("CPSC") and Bank One, Texas, N.A. (the "Bank"); Bank Account No. 83-000-757-01

Dear  _______________________:

     Please let this letter serve as the Joint Written Direction of POC and CPSC pursuant to Section 3 of the Agreement to release to CPSC all of the funds on deposit as of the date hereof under the Agreement less any compensation, fees and reimbursement expenses that may be due Bank under the Agreement. Bank is hereby authorized and directed to withdraw said compensation, fees and reimbursement expenses from the funds on deposit and to pay same to itself.

     Notwithstanding such release, you should not close said account as it is our intention to continue to use same for future deposits.

     This letter may be executed in one or more counterparts, each of which, when so executed, shall be deemed to be an original and such counterparts, taken together, shall constitute one and the same letter.

     Thank you for your services. Please feel free to contact us if you have any questions.

                                       PENN  OCTANE  CORPORATION

                                       By:
                                          --------------------------------------
                                          Jerry  Lockett,  Vice  President

                                       CPSC  INTERNATIONAL,  INC.

                                       By:
                                          --------------------------------------
                                          Eric  B.  DuBose,  President

                                   EXHIBIT "W"
                            POC CORPORATE RESOLUTIONS

                              OFFICERS' CERTIFICATE
                              ---------------------


     We, the undersigned officers (the President or a Vice President and the Secretary or an Assistant Secretary), of PENN OCTANE CORPORATION, a Delaware corporation,(the "Corporation"), hereby certifies to CPSC INTERNATIONAL, INC., a
                  -----------
Texas corporation and COWBOY PIPELINE SERVICE COMPANY, INC., a Texas corporation, that the following are true and correct:

          1.  Resolutions.  Attached  hereto  as Annex "A" is a true and correct
              -----------                        --------
     copy of resolutions relating to the matters described therein, which have been duly and unanimously adopted at a meeting of, or by the unanimous written consent of, the Board of Directors of the Corporation in compliance with and not in contravention of the Articles of Incorporation and Bylaws of the Corporation; none of such resolutions have been amended, modified, or repealed in any respect; and all of such resolutions are in full force and effect on the date hereof.

          2.  Incumbency.  The following named individuals are the duly elected,
              ----------
     qualified, and acting officers of the Corporation, and hold the offices set forth opposite their respective names as of the date hereof, and the signatures set opposite the respective names and titles of said officers are their true and authentic signatures:

          Name                    Title               Specimen  Signature
--------------------------------------------------------------------------------


          Jerry  Lockett          Vice President          __________________

          ________________          Secretary             __________________

          3. Charter. Attached hereto as Annex "B" is a true and correct copy of
             -------                     --------
     the Articles of Incorporation of the Corporation, establishing the Corporation as a Texas corporation, together with any and all amendments thereto and there have been no additional amendments, filed or authorized, to such Articles of Incorporation.

          4.  Bylaws. Attached hereto as Annex "C" is a true and correct copy of
              ------                     --------
     the Bylaws of the Corporation in effect on the date hereof, and there have been no amendments or modifications thereto.

     IN WITNESS WHEREOF, we have duly executed this certificate effective as of March __, 2001.


                                           _____________________________________
                                           Jerry  Lockett,  Vice  President


                                           _____________________________________
                                           __________________________, Secretary




THE  STATE  OF  TEXAS    )
                         )
COUNTY  OF  HARRIS       )

     This instrument was acknowledged before me on the ____ day of March, 2001, by Jerry Lockett, Vice President of Penn Octane Corporation, a Delaware corporation, on behalf of said corporation.


                                           _____________________________________
                                           Notary  Public  in  and  for
                                           the  State  of  Texas

                                    ANNEX "A"
                                    ---------

                      RESOLUTIONS OF BOARD OF DIRECTORS OF

                            PENN OCTANE CORPORATION,
                             A Delaware Corporation

                               (the "Corporation")
                                     -----------

     The undersigned, being all of the directors of the Corporation, do hereby waive notice of the time, place, and purpose of a special meeting of the Corporation and consent to, approve, authorize, and adopt in all respects the following resolutions:

     RESOLVED, that the form and content of that certain Settlement Agreement and related documents (the "Settlement Agreement") to be entered into by the Corporation and CPSC International, Inc. ("CPSCI") and Cowboy Pipeline Service Company, Inc. ("Cowboy") in the form of drafts exhibited to each director, with such changes as are hereinafter authorized, and the transactions contemplated therein, are hereby approved; and further

     RESOLVED, that the President or any Vice President of the Corporation is hereby authorized, on behalf of the Corporation, to execute the Settlement Agreement and deliver such documents to CPSCI and Cowboy in substantially the form approved by these resolutions, with such amendments or changes thereto as the officer so acting may approve, such approval to be conclusively evidenced by his execution and delivery of the same; and further

     RESOLVED, that the President or any Vice President of the Corporation is hereby authorized, on behalf of the Corporation, to execute such other instruments and documents, and to take such other actions as the officer so acting deems necessary or desirable to effectuate the transactions contemplated by these resolutions; and further

     RESOLVED, that the Secretary or any Assistant Secretary of the Corporation is hereby authorized, on behalf of the Corporation, to certify and attest any documents which he may deem necessary or appropriate to consummate the transactions contemplated by these resolutions; provided that such attestation shall not be required for the validity of any such documents; and further

     RESOLVED, that any and all actions taken by any of the officers or representatives of the Corporation, for and on behalf and in the name of the Corporation, with CPSCI and Cowboy prior to the adoption of these resolutions, including, without limitation, the negotiation of the Settlement Agreement are hereby ratified, confirmed, are approved in all respects for all purposes.

     EXECUTED  effective  as  of ____________, 2001.


                                           _____________________________________
                                           _______________,  Director


                                           ____________________________________
                                           _______________,  Director

                                    ANNEX "B"
                                    ---------

                            ARTICLES OF INCORPORATION

                                    ANNEX "C"
                                    ---------

                                     BYLAWS

                                   EXHIBIT "X"
                          COWBOY CORPORATE RESOLUTIONS

                                  EXHIBIT "Y"
                             LIST OF CPSC LITIGATION



                                   EXHIBIT "Y"

In re CPSC International, Inc.; case number 00-20805, United States Bankruptcy Court, Southern District of Texas, Corpus Christi Division

Leivan J. Van Riet v. Cowboy Pipeline Services Company, Inc., CPSC International, Inc., and Penn Octane Corporation; adversary number 00-2043,
United States Bankruptcy Court, Southern District of Texas, Corpus Christi Division

CPSC International, Inc. v. Penn Octane Corporation; adversary number 00-2065, United States Bankruptcy Court, Southern District of Texas, Corpus Christi Division

CPSC International, Inc. v. Tanner Pipeline; adversary number 00-2066, United States Bankruptcy Court, Southern District of Texas, Corpus Christi Division

Penn Octane Corporation v. CPSC International, Inc.; adversary number 00-2073, United States Bankruptcy Court, Southern District of Texas, Corpus Christi Division

National Oilwell, L.P. v. Cowboy Pipeline Service Company, Penn Octane Corporation, and CPSC International, Inc.; adversary number 00-2078, United States Bankruptcy Court, Southern District of Texas, Corpus Christi Division

Mae Dean Wheeler, Trustee of the F.W. Bert Wheeler Trust and the Mae Dean Wheeler Trust v. CPSC International, Inc.,; adversary number 00-2091, United States Bankruptcy Court, Southern District of Texas, Corpus Christi Division

Texas  Parks  and Wildlife inquiry (being negotiated by Penn Octane Corporation)
 into the Pipelines affect, if any, on property managed by Texas Parks and Wildlife

Brownsville  Navigation  District  v.  Penn  Octane  Corporation;  cause  number
2001-CCL-25-A,  in  the  County  Court  of  Law  in  Cameron  County,  Texas

                                  EXHIBIT "Z"
                             LIST OF POC LITIGATION


In re: CPSC International, Inc.; Case No. 00-20805-C-11, In the United States Bankruptcy Court for the Southern District of Texas, Corpus Christi Division

CPSC, International, Inc. v. Penn Octane Corporation; Adversary No. 00-2065-C, In the United States Bankruptcy Court for the Southern District of Texas, Corpus Christi Division

CPSC International, Inc. v. Tanner Pipeline Services, Inc.; Adversary No. 00-2066-C, In the United States Bankruptcy Court for the Southern District of Texas, Corpus Christi Division

Penn Octane Corporation v. CPSC International, Inc.; Adversary No. 00-2073-C, In the United States Bankruptcy Court for the Southern District of Texas, Corpus Christi Division

Lieven Van Riet v. Cowboy Pipeline Service Company, Inc., Cowboy Pipeline Service Company International and Penn Octane Corporation; Cause No. 2000-02-843-E, In the 357th Judicial District Court of Cameron County, Texas Removed to United States Bankruptcy Court for the Southern District of Texas, Corpus Division; Adversary No. 00-2043-C

Penn Octane Corporation v. Cowboy Pipeline Service Company and A.C. Dubose; Case No. 2000-04-1826-A, In the 107th Judicial Distirct Court of Cameron County, Texas
Removed to United States Bankruptcy Court for the Southern District of Texas, Corpus Christi Division; Adversary No. 00-2088-C-11

Mae Dean Wheeler, Trustee of the F.W. Bert Wheeler Trust and the Mae Dean Wheeler Trust v. Penn Octane Corporation and Cowboy Pipeline Service Company; Case No. 2000-06-2321-B, In the 138th Judicial District Court of Cameron County, Texas
Removed to United States Bankruptcy Court for the Southern District of Texas, Corpus Christi Division; Adversary No. 00-2091-C

National Oilwell, LP. v. Cowboy Pipeline Service Company and Penn Octane Corporation; Cause No. 2000-26925, In the 295th Judicial District Court of Harris County, Texas;
Removed to United States Bankruptcy Court for the Southern District of Texas, Corpus Christi Division, Adversary No. 00-2178

Brownsville Navigation District of Cameron County, Texas v. Penn Octane Corporation; No. 2001-CCL-00025-A, In the County Court at Law No. 1 of Cameron County, Texas


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